Exhibit 10.1

Deal CUSIP: 98075FAE0
Revolving Loan CUSIP: 98075FAF7

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 19, 2019,

among

WOODWARD, INC.,
as the Company

THE FOREIGN SUBSIDIARY BORROWERS FROM TIME TO TIME PARTIES HERETO

THE INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

JPMORGAN CHASE BANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION
as Co-Syndication Agents

BANK OF AMERICA, N.A.,

MUFG BANK, LTD., and
BRANCH BANKING AND TRUST COMPANY

as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Book Runners

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3.6	Letter of Credit Participation	64
3.7	Reimbursement Obligation	64
3.8	Letter of Credit Fees	65
3.9	Issuing Bank Reporting Requirements	66
3.10	Indemnification; Exoneration	66
3.11	Cash Collateral	67
ARTICLE IV: CHANGE IN CIRCUMSTANCES		67
4.1	Yield Protection	67
4.2	Changes in Capital Adequacy Regulations	68
4.3	Availability of Types of Advances	69
4.4	Funding Indemnification	69
4.5	Lender Statements; Survival of Indemnity	70
4.6	Effect of Benchmark Transition Event	70
ARTICLE V: CONDITIONS PRECEDENT		71
5.1	Initial Advances and Letters of Credit	71
5.2	Each Advance and Letter of Credit	73
5.3	Designation of a Foreign Subsidiary Borrower	73
ARTICLE VI: REPRESENTATIONS AND WARRANTIES		74
6.1	Organization; Corporate Powers	74
6.2	Authority; Enforceability	74
6.3	No Conflict; Governmental Consents	75
6.4	Financial Statements	75
6.5	No Material Adverse Change	75
6.6	Taxes	76
6.7	Litigation; Loss Contingencies and Violations	76
6.8	Subsidiaries	76
6.9	ERISA	76
6.10	Accuracy of Information	76
6.11	Securities Activities	77
6.12	Material Agreements	77
6.13	Compliance with Laws	77
6.14	Assets and Properties	77
6.15	Statutory Indebtedness Restrictions	77
6.16	Labor Matters	78
6.17	Environmental Matters	78
6.18	Insurance	78
6.19	Solvency	78
6.20	Anti-Corruption Laws and Sanctions	79
ARTICLE VII: COVENANTS		79
7.1	Reporting	79
7.2	Affirmative Covenants	83
7.3	Negative Covenants	88
7.4	Financial Covenants	98

ARTICLE VIII: DEFAULTS		99
8.1	Defaults	99
ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES		103
9.1	Termination of Revolving Loan Commitments; Acceleration	103
9.2	Preservation of Rights	103
9.3	Amendments	103
ARTICLE X: GENERAL PROVISIONS		105
10.1	Survival of Representations	105
10.2	Governmental Regulation	105
10.3	Intentionally Omitted	105
10.4	Headings	105
10.5	Entire Agreement	105
10.6	Several Obligations; Benefits of this Agreement	105
10.7	Expenses; Indemnification	106
10.8	Numbers of Documents	107
10.9	Confidentiality	107
10.10	Severability of Provisions	108
10.11	Nonliability of Lenders	108
10.12	GOVERNING LAW	108
10.13	CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL	108
10.14	Subordination of Intercompany Indebtedness	110
10.15	USA PATRIOT Act	111
10.16	No Duties Imposed on Co-Syndication Agents, Co-Documentation Agents or Arrangers	111
10.17	Accounting	111
10.18	Acknowledgment Regarding Any Supported QFCs	112
10.19	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	113
10.20	Certain ERISA Matters	114
ARTICLE XI: THE ADMINISTRATIVE AGENT		115
11.1	Appointment; Nature of Relationship	115
11.2	Powers	115
11.3	General Immunity	116
11.4	No Responsibility for Loans, Creditworthiness, Recitals, Etc	116
11.5	Action on Instructions of Lenders	116
11.6	Employment of Administrative Agent and Counsel	116
11.7	Reliance on Documents; Counsel	117
11.8	The Administrative Agent’s Reimbursement and Indemnification	117
11.9	Rights as a Lender	117
11.10	Lender Credit Decision	117
11.11	Successor Administrative Agent	118
11.12	No Duties Imposed Upon Arrangers or Agents	118
11.13	Notice of Default	118

11.14	Delegation to Affiliates	118
11.15	Intercreditor Agreement and Subsidiary Guaranties	119
ARTICLE XII: SETOFF; RATABLE PAYMENTS		119
12.1	Setoff	119
12.2	Ratable Payments; Failure to Fund	119
12.3	Application of Payments	119
12.4	Relations Among Lenders	120
ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		121
13.1	Successors and Assigns; Designated Lenders	121
13.2	Participations	123
13.3	Assignments	124
13.4	Dissemination of Information	125
13.5	Tax Certifications	125
ARTICLE XIV: NOTICES		126
14.1	Giving Notice	126
14.2	Change of Address	126
ARTICLE XV: COUNTERPARTS		126
ARTICLE XVI: CROSS GUARANTEE		127
16.1	Guarantee	127
16.2	Limitation on Enforcement	129
ARTICLE XVII: AMENDMENT AND RESTATEMENT		132

EXHIBITS AND SCHEDULES

Exhibits

EXHIBIT A	--	Revolving Loan Commitments (Definitions)
EXHIBIT A-1	--	Eurocurrency Payment Offices (Definitions)
EXHIBIT B	--	Form of Borrowing/Election Notice (Section 2.2, Section 2.7 and Section 2.9)
EXHIBIT C	--	Form of Request for Letter of Credit (Section 3.4)
EXHIBIT D	_	Form of Assignment Agreement (Definitions and Section 13.3)
EXHIBIT E	--	Form of Borrower’s Counsel’s Opinion (Section 5.1)
EXHIBIT F	--	List of Closing Documents (Section 5.1)
EXHIBIT G	--	Form of Officer’s Certificate (Sections 5.2 and 7.1(A)(iii))
EXHIBIT H	--	Form of Compliance Certificate (Sections 5.2 and 7.1(A)(iii))
EXHIBIT I-1	--	Domestic Subsidiary Guaranty (Definitions)
EXHIBIT I-2	--	Form of Foreign Subsidiary Guaranty (Definitions)
EXHIBIT J	--	Form of Revolving Loan Note (If Requested) (Section 2.12(D))
EXHIBIT K	--	Intercreditor Agreement (Definitions)
EXHIBIT L	--	Form of Designation Agreement (Section 13.1(B))
EXHIBIT M-1	--	Form of Increasing Lender Supplement (Section 2.22)
EXHIBIT M-2	--	Form of Augmenting Lender Supplement (Section 2.22)
EXHIBIT N-1	--	Form of Borrowing Subsidiary Agreement (Section 2.23)
EXHIBIT N-2	--	Form of Borrowing Subsidiary Termination (Section 2.23)

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Schedules

Schedule 1.1.1	--	Permitted Existing Indebtedness (Definitions)
Schedule 1.1.2	--	Permitted Existing Investments (Definitions)
Schedule 1.1.3	--	Permitted Existing Liens (Definitions)
Schedule 1.1.4	--	Permitted Existing Contingent Obligations (Definitions)
Schedule 1.1.5	--	Agreed Jurisdictions (Definitions)
Schedule 3.2	--	Transitional Letters of Credit (Section 3.2)
Schedule 6.3	--	Conflicts; Governmental Consents (Section 6.3)
Schedule 6.8	--	Subsidiaries, Significant Domestic Incorporated Subsidiaries and Significant Foreign Subsidiaries; Options and Warrants (Section 6.8)
Schedule 6.9	--	ERISA (Section 6.9)
Schedule 6.17	--	Environmental Matters (Section 6.17)

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 19, 2019, is entered into by and among Woodward, Inc., a Delaware corporation, as a Borrower, each of Woodward Aken GmbH, a limited liability company under the laws of the Federal Republic of Germany and Woodward Kempen GmbH, a limited liability company under the laws of the Federal Republic of Germany, each as a Foreign Subsidiary Borrower, the other Foreign Subsidiary Borrowers from time to time parties hereto, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 13.3, and Wells Fargo Bank, National Association, as Administrative Agent for itself and the other Lenders.

In consideration of the mutual covenants herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

1.1    Certain Defined Terms.  The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

As used in this Agreement:

“2013 Note Agreement” means that certain Note Purchase Agreement, dated as of October 1, 2013, by and among the Company, as the issuer of the 2013 Senior Notes, and the 2013 Senior Noteholders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“2013 Senior Noteholder” means a Person holding a 2013 Senior Note.

“2013 Senior Notes” means, collectively, (i) the Series G Senior Notes due November 15, 2020 in an aggregate principal amount of $50,000,000, (ii) the Series H Senior Notes due November 15, 2023 in an aggregate principal amount of $25,000,000, (iii) the Series I Senior Notes due November 15, 2025 in an aggregate principal amount of $25,000,000, (iv) the Series J Senior Notes due November 15, 2020 in an aggregate principal amount of $50,000,000, (v) the Series K Senior Notes due November 15, 2023 in an aggregate principal amount of $50,000,000 and (vi) the Series L Senior Notes due November 15, 2025 in an aggregate principal amount of $50,000,000, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, issued by the Company pursuant to the 2013 Note Agreement.

“2016 Note Agreement” means that certain Note Purchase Agreement, dated as of September 23, 2016, by and among the Company, as the issuer of the 2016 Senior Notes, and the 2016 Senior Noteholders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“2016 Senior Noteholder” means a Person holding a 2016 Senior Note.

“2016 Senior Notes” means the Series M Senior Notes due September 23, 2026 in an aggregate principal amount of €40,000,000, as the same may be amended, restated, supplemented or otherwise modified from time to time, issued by the Company pursuant to the 2016 Note Agreement.

“2018 Note Agreement” means that certain Note Purchase Agreement, dated as of May 31, 2018, by and among the Company, as the issuer of the 2018 Senior Notes, and the 2018 Senior Noteholders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“2018 Senior Noteholder” means a Person holding a 2018 Senior Note.

“2018 Senior Notes” means, collectively, (i) the Series P Senior Notes due May 30, 2025 in an aggregate principal amount of $85,000,000, (ii) the Series Q Senior Notes due May 30, 2027 in an aggregate principal amount of $85,000,000, (iii) the Series R Senior Notes due May 30, 2029 in an aggregate principal amount of $75,000,000, (iv) the Series S Senior Notes due May 30, 2030 in an aggregate principal amount of $75,000,000 and (v) the Series T Senior Notes due May 30, 2033 in an aggregate principal amount of $80,000,000, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, issued by the Company pursuant to the 2018 Note Agreement.

“Accounting Changes” is defined in Section 10.17 hereof.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (other than transactions involving solely the Company and its Subsidiaries) (i) acquires all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

“Administrative Agent” means Wells Fargo, including its Affiliates and Subsidiaries, in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Administrative Agent appointed pursuant to and in accordance with Article XI hereof.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to any Borrower of the same Type and, in the case of Eurocurrency Rate Advances, in the same currency and for the same Interest Period.

“Affected Lender” is defined in Section 2.19 hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under

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the Securities Exchange Act of 1934) of greater than or equal to twenty percent (20%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

“Aggregate Revolving Loan Commitment” means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be increased or reduced from time to time pursuant to the terms hereof.  The initial Aggregate Revolving Loan Commitment as of the Closing Date is One Billion and 00/100 Dollars ($1,000,000,000.00).

“Agreed Currencies” means  (i) Dollars, and (ii) so long as such currency remains an Eligible Currency, British Pounds Sterling, Japanese Yen, Canadian Dollars, euro and Swiss Francs.

“Agreed Jurisdictions” means those jurisdictions set forth on Schedule 1.1.5 hereto, or otherwise approved by the Administrative Agent and 100% of the Lenders as jurisdictions in which Foreign Subsidiary Borrowers may be organized.

“Agreement” means this Amended and Restated Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%) per annum and (iii) the Eurocurrency Base Rate for a one-month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurocurrency Base Rate for any day shall be based on the rate which would then be applicable for any Eurocurrency Rate Loan made on such date (if any such Loan would be made at all), subject to the interest rate floors set forth therein.    Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Base Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or Eurocurrency Base Rate, respectively. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 4.3(a).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Eurocurrency Margin” means, as at any date of determination, the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

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“Applicable Floating Rate Margin” means, as of any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

“Applicable L/C Fee Percentage” means, as at any date of determination, a rate per annum used to calculate Letter of Credit fees equal to the Applicable Eurocurrency Margin then in effect.

“Applicable Unused Fee Percentage” means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, as of the Closing Date, Wells Fargo Securities, LLC,  JPMorgan Chase Bank, N.A. and U.S. Bank National Association, each in its capacity as a joint lead arranger and joint book runner for the loan transaction evidenced by this Agreement.

“Assignment Agreement” means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 13.3 hereof in substantially the form of Exhibit D.

“Asset Sale” means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) to any Person other than the Company or any of its Subsidiaries other than (i) the sale of inventory in the ordinary course of business, and (ii) the sale or other disposition of any obsolete, excess, damaged, redundant, unnecessary or worn-out equipment disposed of in the ordinary course of business.

“Augmenting Lender” is defined in Section 2.22 hereof.

“Authorized Officer” means any of the President, Chief Executive Officer, Chief Financial Officer or Treasurer of any Borrower, acting singly, or such other Person as is authorized or designated in writing to act on behalf of such Person.

“Authorized Signer” means any of the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director of Investor Relations and Treasury or Global Treasury Manager of any Borrower, acting singly, or such other Person as is authorized or designated in writing to act on behalf of such Person.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European

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Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Screen Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the

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Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR: (1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide a LIBOR Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a LIBOR Screen Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 4.6, and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 4.6.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

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“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means the Company, Woodward Aken, Woodward Kempen, any Foreign Subsidiary Borrower or any other Subsidiary Borrower made a party hereto in accordance with Section 2.23, in each case together with its successors and permitted assigns, including a debtor-in-possession on behalf of such Borrower.

“Borrowing Date” means a date on which an Advance or Swing Line Loan is made hereunder.

“Borrowing/Election Notice” is defined in Section 2.7 hereof.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit N-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit N-2.

“British Pounds Sterling” means the lawful currency of Great Britain.

“Business Day” means:

(a)    for the purpose of determining the Eurocurrency Base Rate, (i) if determined in accordance with clause (x) of the definition thereof, a day other than a Saturday or Sunday on which banks are open for the transaction of domestic and foreign exchange business in London, England, and (ii) if determined in accordance with clause (y) of the definition thereof, a day other than a Saturday or Sunday on which banks are open for the transaction of domestic and foreign exchange business in Toronto, Canada;

(b)    for the purpose of any payment to be made in Dollars, a day other than a Saturday or Sunday on which (i) banks are open in New York, New York for the conduct of substantially all of their commercial lending activities, including the transaction of domestic and foreign exchange business, (ii) interbank wire transfers can be made on the Fedwire system, and (iii) dealings in Dollars are carried on in the London interbank markets; and

(c)    for any other purpose, means a day (i) other than a Saturday or Sunday on which banks are open in London and New York, New York for the conduct of substantially all of their commercial lending activities, including the transaction of domestic and foreign exchange business, and interbank wire transfers can be made on the Fedwire system, and (ii) with respect to borrowings, payment or rate selection of Loans denominated in (A) euro, a day on which such clearing system as is determined by the Administrative Agent to be suitable for clearing or

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settlement of euro is open for business and (B) an Agreed Currency other than Dollars and euro, a day on which the applicable Eurocurrency Payment Office related to such currency is open for the transaction of domestic and foreign exchange business.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided,  however, that “Capital Stock” shall not include any debt securities convertible into equity securities prior to such conversion.

“Capitalized Lease” of a Person means any lease of property (real, personal or a combination thereof) by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases.

“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the governments of the United States and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated BBB (or better) by S&P or Fitch or Baa (or better) by Moody’s; and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-2 (or better) by S&P, P-2 (or better) by Moody’s, or F-2 (or better) by Fitch; provided that the maturities of such Cash Equivalents (other than as described in clause (iii) above) shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

“CDOR Screen Rate” means, with respect to any Interest Period, the average rate as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of such rate) for banker’s acceptances with a tenor equal in length to such Interest Period as displayed on CDOR page of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes

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such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion.

“Change” is defined in Section 4.2 hereof.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 4.2, by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, including pursuant to Basel III, shall in each case be deemed to be a ”Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, provided that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

(b)    the majority of the board of directors of the Company fails to consist of Continuing Directors; or

(c)    the Company conveys, transfers or leases all or substantially all of its property to any Person (other than in a transaction in which the conditions set forth in clauses (a) and (b) would not be violated as they relate to the successor to the Company following such transaction, so long as the successor assumes all obligations and liabilities of the Company hereunder).

“Closing Date” means June 19, 2019.

“Co-Syndication Agents” means each of JPMorgan Chase Bank N.A. and U.S. Bank National Association.

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“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Woodward, Inc., a Delaware corporation.

“Connection Income Tax” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes.

“Consolidated Assets” means the total assets of the Company and its Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles).

“Consolidated Net Worth” means, at a particular date, all amounts which would be included under shareholders’ equity (including capital stock, additional paid-in capital and retained earnings) on the consolidated balance sheet for the Company and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

“Consolidated Tangible Assets” means, at a particular date, Consolidated Assets, less the value (net of applicable reserves and accumulated amortization) of all goodwill, tradenames, trademarks, patents and other like intangible assets, all as determined in accordance with Agreement Accounting Principles.

“Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance, asbestos, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, providing for the guarantee of, or having the same economic effect as providing a guarantee of, any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.  The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person

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is required to perform thereunder, in all other cases; provided that Contingent Obligations shall not include endorsements for collection in the ordinary course of business.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the date of this Agreement, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Controlled Group” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swing Line Bank or any other Lender.

“Customary Permitted Liens” means:

(i)    Liens with respect to the payment of taxes, assessments or governmental charges in all cases (i) which are not yet due and payable or (ii) which are being, or will promptly be, contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as in effect from time to time, if and to the extent that such generally accepted accounting principles so require;

(ii)    statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet overdue by more than thirty (30) days or which are being, or will promptly be, contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained, which reserves and provisions shall be maintained in accordance with generally accepted accounting principles as may be in effect from time to time, if and to the extent that such generally accepted accounting principles so require as well as Liens (any retention of title arrangement (Eigentumsvorbehalt) or extended retention of title arrangement (verlängerter Eigentumsvorbehalt)) contractually agreed in the ordinary course of business, arising pursuant to the general terms and

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conditions of trade counterparties or arising under mandatory law and not as result of an default;

(iii)    Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), including Liens given in order to comply with the German Act on Partial Retirement (Altersteilzeitgesetz) or the German Social Security Code Part IV (Sozialgesetzbuch IV);

(iv)    Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(v)    Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries, which do not constitute a Default under Section 8.1(H) hereof;

(vi)    any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(vii)    Liens on deposits of cash and Cash Equivalents made to secure permitted Indebtedness in connection with Hedging Agreements permitted hereunder;

(viii)    Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods; provided such Lien attaches solely to such goods being so imported and in respect of which such duties are owing;

(ix)    any interest, Lien or title of a licensor, sublicensor, lessor or sublessor under any license or lease agreement in the property being leased or licensed as permitted hereunder;

(x)    Liens which arise under Article 4 of the UCC on items in collection and documents and proceeds related thereto, as arising in the ordinary course of business;

(xi)    Liens arising under contracts to sell goods in the ordinary course of business, including pursuant to Article 2 of the UCC;

(xii)    rights of setoff or banker’s liens upon deposits of cash in favor of banks or other depository institutions, but not securing any Indebtedness for money borrowed as

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well as Liens arising under the general terms and conditions of German banks or saving banks (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) over bank accounts and deposits; and

(xiii)    rights of third parties to receive assets to be transferred by the Company or any Subsidiary to such third parties pursuant to Asset Sales permitted under this Agreement.

“Default” means an event described in Article VIII hereof.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit (except for any obligations under such other agreements subject to a good faith dispute), (c) has failed, within three Business Days after written request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bail-In Action or Bankruptcy Event.

“Designated Lender” means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 13.1(B).

“Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 13.1(B).

“Designation Agreement” is defined in Section 13.1(B).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Loan Termination Date.

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“DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

“Domestic Incorporated Subsidiary” means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

“Domestic Subsidiary Borrower” any Domestic Incorporated Subsidiary that has been designated as a Domestic Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Domestic Subsidiary Borrower pursuant to such Section.

“Domestic Subsidiary Guarantors” means (i) all of the Company’s Significant Domestic Incorporated Subsidiaries as of the Closing Date and (ii) all new Significant Domestic Incorporated Subsidiaries which become Domestic Subsidiary Guarantors in accordance with Section 7.2(K).

“Domestic Subsidiary Guaranty” means that certain Amended and Restated Subsidiary Guaranty, dated as of June 19, 2019, attached hereto as Exhibit I-1, executed by the Domestic Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, the Swing Line Bank and the Issuing Banks (as the same may be amended, restated, supplemented or otherwise modified (including to add new Domestic Subsidiary Guarantors) from time to time), unconditionally guaranteeing all of the indebtedness, obligations and liabilities of the Company and the Foreign Subsidiary Borrowers arising under or in connection with the Loan Documents.

“Drawn Foreign Amount” means on any date the aggregate principal amount of Obligations outstanding under the Agreement that are owed or guaranteed by the Foreign Subsidiaries and the aggregate stated face amount of Letters of Credit issued under the Agreement for the account of Foreign Subsidiaries.

“Early Opt-in Election” means the occurrence of:

(a)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.6, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b)    (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent, which such notice the Administrative Agent shall promptly provide to the Company.

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“EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (vi) any unusual non-cash charges to the extent deducted in computing Net Income, plus (vii) non-cash stock based compensation paid during such period to the extent deducted in computing Net Income, plus (viii) up to $5,000,000 per fiscal year in transaction fees, costs and expenses incurred in connection with the consummation of any acquisition permitted hereunder (or any such acquisition proposed and not consummated)(this language regarding the $5,000,000 amount being required to align this Agreement with the language of the 2013 Note Agreement, the 2016 Note Agreement and the 2018 Note Agreement);  provided, that any such fees, costs or expenses are paid within six (6) months after the date incurred, plus (ix) transaction fees, costs and expenses incurred in connection with the consummation of any acquisition permitted hereunder (or any such acquisition proposed and not consummated);  provided, that any such fees, costs or expenses are paid within six (6) months after the date the related acquisition is consummated or abandoned, plus (x) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives or operating expense reductions and similar initiatives, integration, transition, and other restructuring costs, charges, accruals, reserves and expenses (including costs related to the closure or consolidation of facilities and curtailments, consulting and other professional fees, signing costs, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments and modifications to, or losses on settlement of, pension and post-retirement employee benefit plans); provided that the aggregate amount included in EBITDA pursuant to this clause (x) of this definition of EBITDA for the cash portion of any such costs, charges, accruals, reserves or expenses during any period shall not exceed 10% of EBITDA in the aggregate for any fiscal year (calculated prior to giving effect to any adjustment pursuant to this clause (x)) minus (xi) any unusual non-cash gains to the extent added in computing Net Income; (provided,  further, clauses (viii), (ix) and (x) of this definition of “EBITDA” shall be effective only to the extent that the Administrative Agent shall have received evidence satisfactory to it that each such clause is included in the definition of “EBITDA” set forth in the 2013 Note Agreement, the 2016 Note Agreement and the 2018 Note Agreement, it being acknowledged that such clauses (viii) and (x) only are so included in the 2013 Note Agreement, the 2016 Note Agreement and the 2018 Note Agreement as of the Closing Date).  EBITDA shall be calculated on a pro forma basis giving effect to Permitted Acquisitions and Asset Sales on a last twelve (12) months’ basis using, for any such Permitted Acquisition, historical financial statements containing reasonable adjustments satisfactory to the Administrative Agent, broken down by fiscal quarter in the Company’s reasonable judgment.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the United States Securities and Exchange Commission.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Eligible Currency” means any currency other than Dollars with respect to which the Administrative Agent or any Borrower has not given notice in accordance with Section 2.21 and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated.  If, after the designation by the Lenders at the request of any Borrower of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (i) such country’s currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (ii) as to which, in the determination of the Administrative Agent, an Equivalent Amount is not readily calculable (each of clause (i) and (ii), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loan into Loans in Dollars or another Agreed Currency, subject to the other terms contained in Articles II and IV.

“Eligible Designee” means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by the respective Designating Lender or an Affiliate of such Designating Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s.

“Environmental,  Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.,

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in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

“Environmental Lien” means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Property Transfer Act” means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called “Industrial Site Recovery Act” or “Responsible Property Transfer Act.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equivalent Amount” of any currency at any date shall mean the equivalent in Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent or an Affiliate of the Administrative Agent in the London interbank market (or other market where the Administrative Agent’s foreign exchange operations in respect of such currency are then being conducted) for such other currency as reported by Reuters or any other generally recognized financial information service at or about 11:00 a.m. (local time applicable to the transaction in question) on the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided,  however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or an Affiliate of the Administrative Agent may use any reasonable method it deems appropriate (after consultation with the Borrower) to determine such amount, and such determination shall be conclusive absent manifest error.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Event” means (a) a Reportable Event, (b) the failure with respect to any Single Employer Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan, (d) the incurrence by the Company or any other member of the Controlled Group of any liability under Title IV of ERISA with respect to the termination of any Single Employer Plan, (e) the receipt by the Company or any other member of the Controlled Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or Single Employer Plans or to appoint a trustee to administer any Single Employer Plan, (f) the incurrence by the Company or any other member of the Controlled Group of any liability with respect to the withdrawal or partial withdrawal from any

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Single Employer Plan or Multiemployer Plan or (g) the receipt by the Company or any other member of the Controlled Group of any notice, or the receipt by any Multiemployer Plan from the Company or any other member of the Controlled Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time

“euro” means the lawful currency of the member states of the European Union which adopted the Council Regulation E.C. No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

“Eurocurrency Base Rate” means, (x) with respect to a Eurocurrency Rate Loan in any LIBOR Quoted Currency for the relevant Interest Period, the LIBOR Screen Rate at the Specified Time on the Quotation Day for the applicable currency and Interest Period, as adjusted for Reserves, if applicable (such adjusted rate, “LIBOR”); provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and (y) with respect to any Eurocurrency Rate Loan denominated in Canadian Dollars for the relevant Interest Period, the CDOR Screen Rate for Canadian Dollars as of the Specified Time and on the Quotation Day for Canadian Dollars and such Interest Period; provided that if the CDOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided,  that, if a LIBOR Screen Rate or the CDOR Screen Rate, as applicable, shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Eurocurrency Base Rate for such currency and Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “Eurocurrency Base Rate” shall be subject to Sections 4.3 and 4.6.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies, any agency, branch or Affiliate of the Administrative Agent, specified as the “Eurocurrency Payment Office” for such Agreed Currency on Exhibit A-1 hereto or such other agency, branch, Affiliate or correspondence bank of the Administrative Agent, as it may from time to time specify to the Borrowers and each Lender as its Eurocurrency Payment Office.

“Eurocurrency Rate” means, with respect to a Eurocurrency Rate Loan or Advance for the relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period plus the Applicable Eurocurrency Margin then in effect.

“Eurocurrency Rate Advance” means an Advance which bears interest at the Eurocurrency Rate.

“Eurocurrency Rate Loan” means a Loan made on a fully syndicated basis pursuant to Section 2.1, which bears interest at the Eurocurrency Rate.

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“Excluded Hedging Obligation” means, with respect to any Subsidiary Guarantor or, with respect to any Borrower but only in its capacity as guarantor of any Hedging Obligations pursuant to Section 16.1 hereof (each a “Guarantor”), any Hedging Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the guarantee of such Guarantor becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any Subsidiary hereunder, (a) income or franchise taxes, in each case (i) imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of any Non-U.S. Lender, any United States withholding tax that (i) is resulting from any law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.14(E), or (ii) is attributable to such Non-U.S. Lender’s failure to comply with Section 2.14(E) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of July 10, 2013, by and among the Company, Woodward Aken, certain lenders party thereto and Wells Fargo, as administrative agent, as amended prior to the Closing Date.

“Extension” is defined in Section 9.3.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any date that is a Business Day, the average (rounded upwards, if necessary,

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to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means each of the following fee letters, as each may be amended, restated, supplemented or otherwise modified from time to time:  (i) the Fee Letter among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, dated as of June 4, 2019; (ii) the Fee Letter between the Borrower and JPMorgan Chase Bank, N.A., dated as of June 12, 2019; and (iii) the Fee Letter between the Borrower and U.S. Bank National Association, dated as of June 10, 2019.

“Fitch” means Fitch Investors Service, L.P., together with its successors and assigns.

“Fixed-Rate Loan” means any Eurocurrency Rate Loan bearing a fixed rate of interest for the applicable Interest Period.

“Floating Rate” means, for any day for any Loan or Advance, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the Applicable Floating Rate Margin then in effect.

“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan, or portion thereof, which bears interest at the Floating Rate.

“Foreign Guarantor” is defined in Section 7.3(D)(v).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Incorporated Subsidiary.

“Foreign Subsidiary Borrower” means Woodward Aken, Woodward Kempen, and any other Foreign Subsidiary that has been designated as a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

“Foreign Subsidiary Guarantor” means, with respect to any Foreign Subsidiary Borrower, each of such Foreign Subsidiary Borrower’s Significant Foreign Subsidiaries to the extent that, in the reasonable judgment of the Company and the Administrative Agent, such guaranty would not result in any unreasonably adverse tax obligations as a result thereof, and to the extent such guaranty is not prohibited by applicable laws or regulations, and “Foreign Subsidiary Guarantors” means all such guarantors, collectively.

“Foreign Subsidiary Guaranty” means each of (x) Section 16.1 hereof with respect to any Foreign Subsidiary Guarantor that is also a Foreign Subsidiary Borrower, and (y) any of those certain Foreign Subsidiary Guaranties, in the form attached hereto as Exhibit I-2, executed by the Foreign Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the

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Lenders, the Swing Line Bank and the Issuing Banks (as each of the same may be amended, restated, supplemented or otherwise modified) whereby Foreign Subsidiary Guarantors unconditionally guarantee all of the indebtedness, obligations and liabilities of their Foreign Subsidiary Borrower (parent corporation) arising under or in connection with the Loan Documents.

“Foreign Subsidiary Investment Limitation” means (i) at any time the Leverage Ratio is equal to or greater than 2.50 to 1.00 but less than 3.00 to 1.00, aggregate Investments by the Company and its Subsidiaries in Foreign Subsidiaries, measured by the cash value at the time of Investment, shall not exceed $400,000,000 plus the Drawn Foreign Amount, and (ii) at any time the Leverage Ratio is equal to or greater than 3.00 to 1.00, aggregate Investments by the Company and its Subsidiaries in Foreign Subsidiaries, measured by the cash value at the time of Investment, shall not exceed $200,000,000 plus the Drawn Foreign Amount; provided,  however, for any period during which at least 65% of the aggregate voting Equity Interests of a Foreign Subsidiary have been pledged (on a first priority basis and pursuant to agreements, documents and instruments reasonably acceptable to the Required Lenders and the other requisite creditors needed to approve amendments or modifications to the Intercreditor Agreement) to secure the Obligations and the obligations owing under and in connection with the financings subject to the Intercreditor Agreement, Investments in such Foreign Subsidiary shall not be included in any determination of compliance with the then applicable Foreign Subsidiary Investment Limitation; provided,  further that any amounts of cash or property distributed as a dividend or otherwise from any Foreign Subsidiary to the Company or any Significant Domestic Incorporated Subsidiary shall be deemed to reduce the aggregate Investments in Foreign Subsidiaries by such amount. In addition to the foregoing,  if, within sixty (60) days after any Investment is made in a Foreign Subsidiary and (i) a pledge as described in the first proviso of this definition is entered into with respect to the Equity Interests of the Foreign Subsidiary into which such Investment is made, (ii) the Foreign Subsidiary into which such Investment is made becomes a Foreign Guarantor, or (iii) the Company or any of its Subsidiaries issues additional Equity Interests, the proceeds of which are used to pay down outstanding Indebtedness in an amount sufficient to reduce the Leverage Ratio to a level that permits such Investment, then such Investment shall not be subject to this Foreign Subsidiary Investment Limitation.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“German Obligor” means a member of the Obligor Group organized as a German GmbH.

“Governmental Acts” is defined in Section 3.10(A) hereof.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Hedging Agreements” is defined in Section 7.3(M) hereof.

“Hedging Arrangements” is defined in the definition of “Hedging Obligations” below.

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“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions (“Hedging Arrangements”), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Impacted Interest Period” has the meaning assigned to such term in the definition of Eurocurrency Base Rate.

“Increasing Lender” is defined in Section 2.22 hereof.

“Incremental Term Loan” is defined in Section 2.22 hereof.

“Incremental Term Loan Amendment” is defined in Section 2.22 hereof.

“Indebtedness” of a person means, without duplication, such Person’s (i) obligations for borrowed money, including, without limitation, subordinated indebtedness, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person’s business payable on terms customary in the trade and other than earn-outs or other similar forms of contingent purchase prices), (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations with respect to the Indebtedness of other Persons, (vii) obligations with respect to letters of credit, (viii) Off-Balance Sheet Liabilities, (ix) Receivables Facility Attributed Indebtedness, (x) Disqualified Stock, and (xi) net Hedging Obligations. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

“Indemnified Matters” is defined in Section 10.7(B) hereof.

“Indemnitees” is defined in Section 10.7(B) hereof.

“Initial Obligor Group” means each member of the Obligor Group as of the Closing Date.

“InsO” means the German Insolvency Act (Insolvenzordnung).

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“Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of July 10, 2013 (the form of which is attached hereto as Exhibit K), by and among the Administrative Agent, the 2013 Senior Noteholders, the 2016 Senior Noteholders, the 2018 Senior Noteholders and any other credit provider to the Company which may become party thereto from time to time, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Interest Expense” means, without duplication, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment, facility and letter of credit fees, Off-Balance Sheet Liabilities and net payments or receipts (if any) pursuant to Hedging Arrangements relating to interest rate protection), all as determined in conformity with Agreement Accounting Principles.

“Interest Period” means, with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3), six (6), or, if requested by a Borrower and consented to by all Lenders, twelve (12) months, commencing on a Business Day selected by such Borrower on which a Eurocurrency Rate Advance is made to such Borrower pursuant to this Agreement.  Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months (or, if applicable, twelve (12) months) thereafter; provided,  however, that if there is no such numerically corresponding day in such next, second, third or sixth (or, if applicable,  twelfth) succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth (or, if applicable, twelfth) succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided,  however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the relevant Screen Rate is available, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where "overnight screen rate" means, in relation to any currency, the overnight rate for such currency determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by

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that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.

“Issuing Banks” means each of Wells Fargo and JPMorgan Chase Bank, N.A.  or, in each case, any of its Affiliates, or any other Lender in its separate capacity as an issuer of Letters of Credit pursuant to Section 3.1.  The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of such Lender and of the Administrative Agent, which consent of the Administrative Agent shall not be unreasonably withheld or delayed.

“Japanese Yen” means the lawful currency of Japan.

“Joint Venture” means any Person in which the Company and its Subsidiaries, collectively, own up to (but not more than) 50% of the Capital Stock thereof.

“Last Twelve-Month Period” means, with respect to any fiscal quarter, the four-fiscal quarter period ending on the last day of such fiscal quarter.

“L/C Documents” is defined in Section 3.4 hereof.

“L/C Draft” means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

“L/C Interest” shall have the meaning ascribed to such term in Section 3.6 hereof.

“L/C Obligations” means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit and (ii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time.  The L/C Obligations of any Lender at any time shall be its Pro Rata Share of the total L/C Obligations at such time.

“Lenders” means the lending institutions listed on the signature pages of this Agreement or parties to Assignment Agreements delivered pursuant to Section 13.3, including the Issuing Banks, the Swing Line Banks and each of their respective successors and assigns.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent. For the avoidance of doubt, a Lending Installation shall be deemed to be a Lender for purposes of this Agreement.

“Letter of Credit” means the standby letters of credit (i) to be issued by the Issuing Banks pursuant to Section 3.1 hereof or (ii) deemed issued by an Issuing Bank pursuant to Section 3.2 hereof.

“Leverage Ratio” is defined in Section 7.4(A) hereof.

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“Leverage Ratio Increase Period” means any period during which the maximum Leverage Ratio is increased pursuant to Section 7.4(A) upon satisfaction of the Leverage Ratio Increase Requirements.

“Leverage Ratio Increase Requirements” means, in connection with any request by the Company to increase the maximum Leverage Ratio permitted under Section 7.4(A) as described therein, the following:

(i) the Company delivers such request in writing to the Administrative Agent at least three (3) Business Days prior to the date on which such request is to be given effect;

(ii) such request is delivered in connection with a Permitted Acquisition that meets the following criteria: (1) such Permitted Acquisition is for net consideration of at least $50,000,000, and (2) the Leverage Ratio exceeds 3.00 to 1.00 after giving effect to such Permitted Acquisition (as demonstrated by the Company on a pro forma basis to the Administrative Agent’s satisfaction);

(iii) the maximum permitted leverage ratio under each of the 2013 Note Agreement, the 2016 Note Agreement and the 2018 Note Agreement is at least equal to the maximum Leverage Ratio as increased pursuant to the conditions set forth herein (and continues to be at least equal to such increased maximum Leverage Ratio for the duration of the increase); and

(iv) if the Leverage Ratio has previously been increased as permitted under Section 7.4(A), then immediately prior to such request to increase the maximum Leverage Ratio, the maximum Leverage Ratio in effect pursuant to Section 7.4(A) was not in excess of 3.50 to 1.00 for the two fiscal quarters most recently ended.

“LIBOR” has the meaning set forth in the definition of “Eurocurrency Base Rate”.

“LIBOR Quoted Currency” means Dollars, euro, British Pounds Sterling, Japanese Yen and Swiss Francs.

“LIBOR Screen Rate” means, with respect to any Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or a comparable or successor quoting service) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion.

“Lien” means any lien (statutory or other), mortgage, land charge, pledge, hypothecation, assignment, security transfer, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease, retention of title arrangement (Eigentumsvorbehalt), extended retention of title arrangement (verlängerter Eigentumsvorbehalt) or other title retention agreement).

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“Loan(s)” means, with respect to a Lender, such Lender’s portion of any Advance made pursuant to Section 2.1 hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.2 hereof, and collectively, all Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Fixed-Rate Loans.

“Loan Account” is defined in Section 2.12(A) hereof.

“Loan Documents” means this Agreement, any promissory notes executed pursuant to Section 2.12(D), the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranty, the Intercreditor Agreement, and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, in each case, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Margin Stock” shall have the meaning ascribed to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (a) the business, financial condition, operations, assets, or properties of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform its material obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the material Obligations.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors and assigns.

“Multiemployer Plan” means a “Multiemployer Plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group or with respect to which the Company would reasonably be expected to have liability (including liability on behalf of any member of the Controlled Group).

“Net Domestic Indebtedness” means, as of any date of determination, the excess, if any, of (i) Indebtedness of the Company, its Domestic Incorporated Subsidiaries and its Foreign Subsidiaries that are not Foreign Subsidiary Borrowers as of such date over (ii) the Unrestricted Domestic Cash Amount as of such date.

“Net Foreign Subsidiary Borrower Indebtedness” means, as of any date of determination, the excess, if any, of (i) Indebtedness of the Foreign Subsidiary Borrowers as of such date over (ii) the Unrestricted Foreign Subsidiary Borrower Cash Amount as of such date.

“Net Income” means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles; provided, that (i) no income (or loss) of any Joint Venture shall be included in Net Income other than cash dividends or other distributions actually paid to Company or any of its Subsidiaries by such Joint Venture during such period, and (ii) there shall be excluded from Net Income the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that

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Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Net Indebtedness” means, as of any date of determination, the sum of Net Foreign Subsidiary Borrower Indebtedness and Net Domestic Indebtedness.

“Obligations” means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Company or any of its Subsidiaries to the Administrative Agent, any Lender, the Swing Line Bank, the Arrangers, any Co-Syndication Agent, any Affiliate of the Administrative Agent or any Lender, the Issuing Bank, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranty, or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all Hedging Obligations owing under Hedging Agreements to any Lender or any Affiliate of any Lender, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document; provided,  however, that the definition of ‘Obligations’ shall not create any guarantee by the Company or any Subsidiary Guarantor of any Excluded Hedging Obligations of such party for purposes of determining any obligations of any such party.

“Obligor Group” means (a) the Borrowers and (b) the Subsidiary Guarantors.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of a person means (a) any Receivables Facility Attributed Indebtedness and repurchase obligations or liabilities of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries, (b) any liabilities of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create  liabilities on the consolidated balance sheet of such Person, (c) any liabilities of such Person or any of its Subsidiaries under any financing lease or so-called “synthetic” lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which, in the case of the foregoing clauses (a) through (d), does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Original Currency” is defined in Section 2.11(B) hereof.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, or any Issuing Bank, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments

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under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” is defined in Section 2.14(E)(ii) hereof.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Participants” is defined in Section 13.2(A) hereof.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 25, 2001)), as in effect from time to time.

“Payment Date” means the last day of each March, June, September and December and the Termination Date; provided, that if any such date falls on a day other than a Business Day, the Payment Date shall be the immediately succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” is defined in Section 7.3(G) hereof.

“Permitted Existing Contingent Obligations” means the Contingent Obligations of the Company and its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

“Permitted Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

“Permitted Existing Investments” means the Investments of the Company and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

“Permitted Existing Liens” means the Liens on assets of the Company and its Subsidiaries existing on the Closing Date and, other than any such Liens which individually or in the aggregate secure obligations not exceeding $10,000,000 in the aggregate, which are identified as such on Schedule 1.1.3 to this Agreement.

“Permitted Refinancing Indebtedness” means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that (i) does not exceed the aggregate maximum principal amount of and maximum unused commitments under (in each case, giving effect to any permitted increases expressly provided for therein), and accrued interest and any applicable premium and associated fees and expenses of, the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, covenants, subordination, event of default and remedies) materially less favorable to the Company than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

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“Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any of its Subsidiaries is an “employer” as defined in Section 3(5) of ERISA (but excluding Multiemployer Plans).

“Pricing Grid Leverage Ratio” means the Leverage Ratio; provided, that when determining the Unrestricted Domestic Cash Amount and Unrestricted Foreign Subsidiary Borrower Cash Amount components thereof, up to $100,000,000 in the aggregate may be deducted in the calculation of Net Domestic Indebtedness and Net Foreign Subsidiary Borrower Indebtedness (as opposed to the individual $20,000,000 limitations that are otherwise set forth in such definitions).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (x) such Lender’s Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Revolving Loan Commitment at such time; provided,  however, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (x) the sum of (A) such Lender’s Revolving Loans, plus (B) such Lender’s share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.  Notwithstanding the foregoing, in the case of Section 2.24, when a Defaulting Lender shall exist, each Defaulting Lender’s Revolving Loan Commitment, Revolving Loans and share of Swing Line Loans and Letters of Credit shall be disregarded as contemplated by Section 2.24 when determining “Pro Rata Share” hereunder.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchasers” is defined in Section 13.3(A).

“Quotation Day” means, with respect to any Eurocurrency Rate Loan for any Interest Period, (i) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (ii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the Eurocurrency Base Rate for such currency is to be determined, in which case the

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Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Rate Option” means the Eurocurrency Rate or the Floating Rate, as applicable.

“Receivable(s)” means and includes all of the Company’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or such Subsidiary to payment for goods sold or leased or for services rendered in the ordinary course of the Company’s or such Subsidiary’s business (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase; provided that, in no event shall any invoice sale without recourse be deemed Receivables Facility Attributed Indebtedness.

“Register” is defined in Section 13.3(D) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reimbursement Obligation” is defined in Section 3.7 hereof.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

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“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Lender” is defined in Section 2.19 hereof.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs.

“Request for Letter of Credit” is defined in Section 3.4(A) hereof.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Credit Obligations and unused Revolving Loan Commitments representing more than 50% of the sum of the total Revolving Credit Obligations and unused Revolving Loan Commitments at such time.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, rules, regulations and executive orders administered and enforced by OFAC, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

“Reserves” shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to “Eurocurrency liabilities” or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents, or any similar reserves required by any other Governmental Authority including, without limitation, requirements imposed by the Bank of England, the Financial Services Authority or the European Central Bank.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any Subsidiary now or hereafter outstanding, except a dividend payable solely in the Company’s or such Subsidiary’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock), (iii)

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any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness subordinated to the Obligations, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company, or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (v) any transaction that has an effect substantially similar to the effect of any of the transactions described in the foregoing clauses (i) through (iv).

“Revolving Credit Availability” means, at any particular time, the amount by which (x) the Aggregate Revolving Loan Commitment at such time exceeds (y) the Dollar Amount of the Revolving Credit Obligations outstanding at such time.

“Revolving Credit Obligations” means, at any particular time, the sum of (i) the outstanding principal Dollar Amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time, plus (iii) the Dollar Amount of outstanding L/C Obligations at such time.

“Revolving Loan” is defined in Section 2.1 hereof.

“Revolving Loan Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans in an aggregate amount not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading “Revolving Loan Commitment” or the signature page of the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

“Revolving Loan Termination Date” means June 19, 2024.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, together with its successors and assigns.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council,

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the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means the LIBOR Screen Rate and the CDOR Screen Rate collectively and individually as the context may require.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Significant Domestic Incorporated Subsidiary” means any Domestic Incorporated Subsidiary whose assets or sales represent more than 10% of the Company’s and its Subsidiaries’ Consolidated Assets or consolidated sales, with any determination of Consolidated Assets and consolidated sales based upon amounts shown in the Company’s most recently delivered annual consolidated financial statements.

“Significant Foreign Subsidiary” means the Foreign Subsidiary Borrowers and any other Foreign Subsidiary of the Company whose assets represent more than 10% of the Company’s and its Subsidiaries’ Consolidated Assets, with such determination of such Foreign Subsidiary’s assets and the Consolidated Assets being based upon amounts shown in the Company’s most recently delivered annual consolidated financial statements; provided that (i) with respect to any such Foreign Subsidiary which as of the Closing Date had, and thereafter continues to have, assets representing more than 3% of the Company’s and its Subsidiaries’ Consolidated Assets, such Foreign Subsidiary shall be deemed a Significant Foreign Subsidiary and (ii) solely for purposes of determining those Foreign Subsidiaries of Foreign Subsidiary Borrowers that shall be required to become Foreign Subsidiary Guarantors in accordance with Section 5.3(E), “Significant Foreign Subsidiary” shall be deemed to mean those Foreign Subsidiaries of the Company whose assets represent more than 3% of the Company’s and its Subsidiaries’ Consolidated Assets (as determined as set forth above).

“Significant Subsidiary” means either a Significant Domestic Incorporated Subsidiary or a Significant Foreign Subsidiary.

“Single Employer Plan” means an employee benefit pension plan defined in Section 3(2) of ERISA (other than a Multiemployer Plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA) in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA or with respect to which the Company would reasonably be expected to have liability (including on account of a member of the Controlled Group).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Specified Time” means (i) in relation to a Loan in Canadian Dollars, as of 11:00 a.m., Toronto, Ontario time and (ii) in relation to a Loan in a LIBOR Quoted Currency, as of 11:00 a.m., London time.

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“Stock Repurchase Plan” means a formalized share repurchase plan or program approved by the board of directors of the Company and providing for the repurchase of the Capital Stock of the Company from its shareholders (either directly or through open market purchases).

“Subsidiary” of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Borrower” means a Domestic Subsidiary Borrower or a Foreign Subsidiary Borrower.

“Subsidiary Guarantors” means the Domestic Subsidiary Guarantors and the Foreign Subsidiary Guarantors, together with their respective successors and assigns.

“Swing Line Bank” means Wells Fargo or any other Lender as a successor Swing Line Bank pursuant to the terms hereof.

“Swing Line Commitment” means the obligation of the Swing Line Bank to make Swing Line Loans to any Borrower up to a maximum principal amount of $75,000,000 at any one time outstanding.

“Swing Line Currency” means (i) Dollars, and (ii) so long as such currency remains an Eligible Currency, British Pounds Sterling and euro.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time.  The Swing Line Exposure of any Lender shall be its Pro Rata Share of the total Swing Line Exposure at such time.

“Swing Line Loan” means a Loan made available to a Borrower by the Swing Line Bank pursuant to Section 2.2 hereof.

“Swing Line Repayment Date” is defined in Section 2.2(D).

“Swiss Francs” means the lawful currency of Switzerland.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

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“Taxes” is defined in Section 2.14(E)(i) hereof.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.5 hereof or the Revolving Loan Commitments pursuant to Section 9.1 hereof.

“Termination Event” means (i) a Reportable Event with respect to any Single Employer Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Single Employer Plan during a plan year in which the Company or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA with respect to such Single Employer Plan; (iii) the imposition of an obligation under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Single Employer Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate or appoint a trustee to administer a Single Employer Plan; (v) any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan; or (vi) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan.

“Transferee” is defined in Section 13.4.

“Transitional Letter of Credit” is defined in Section 3.2.

“Type” means, with respect to any Loan, its nature as a Floating Rate Loan or a Fixed-Rate Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Domestic Cash Amount” means, as of any date of determination, that portion of the Company’s and its consolidated Subsidiaries’ (other than Foreign Subsidiary Borrowers’) aggregate cash and Cash Equivalents in excess of $10,000,000 that is in the United States of America and that is not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person; provided,  however, that notwithstanding the actual amount of the Unrestricted Domestic Cash Amount, no more than $20,000,000 of the Unrestricted Domestic Cash Amount may be deducted in the calculation of Net Domestic Indebtedness.

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“Unrestricted Foreign Subsidiary Borrower Cash Amount” means, as of any date of determination, that portion of the Foreign Subsidiary Borrowers’ aggregate cash and Cash Equivalents in excess of $10,000,000 that is not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person; provided,  however, that notwithstanding the actual amount of the Unrestricted Foreign Subsidiary Borrower Cash Amount, no more than $20,000,000 of the Unrestricted Foreign Subsidiary Borrower Cash Amount may be deducted in the calculation of Net Foreign Subsidiary Borrower Indebtedness.

“Weighted Average Life to Maturity” means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, in its individual capacity, and its successors.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Woodward Aken” means Woodward Aken GmbH, a limited liability company under the laws of the Federal Republic of Germany, registered with the commercial register kept at the local court of Stendal under registration number HRB 10125.

“Woodward Kempen” means Woodward Kempen GmbH, a limited liability company under the laws of the Federal Republic of Germany, registered with the commercial register kept at the local court of Krefeld under registration number HRB 13089.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles as in effect from time to time.

1.2    References.  Any references to Subsidiaries of the Company set forth herein with respect to representations and warranties which deal with historical matters shall be deemed to include the Company and its Subsidiaries and shall not in any way be construed as consent by the

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Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

1.3    Construction.  This Agreement is made in English language. For the avoidance of doubt, the English language version shall prevail over any translation of this Agreement. However, where a German translation or word or phrase appears in the text of this Agreement, the German meaning and the underlying German concept shall prevail. Any references made to "own Obligations" made in this Agreement shall, with respect to a German Obligor, refer to the direct obligations of such German Obligor with respect to amounts borrowed (including on-lent) to such German Obligor and shall not include guarantees, indemnities or other obligations in relation to amounts owed by any other Borrower or Guarantor under this Agreement.

1.4    Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.5    Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Base Rate”.

ARTICLE II:  REVOLVING LOAN FACILITIES

2.1    Revolving Loans.

(A)    Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time, in Dollars or Eurocurrency Rate Loans in any Agreed Currency, in a Dollar Amount not to exceed such Lender’s Pro Rata Share of Revolving Credit Availability at such time (each individually, a “Revolving Loan” and, collectively, the “Revolving Loans”); provided,  however, that, after giving effect to any such Revolving Loan, the Dollar Amount of the Revolving Credit Obligations shall not exceed the Aggregate Revolving Loan Commitment.  Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date.  At the relevant Borrower’s option (so long as such option is exercised in accordance with Sections 2.7 and 2.9 and the other terms and conditions of this Agreement), Revolving Loans shall be either Floating Rate Loans or Eurocurrency Rate Loans.  On the Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Revolving Loans.  Each Advance under this Section 2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender’s respective Pro Rata Share.

(B)    Borrowing/Election Notice.  In accordance with Section 2.13, the applicable Borrower (or the Company on behalf of the applicable Borrower) may telephonically request

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Advances hereunder, provided,  however, that (i) notices relating to Loans in an Agreed Currency other than Dollars may not be delivered telephonically and (ii) immediately following any telephonic request the applicable Borrower (or the Company on behalf of the applicable Borrower) shall deliver to the Administrative Agent a written confirmation of such telephonic request.  If a telephonic request is not made with respect to any Advance in accordance with Section 2.13, then the applicable Borrower (or the Company on behalf of the applicable Borrower) shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7, in order to request such Advance.  In either case, the Administrative Agent shall promptly notify each Lender of such request.

(C)    Making of Revolving Loans.  Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of Revolving Loans, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the requested Revolving Loan.  Each Lender shall make available its Revolving Loan in accordance with the terms of Section 2.6.  The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s office in Charlotte, North Carolina or the Administrative Agent’s Eurocurrency Payment Office corresponding with the applicable Borrower on the applicable Borrowing Date and shall disburse such proceeds in accordance with such Borrower’s disbursement instructions set forth in such Borrowing/Election Notice.  The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

2.2    Swing Line Loans.

(A)    Amount of Swing Line Loans.  Upon the satisfaction of the conditions precedent set forth in Section 5.1 and 5.2, from and including the Closing Date and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Company from time to time, in Swing Line Currencies, in a Dollar Amount not to exceed the Swing Line Commitment (each, individually, a “Swing Line Loan” and collectively, the “Swing Line Loans”); provided,  however, at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment; and provided,  further, that at no time shall the sum of (a) the Dollar Amount of the Swing Line Bank’s Pro Rata Share of the Swing Line Loans, plus (b) the outstanding Dollar Amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.1, exceed the Swing Line Bank’s Revolving Loan Commitment at such time.  Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

(B)    Borrowing/Election Notice.  The Company shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than (x) in the case of a Borrowing/Election Notice in respect of a Dollar denominated Swing Line Loan, 1:00 p.m. (Chicago time) on the Borrowing Date of each such Swing Line Loan and (y) in the case of a Borrowing/Election Notice in respect of a Swing Line Loan denominated in any other Swing Line Currency, if any, 1:00 p.m. (Chicago time) one (1) Business Day prior to the Borrowing Date of each such Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date, only in the case of a Borrowing/Election Notice in respect of a Dollar denominated Swing Line Loan, as the date the Borrowing/Election Notice is

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given), (ii) the requested Swing Line Currency, and (iii) the aggregate amount of the requested Swing Line Loan which shall be not less than $100,000 (or the approximate Equivalent Amount of any Swing Line Currency other than Dollars).

(C)    Making of Swing Line Loans.  Promptly after receipt of the Borrowing/Election Notice under Section 2.2(B) in respect of Swing Line Loans, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the requested Swing Line Loan.  Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV.  The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the Company on the Borrowing Date at the Administrative Agent’s aforesaid address.

(D)    Repayment of Swing Line Loans.  Each Swing Line Loan shall be paid in full by the applicable Borrower on or before the later to occur of (x) the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan and (y) such other Business Day as may be agreed to in writing by the Company and the Swing Line Bank (the “Swing Line Repayment Date”).  The Company may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $100,000 (or the approximate Equivalent Amount of any Swing Line Currency other than Dollars) and increments of $100,000 (or the approximate Equivalent Amount of any Swing Line Currency other than Dollars) in excess thereof, any portion of the outstanding Swing Line Loans, upon same-day notice to the Administrative Agent and the Swing Line Bank.  In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the Swing Line Repayment Date require each Lender (including the Swing Line Bank) to make a Revolving Loan in Dollars in the Dollar Amount of such Lender’s Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan.  No later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.2(D), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV.  Revolving Loans made pursuant to this Section 2.2(D) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II.  Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1 and 5.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.2(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company and/or its Subsidiaries, or (d) any other circumstances, happening or event whatsoever.  In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  In addition

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to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.  On the Termination Date, the Company shall repay in full the outstanding principal balance of the Swing Line Loans.

2.3    Rate Options for all Advances; Maximum Interest Periods.  Any Dollar denominated Swing Line Loans shall be Floating Rate Advances or shall bear interest at such other rate as may be agreed to between the Company and the Swing Line Bank at the time of the making of any such Swing Line Loan. Any Swing Line Loans denominated in any other Swing Line Currency, if any, shall bear interest at such other rate as may be agreed to between the Company and the Swing Line Bank at the time of the making of any such Swing Line Loan.  The Revolving Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the applicable Borrower in accordance with Section 2.9;  provided,  however, that Revolving Loans denominated in any Agreed Currency other than Dollars may only be Eurocurrency Rate Advances.  The applicable Borrower may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans; provided, that there shall be no more than eight (8) Interest Periods in effect with respect to all of the Loans at any time.

2.4    Optional Payments; Mandatory Prepayments.

(A)    Optional Payments.  Each Borrower may from time to time and at any time upon at least one (1) Business Day’s prior written notice repay or prepay, without penalty or premium all or any part of its outstanding Floating Rate Advances in an aggregate minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof; provided that Swing Line Loans may be paid on same-day notice.  Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4 in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or, if less, in the full amount of any Loan), provided, that a Borrower may not so prepay Eurocurrency Rate Advances unless it shall have provided at least three (3) Business Days’ prior written notice to the Administrative Agent of such prepayment if the Agreed Currency is Dollars and four (4) Business Days’ prior written notice to the Administrative Agent if the Agreed Currency is a Currency other than Dollars.

(B)    Mandatory Prepayments of Revolving Loans.

(i)    If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment, the Borrowers shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

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(ii)    If at any time the Dollar Amount of the Revolving Credit Obligations exceeds one hundred five percent (105%) of the Aggregate Revolving Loan Commitment, whether as a result of fluctuations in currency exchange rates, or otherwise, the Borrowers for the ratable benefit of the Lenders shall immediately prepay Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations is less than or equal to the Aggregate Revolving Loan Commitments.

2.5    Reduction of Commitments.  The Borrowers may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $5,000,000 with respect thereto and integral multiples of $1,000,000 in excess of that amount with respect thereto (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least three (3) Business Days’ prior written notice to the Administrative Agent (or at least four (4) Business Days if a concurrent prepayment in an Agreed Currency other than Dollars is requested), which notice shall specify the amount of any such reduction; provided,  however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Revolving Credit Obligations.  All accrued unused fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

2.6    Method of Borrowing.  Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan in immediately available funds in the Agreed Currency to the Administrative Agent at its address specified pursuant to Article XIV, unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the applicable Borrower at the Administrative Agent’s Eurocurrency Payment Office, in which case each Lender shall make available its Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 1:00 p.m. (local time in the city of the Administrative Agent’s Eurocurrency Payment Office) (except for Loans denominated in Canadian Dollars, in which case such funds shall be made immediately available no later than 3:00 p.m. London time) in the Agreed Currency designated by the Administrative Agent.  The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s aforesaid address or, with respect to any Loan to a Foreign Subsidiary Borrower, into a designated account in such Foreign Subsidiary Borrower’s jurisdiction of organization, as applicable.

2.7    Method of Selecting Types, Currency and Interest Periods for Advances.  The applicable Borrower (or the Company on the applicable Borrower’s behalf) shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable to each Advance from time to time.  The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a “Borrowing/Election Notice”) not later than 12:00 noon (Chicago time) (a) on the Borrowing Date of each Floating Rate Advance, and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in Dollars, and (c) four (4) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in any Agreed Currency other than Dollars or each Eurocurrency Rate Advance to be made to a Foreign Subsidiary Borrower, specifying:  (i) the Borrowing Date (which shall be a Business Day) of such Advance;

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(ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto.  Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance.

2.8    Minimum Amount of Each Advance.  Each Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum amount of $5,000,000 (or the approximate Equivalent Amount of any Agreed Currency other than Dollars) and in multiples of $1,000,000 (or the approximate Equivalent Amount of any Agreed Currency other than Dollars) if in excess thereof; provided,  however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commithment.

2.9    Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Advances.

(A)    Right to Convert.  Each Borrower may elect from time to time, subject to the provisions of Section 2.3 and this Section 2.9, to convert all or any part of a Loan of any Type into any other Type or Types of Loan; provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

(B)    Automatic Conversion and Continuation.  Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans.  Eurocurrency Rate Loans in Dollars shall continue as Eurocurrency Rate Loans in Dollars until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless the applicable Borrower shall have given the Administrative Agent notice in accordance with Section 2.9(D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan.  Unless a Borrowing/Election Notice shall have timely been given in accordance with the terms of this Section 2.9, Eurocurrency Rate Advances in an Agreed Currency other than Dollars shall automatically continue as Eurocurrency Rate Advances in the same Agreed Currency with an Interest Period of one (1) month.

(C)    No Conversion Post-Default; Limited Conversion Post-Unmatured Default.  Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), (x) no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default has occurred and is continuing and (y) no Loan may be converted into or continued as a Eurocurrency Rate Loan with an Interest Period greater than one month (except with the consent of the Required Lenders) when any Unmatured Default has occurred and is continuing.

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(D)    Borrowing/Election Notice.  Subject to clause (B) above, each Borrower shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 12:00 noon (Chicago time) (x) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in Dollars, and (y) four (4) Business Days prior to the date of the requested conversion or continuation with respect to any Loan in an Agreed Currency other than Dollars to be converted or continued as a Eurocurrency Rate Loan or any Eurocurrency Rate Loan to be continued and made to a Foreign Subsidiary Borrower, specifying:  (i) the requested date (which shall be a Business Day) of such conversion or continuation; (ii) the amount and Type of the Loan to be converted or continued; and (iii) the amount of Eurocurrency Rate Loan(s) into which such Loan is to be converted or continued, the Agreed Currency, and the duration of the Interest Period applicable thereto.

2.10    Default Rate.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount, 2% plus the rate applicable to Floating Rate Loans as provided in paragraph (a) of this Section and (iii) in the case of the fee described in Section 3.8(A), 2% plus the then Applicable L/C Fee Percentage.

2.11    Method of Payment.  (A)  All payments of principal, interest, fees, commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Administrative Agent (i) at the Administrative Agent’s address specified pursuant to Article XIV with respect to Advances or other Obligations denominated in Dollars and (ii) at the Administrative Agent’s applicable Eurocurrency Payment Office with respect to any Advance or other Obligations denominated in an Agreed Currency other than Dollars or payments made by a Foreign Subsidiary Borrower, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the applicable Borrower, by 1:00 p.m. (Chicago time) or, with respect to payments covered by clause (ii), 1:00 p.m. local time in the city of the applicable Eurocurrency Payment Office on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof).  Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount borrowed and interest payable thereon shall also be paid in such currency.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  Any payment owing by a Borrower to a Lender shall be deemed to have been paid to such Lender by such Borrower upon the Administrative Agent’s receipt of such payment from such Borrower.  Each Borrower authorizes the Administrative Agent to charge the account of such Borrower maintained with Wells Fargo for each payment of principal, interest, fees, commissions and L/C Obligations as it becomes due hereunder; provided, that the Administrative Agent promptly notifies the Borrower thereof.  Each reference to the

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Administrative Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to each Issuing Bank, in the case of payments required to be made by a Borrower to any Issuing Bank pursuant to Article III.

(B)    Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency with the result that different types of such Agreed Currency (the “New Currency”) are introduced and the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall be made to the Administrative Agent in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency.  In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

2.12    Evidence of Debt.

(A)    Loan Account.  Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(B)    Register.  The Register maintained by the Administrative Agent pursuant to Section 13.3(D) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(C)    Entries in Loan Account and Register.  The entries made in the Loan Account, the Register and the other accounts maintained pursuant to subsections (A) or (B) of this Section shall be conclusive and binding for all purposes, absent manifest error, gross negligence or willful misconduct, unless the applicable Borrower objects to information contained in the Loan Accounts, the Register or the other accounts within forty-five (45) days of such Borrower’s receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

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(D)    Notes Upon Request.  Any Lender may request that the Loans made by it each be evidenced by a promissory note in substantially the form of Exhibit J to evidence such Lender’s Revolving Loans.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender such a promissory note for such Loans payable to such Lender.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.3) be represented by one or more promissory notes in such form payable to the payee named therein.

2.13    Telephonic Notices.  Each Borrower authorizes the Lenders and the Administrative Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of such Borrower pursuant to a telephonic notice provided to the Administrative Agent under Section 2.1(B).  Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Signer (or such other Person designated in writing to the Administrative Agent by an Authorized Signer so long as such other Person is also permitted to make such delivery under such Borrower’s organizational documents), of each telephonic notice.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error, gross negligence or willful misconduct.  In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to each Borrower upon such Borrower’s request therefor.

2.14    Promise to Pay; Interest and Unused Fees; Interest Payment Dates; Interest and Fee Basis; Taxes.

(A)    Promise to Pay.  Each Borrower unconditionally promises to pay when due the principal amount of each Loan incurred by it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

(B)    Interest Payment Dates.  Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise).  Interest accrued on each Fixed-Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Fixed-Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Fixed-Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such Payment Date following the incurrence of such Obligations, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligations become due and payable (whether by acceleration or otherwise).

(C)    Fees.

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(i)    The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the date of this Agreement until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, an unused fee accruing at the rate of the then Applicable Unused Fee Percentage, on the average daily excess of the Aggregate Revolving Loan Commitment over the Dollar Amount of the outstanding Revolving Credit Obligations (excluding any drawn Swing Line Loans).  All such unused fees payable under this clause (C)(i) shall be payable quarterly in arrears on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2019, and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

(ii)    The Company agrees to pay the fees set forth in the Fee Letters at the times and in the amounts set forth therein.

(D)    Interest and Fee Basis; Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage and Applicable Unused Fee Percentage.

(i)    Interest on all Eurocurrency Rate Loans and on all fees shall be calculated for actual days elapsed on the basis of a 360-day year (except for Eurocurrency Rate Loans denominated in British Pounds Sterling or Canadian Dollars, which shall be calculated on the basis of a 365-, or when appropriate 366-, day year).  Interest on all Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year.  Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (local time) at the place of payment.  If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

(ii)    The Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage and Applicable Unused Fee Percentage shall be determined on the basis of the then applicable Pricing Grid Leverage Ratio as described in this Section 2.14(D)(ii), from time to time by reference to the following table:

Applicable Margin	Level I Status (Pricing Grid Leverage Ratio is less than or equal to 1.25 to 1.0)	Level II Status (Pricing Grid Leverage Ratio is greater than 1.25 to 1.0 and less than or equal to 1.75 to 1.0)	Level III Status (Pricing Grid Leverage Ratio is greater than 1.75 to 1.0 and less than or equal to 2.25 to 1.0)	Level IV Status (Pricing Grid Leverage Ratio is greater than 2.25 to 1.0 and less than or equal to 2.75 to 1.0)	Level V Status (Pricing Grid Leverage Ratio is greater than 2.75 to 1.0 and less than or equal to 3.50 to 1.0)	Level VI Status (Pricing Grid Leverage Ratio is greater than 3.50 to 1.0)
Eurocurrency Margin and L/C Fee Percentage	0.875%	1.00%	1.125%	1.25%	1.50%	1.75%
Unused Fee Percentage	0.125%	0.15%	0.165%	0.175%	0.20%	0.225%
Floating Rate Margin	0%	0%	0.125%	0.25%	0.50%	0.75%

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Upon receipt of the financial statements delivered (or deemed delivered) pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable Eurocurrency Margin, the Applicable Floating Rate Margin, the Applicable L/C Fee Percentage and Applicable Unused Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the day such financial statements and compliance certificates are required to be delivered pursuant to Section 7.1(A);  provided, that if the Company shall not have timely delivered its financial statements and compliance certificates in accordance with the applicable provisions of Section 7.1(A), and such failure continues for five (5) days after notice from the Administrative Agent to the Company, then, at the discretion of the Required Lenders, commencing on the date upon which such financial statements and compliance certificates should have been delivered and continuing until five (5) days after such financial statements and compliance certificates are actually delivered (or deemed delivered), it shall be assumed for purposes of determining the Applicable Eurocurrency Margin, the Applicable Floating Rate Margin, Applicable L/C Fee Percentage and Applicable Unused Fee Percentage that the Leverage Ratio was greater than 3.50 to 1.0 and Level VI pricing shall be applicable.

(iii)    Notwithstanding anything herein to the contrary, from the Closing Date through the fifth (5th) Business Day following the day financial statements are required to be delivered pursuant to Section 7.1(A) for the fiscal quarter ending June 30, 2019, the Applicable Eurocurrency Margin, the Applicable Floating Rate Margin, the Applicable L/C Percentage and the Applicable Unused Fee Percentage shall be determined based upon a Leverage Ratio equal to Level IV.

(E)    Taxes.

(i)    Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, fees, assessments, duties, charges or withholdings or any interest, penalties or liabilities with respect thereto imposed by any Governmental Authority including those arising after the date hereof as a result of the adoption of or any

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change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, Excluded Taxes (all such non-excluded taxes, levies, imposts, deductions, fees, assessments, duties, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as “Taxes”).  If any Borrower or the Administrative Agent shall be required by law or requested by any Governmental Authority to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14(E)) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings, and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority or other authority in accordance with applicable law.  If any Tax, including, without limitation, any withholding tax, of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by such Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender’s selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce such Borrower’s liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely and materially affect such Loans, or obligations under the Revolving Loan Commitments of such Lender.

(ii)    In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (other than Excluded Taxes, collectively, the “Other Taxes”).

(iii)    Each Borrower indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and

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expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.  A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E) submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.  With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the applicable Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may reasonably be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.  In the event such Lender or the Administrative Agent receives any such tax credit, such Lender or the Administrative Agent shall pay to the applicable Borrower such amount (if any) not exceeding the increased amount paid by such Borrower to, or on behalf of, such Lender or the Administrative Agent that is allocable to such increased amount.  Any of the Administrative Agent or any Lender requesting compensation under this Section 2.14(E) shall use its reasonable efforts to notify the applicable Borrower (with a copy to the Administrative Agent) in writing of the event giving rise to such demand for compensation not more than ninety (90) days following the date upon which the responsible account officer for the Administrative Agent or the applicable Lender knows of such event.  Such written demand shall be rebuttably presumed correct for all purposes.  If any Lender or the Administrative Agent demands compensation under this Section 2.14(E) more than ninety (90) days following the date upon which a responsible account officer for such Lender or the Administrative Agent knows that interest, penalties or other additions to Taxes or Other Taxes have begun to accrue with respect to which such Lender or the Administrative Agent is entitled to compensation under this Section 2.14(E), then any interest, penalties or other additions to Taxes or Other Taxes attributable to the period prior to the ninety (90) day period immediately preceding the date on which such Lender or the Administrative Agent provided such notice and demand for compensation shall be excluded from the indemnity obligations of the Borrowers under this Section 2.14(E).

(iv)    Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Borrower, such Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

(v)    Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14(E) shall survive the payment in full of all Obligations

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hereunder, the termination of the Letters of Credit and the termination of this Agreement for a period of one year.

(vi)    Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3 hereof (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) two (2) duly completed copies of either (A) IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to a tax treaty, or (B) IRS Form W-8ECI, or in either case an applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(1), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and (y) two (2) duly completed copies of IRS Form W-8BEN or IRS Form W-8BEN-E or applicable successor form.  Each such Lender further agrees to deliver to the Borrowers and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Borrowers and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Administrative Agent pursuant to this Section 2.14(E)(vi).  Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Borrowers and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s

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obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.14(E)(vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by the Company or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld.  Notwithstanding any other provision of this Section 2.14(E), the Borrowers shall not be obligated to gross up any payments to any Lender pursuant to Section 2.14(E)(i), or to indemnify any Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Borrowers the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 2.14(E)(vi), (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided,  however, that the Borrowers shall be obligated to gross up any payments to any such Lender pursuant to Section 2.14(E)(i), and to indemnify any such Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes if (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date such Lender became a party hereto, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (ii) the redesignation of the Lender’s Lending Installation was made at the request of the Company or (iii) the obligation to gross up payments to any such Lender pursuant to Section 2.14(E)(i), or to indemnify any such Lender pursuant to Section 2.14(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Company.

(vii)    Upon the request, and at the expense of the applicable Borrower, each Lender to which such Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford such Borrower the opportunity to contest, and shall reasonably cooperate with such Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford such Borrower the opportunity to so contest unless such Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement; and (ii) such Borrower shall reimburse such Lender for its attorneys’ and accountants’ fees and disbursements incurred in so cooperating with such Borrower in contesting the imposition of such Tax; provided,  however, that notwithstanding the foregoing, no Lender shall be required to afford such Borrower the opportunity to contest, or

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cooperate with such Borrower in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

(viii)    If the Administrative Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Tax or Other Tax under the laws of the jurisdiction in which any Foreign Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments by such Foreign Subsidiary Borrower under this Agreement or any other Loan Document, then the Administrative Agent or such Lender (as the case may be) shall, at the request of the Company, deliver to such Foreign Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Company (such request to be at least 60 days prior to the due date required for submission thereof), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company (and in form and substance reasonably acceptable to the Administrative Agent or such Lender (as applicable)) as will permit such payments to be made without the imposition, deduction or withholding of such Tax or Other Tax or at a reduced rate, provided that the Administrative Agent or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary.

(ix)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.14(E), it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14(E) giving rise to such refund), net of all expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(x)    Each Lender shall severally indemnify the Administrative Agent for any taxes, levies, imposts, deductions, fees, assessments, duties, charges, withholdings, and any interest, penalties or liabilities with respect thereto (but, in the case of any Taxes or Other Taxes, only to the extent that the Borrowers have

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not already indemnified the Administrative Agent for such Taxes or Other Taxes and without limiting the obligation of each Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.14(E)(x) shall be paid within thirty (30) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(xi)    For purposes of determining withholding taxes imposed under FATCA, from and after the Closing Date the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

2.15    Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Election Notice, and repayment notice received by it hereunder.  The Administrative Agent will notify each Lender of the interest rate and Agreed Currency applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.16    Lending Installations.  Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time upon reasonable written notice thereof to the Company.  All terms of this Agreement shall apply to any such Lending Installation.  Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

2.17    Non-Receipt of Funds by the Administrative Agent.  Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment

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by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

2.18    Termination Date.  This Agreement shall be effective until the Termination Date.  Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied in cash, (B) all financing arrangements among the Borrowers and the Lenders shall have been terminated and (C) all of the Letters of Credit shall have expired, been canceled, terminated or cash collateralized in accordance with Section 3.3(B) or Section 3.11, as applicable, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

2.19    Replacement of Certain Lenders.  In the event a Lender (“Affected Lender”) shall: (i) be a Defaulting Lender, (ii) have requested compensation from a Borrower under Sections 2.14(E),  4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being requested generally by the other Lenders, (iii) have delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to a Borrower for reasons not generally applicable to the other Lenders, (iv) have invoked Section 10.2, or (v) failed to consent to a waiver or amendment hereto which requires the consent of each Lender or each Lender affected thereby and that has otherwise been consented to by the Required Lenders, then, in any such case, the applicable Borrower (or the Company on behalf of any Borrower) or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by a Borrower and a copy to the applicable Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the applicable Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose (“Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 13.3.  The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the applicable Borrower (or the Company on behalf of any Borrower), to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender.  The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand.  Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.14(E),  4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.14(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.19;  provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E),  4.1,  4.2,  4.4,

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and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8 for such amounts, obligations and liabilities as are due and payable up to and including (but not after) the date such Affected Lender is replaced pursuant hereto.  Upon the replacement of any Affected Lender pursuant to this Section 2.19, the provisions of Section 9.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

2.20    Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office in Charlotte, North Carolina on the Business Day preceding that on which the final, non-appealable judgment is given.  The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

2.21    Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations.

(A)    Market Disruption.  Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of  such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Company, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans comprising such Advance to be denominated in the Agreed Currency, specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to the applicable Borrower, and the Lenders, and such Eurocurrency Rate Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating

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Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

(B)    Calculation of Amounts.  Except as set forth below, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, that to the extent the applicable Borrower shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof) and in the event that the applicable Borrower does not reimburse the Administrative Agent and the Lenders are required to fund a purchase of a participation in such Advance, such purchase shall be made in Dollars in an amount equal to the Dollar Amount of such Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof).  Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and each Borrower agrees to indemnify and hold harmless each Issuing Bank, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in a currency other than in Dollars and for which the Lenders are not reimbursed on the day of such borrowing as it relates to such Borrower’s respective obligations.

2.22    Increase of Aggregate Revolving Loan Commitment; Incremental Term Loans.  The Company may from time to time elect to increase the Aggregate Revolving Loan Commitment and/or enter into one or more tranches of term loans (each an “Incremental Term Loan”), or any combination of such increases and Incremental Term Loans, in each case in a minimum aggregate amount of $25,000,000 and increments of $5,000,000 in excess thereof so long as, after giving effect thereto, (x) the aggregate amount of such increases and all such Incremental Term Loans does not exceed $500,000,000 and (y) the sum of the Aggregate Revolving Loan Commitment plus the amount of Incremental Term Loans does not exceed $1,500,000,000.  The Company may arrange for any such increase or tranche to be provided by one or more Lenders agreeing to an increase in its existing Revolving Loan Commitment or to participate in such Incremental Term Loans, as the case may be (each such Lender, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”) agreeing to extend Revolving Loan Commitments or to participate in such Incremental Term Loans, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Company, the Administrative Agent, the Issuing Bank and the Swing Line Bank, (ii) no Augmenting Lender shall be the Company or any Subsidiary or Affiliate of the Company and (iii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit M-1 hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit M-2 hereto.  No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Loan Commitments or Incremental Term Loan pursuant to this Section 2.22.  Increases and new Revolving Loan Commitments and Incremental Term

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Loans created pursuant to this Section 2.22 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Revolving Loan Commitments (or in the Revolving Loan Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (A) and (B) of Section 5.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Signer of the Company and (B) the Company shall be in compliance on a pro forma basis with the covenants contained in Section 7.4 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Closing Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase.  On the effective date of any Incremental Term Loans being made, each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent its Incremental Term Loan in immediately available funds and the Administrative Agent will promptly make the funds so received available to the Company.  On the effective date of any increase in the Revolving Loan Commitments (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Loan Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.1(B)).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Fixed Rate Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 4.4 if the deemed payment occurs other than on the last day of the related Interest Periods.  The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Revolving Loan Termination Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Revolving Loan Termination Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Revolving Loan Termination Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans.  Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent.  The Incremental Term Loan Amendment may, without the consent of any other Lenders (except to the extent required pursuant to Section 9.3), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the

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Administrative Agent, to effect the provisions of this Section 2.22.  Nothing contained in this Section 2.22 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Loan Commitment hereunder, or provide Incremental Term Loans, at any time.

2.23    Subsidiary Borrowers and Foreign Subsidiary Borrowers.  So long as no Default or Unmatured Default has occurred and is continuing, the Company may from time to time add as a party to this Agreement (i) a wholly-owned Domestic Incorporated Subsidiary as a “Domestic Subsidiary Borrower” hereunder or (ii) a Foreign Subsidiary as a “Foreign Subsidiary Borrower” hereunder, each such joinder to be subject to (a) if such new Borrower is organized outside of an Agreed Jurisdiction, the prior written consent of the Administrative Agent and one hundred percent (100%) of the Lenders, (b) the receipt of evidence satisfactory to the Administrative Agent that such Domestic Incorporated Subsidiary or Foreign Subsidiary would not, in its capacity as a Subsidiary Borrower or Foreign Subsidiary Borrower hereunder, be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder by such Domestic Incorporated Subsidiary or Foreign Subsidiary Borrower to the Administrative Agent or any Lender and that no other adverse tax, regulatory or other consequences would affect the Administrative Agent or any Lender as a result of such Domestic Incorporated Subsidiary’s or Foreign Subsidiary’s status as a Subsidiary Borrower or Foreign Subsidiary Borrower (and the Administrative Agent shall consider in making such determination any notice received from any Lender of any such adverse tax, regulatory or other consequences which would affect such Lender), (c) receipt by the Administrative Agent of a valid and enforceable amendment to this Agreement to the extent the Administrative Agent deems such amendment necessary or advisable in connection with such joinder, (d) the execution and delivery to the Administrative Agent by such Domestic Incorporated Subsidiary or Foreign Subsidiary of duly completed documentation pursuant to which such Domestic Incorporated Subsidiary or Foreign Subsidiary shall agree to become a Subsidiary Borrower or Foreign Subsidiary Borrower hereunder and to perform, comply with and be bound by each of the provisions of this Agreement applicable to the Borrowers, with the written consent of the Company appearing thereon, which may be in the form of a Borrowing Subsidiary Agreement, and (e) the execution and delivery to the Administrative Agent of each other instrument, document and agreement as the Administrative Agent may reasonably request, including, without limitation, acceptable opinions of counsel.  Upon satisfaction of all such conditions, such Domestic Incorporated Subsidiary or Foreign Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower or Foreign Subsidiary Borrower as fully as if it had executed and delivered this Agreement.  Concurrent with the addition of any Domestic Incorporated Subsidiary or Foreign Subsidiary of the Company as a Subsidiary Borrower or Foreign Subsidiary Borrower, (i) the Company and each Domestic Subsidiary Borrower shall be jointly and severally liable for all of the Obligations of the Company, each Subsidiary Borrower and each Foreign Subsidiary Borrower under the Loan Documents, provided,  however, that the Foreign Subsidiary Borrowers (including those Foreign Subsidiary Borrowers party hereto as of the Closing Date) shall not be liable for any Obligations other than each Foreign Subsidiary Borrower’s own Obligations (except with respect to Woodward Kempen as described in Section 16.1), (ii) each Borrower shall be permitted to request Advances hereunder and (iii) all references herein to the “Borrower” shall be deemed to be references to the Borrower, each Subsidiary Borrower and each Foreign Subsidiary Borrower, individually and collectively. The joinder of any Foreign Subsidiary as a Foreign Subsidiary Borrower shall also be subject to satisfaction of the

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conditions precedent set forth in Section 5.3. No Lender will be required to hold any commitment or make any advance to an additional Foreign Subsidiary Borrower, including, without limitation, a Foreign Subsidiary Borrower organized in an Agreed Jurisdiction, if after the Closing Date the Lender has determined in good faith that such commitment or advance would violate Requirements of Law, and the Lender has notified the Administrative Agent and the Company of such determination prior to the joinder of the applicable Foreign Subsidiary Borrower. The parties hereto acknowledge and agree that to the extent any Lender requests additional documentation and information (including, without limitation a Beneficial Ownership Certification) required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act or the Beneficial Ownership Regulation, no later than five (5) Business Days prior to the effective date of any new Foreign Subsidiary Borrower becoming party hereto (such date, the “Joinder Date”), the Company or such potential Foreign Subsidiary Borrower shall provide such additional documentation and information to such Lender no later than three (3) Business Days prior to the Joinder Date before such new Foreign Subsidiary Borrower shall be entitled to utilize the credit facilities provided for herein.

Upon the delivery by the Company of a Borrowing Subsidiary Termination with respect to any Subsidiary, such Subsidiary shall cease to be a Subsidiary Borrower or Foreign Subsidiary Borrower, as applicable, and a party to this Agreement (except, with respect to Woodward Kempen, in respect of its guaranty obligations under Section 16.1 hereof so long as Woodward Aken is a Borrower, unless Woodward Kempen otherwise provides a separate Foreign Subsidiary Guaranty at the time of such termination).  Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower or Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower or Foreign Subsidiary Borrower to make further Borrowings under this Agreement.  As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

2.24    Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(A)    fees shall cease to accrue on the Revolving Loan Commitment (whether used or unused) of such Defaulting Lender pursuant to Section 2.14(C);

(B)    the Revolving Loan Commitment and Revolving Credit Obligations of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including consent to any waiver, amendment or other modification pursuant to Section 9.3), provided, that this clause (B) shall not apply to the vote of a Defaulting Lender in the case of (i) any increase or extension of the Revolving Loan Commitment of such Defaulting Lender or (ii) any amendment, waiver or other modification requiring the consent of each Lender affected thereby pursuant to the first clause (ii) or (iii) of Section 9.3;

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(C)    if any Swing Line Exposure or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i)    all or any part of the Swing Line Exposure and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Obligations plus such Defaulting Lender’s Swing Line Exposure and L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Loan Commitments; and

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize, for the benefit of the Issuing Banks only, such Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.11 for so long as such L/C Obligations are outstanding;

(iii)    if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.8 with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

(iv)    if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.8 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; or

(v)    if all or any portion of such Defaulting Lender’s L/C Obligations are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all unused fees that would otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Loan Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 3.8 with respect to such Defaulting Lender’s L/C Obligations shall be payable to the Issuing Banks until and to the extent that such L/C Obligations are reallocated and/or cash collateralized;

(D)    so long as such Lender is a Defaulting Lender, the Swing Line Bank shall not be required to fund any Swing Line Loan, and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Revolving Loan Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 3.11, and participating interests in any such newly made Swing Line Loan or newly issued or increased Letter of Credit shall be allocated among non-

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Defaulting Lenders in a manner consistent with Section 2.24(C)(i) (and Defaulting Lenders shall not participate therein);

(E)    if (i) a Bankruptcy Event or Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Bank or an Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Bank shall not be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swing Line Bank or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swing Line Bank or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder;

(F)    in the event that the Administrative Agent, the Company, the Issuing Banks and the Swing Line Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share; and

(G)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or the Swing Line Bank hereunder; third, to cash collateralize the LC Exposure of the Issuing Banks with respect to such Defaulting Lender in accordance with Section 3.11;  fourth, as the Company may request (so long as no Default or Unmatured Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.11;  sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that

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if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Line Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swing Line Loans were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swing Line Loans owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swing Line Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Loan Commitments without giving effect to Section 2.24(C). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.24(G) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

ARTICLE III:  THE LETTER OF CREDIT FACILITY

3.1    Obligation to Issue Letters of Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrowers through such Issuing Bank’s branches as it and the Borrower may jointly agree, one or more Letters of Credit denominated in Dollars or, so long as such currency remains an Agreed Currency, euro, British Pounds Sterling, Yen, Canadian Dollars and Swiss Francs, in accordance with this Article III, from time to time during the period commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

3.2    Transitional Letters of Credit.  Schedule 3.2 contains a schedule of certain letters of credit issued for the account of the Company prior to the Closing Date (the “Transitional Letters of Credit”).  Subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III.

3.3    Types and Amounts.  No Issuing Bank shall have any obligation to and no Issuing Bank shall:

(A)    issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving  Loan Commitment at such time, (ii) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed $50,000,000, or (iii) the aggregate outstanding Dollar Amount of L/C Obligations relating to Letters of Credit having expiration dates more than two (2) years after the date of issuance thereof exceeds $5,000,000; or

(B)    issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of (x) two (2) years after the date of issuance thereof (provided,  however, that an Issuing Bank may issue (or amend) a Letter of Credit with an expiration date up to five years after the date of issuance thereof if the requirements of Section 3.3(A)(iii) are met and such

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expiration date does not run beyond the date contemplated in the following clause (y)) or (y) subject to the following sentence, five (5) Business Days immediately preceding the Revolving Credit Termination Date; provided, that any Letter of Credit with a one-year term or a two-year term (or longer term as contemplated above), as applicable, may provide for the renewal thereof for additional one-year, two-year or longer periods (which in no event shall extend beyond the date referred to in clause (y) above).  Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit may have an expiry date that occurs within five (5) Business Days before the Revolving Credit Termination Date or after the Revolving Credit Termination Date so long as, in each case, the Administrative Agent receives from the applicable Borrower, at least five (5) Business Days prior to the earlier of the applicable Letter of Credit’s expiry date and the Revolving Credit Termination Date, an amount in immediately available funds equal to at least one hundred two percent (102%) of the LC Obligations owing under or in connection with such Letter of Credit.  Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrowers’ obligations in respect of this Agreement and such Letter of Credit.  Amounts remaining in any cash collateral account established pursuant to this Section 3.3 which are not applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or otherwise applied to the Obligations shall be returned to the applicable Borrower within one (1) Business Day (after deduction of the Administrative Agent’s expenses incurred in connection with such cash collateral account).

3.4    Conditions.  In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

(A)    the applicable Borrower shall have delivered to the applicable Issuing Bank (and, if the Issuing Bank is a Lender other than Wells Fargo, with a copy to the Administrative Agent) at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (each such request a “Request For Letter of Credit”), duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the “L/C Documents”), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; it being agreed that any Letter of Credit application submitted by the Company through any Issuing Bank’s approved internet portal or approved electronic intake system shall be deemed to meet all of the requirements of this Section 3.4(A) with no further action being required by the applicable Borrower; and

(B)    as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

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(C)    In the event of any conflict between the terms of this Agreement and the terms of any application for a Letter of Credit, the terms of this Agreement shall control.

3.5    Procedure for Issuance of Letters of Credit.

(A)    Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1 and 5.2 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the applicable Borrower in accordance with such Issuing Bank’s usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

(B)    The applicable Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit; provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

(C)    No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

3.6    Letter of Credit Participation.  On the date of this Agreement with respect to the Letters of Credit identified on Schedule 3.2 and immediately upon the issuance of each Letter of Credit hereunder, each Lender with a Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an “L/C Interest”) in an amount equal to the Dollar Amount available for drawing under such Letter of Credit multiplied by such Lender’s Pro Rata Share.  Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit.  On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the applicable Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Bank, in immediately available funds in the Agreed Currency in an amount equal to such Lender’s Pro Rata Share of the Dollar Amount of such payment or draw.  The obligation of each Lender to reimburse the Issuing Banks under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute.  In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.6, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided,  however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this Section 3.6.

3.7    Reimbursement Obligation.  Each Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the

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amount of each advance drawn under or pursuant to any Letter of Credit or an L/C Draft related thereto and issued on its behalf (such obligation of each Borrower to reimburse the Administrative Agent for an advance made under any Letter of Credit or L/C Draft being hereinafter referred to as a “Reimbursement Obligation” with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by such Borrower no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, if such Borrower shall have received notice of a Reimbursement Obligation later than 11:00 a.m. (Chicago time, or local time in the city of the applicable Eurocurrency Payment Office if such L/C is issued to the account of a Foreign Subsidiary Borrower), on any Business Day or on a day which is not a Business Day, no later than 11:00 a.m. (Chicago time, or local time in the city of the applicable Eurocurrency Payment Office if such L/C is issued to the account of a Foreign Subsidiary Borrower), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank.  If any Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, such Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation.  Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans.  Such Revolving Loans shall initially, until converted, constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation.  If, for any reason, any Borrower fails to repay a  Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate otherwise applicable thereto plus two percent (2.0%) per annum.

3.8    Letter of Credit Fees.  Each Borrower agrees to pay:

(A)    quarterly, in arrears, on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2019, and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole), to the Administrative Agent for the ratable benefit of the Lenders a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding Dollar Amount available for drawing under each standby Letter of Credit;

(B)    quarterly, in arrears, on each Payment Date occurring after the date of this Agreement (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 2019, and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole), to the applicable Issuing Bank, a letter of credit fronting fee equal to 0.125% per annum on the average daily outstanding face amount available for drawing under each standby Letter of Credit issued by such Issuing Bank; and

(C)    to the applicable Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts,

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negotiation, transfer and the like customarily charged by such Issuing Banks with respect to standby Letters of Credit, payable at the time of invoice of such amounts.

3.9    Issuing Bank Reporting Requirements.  In addition to the notices required by Section 3.5(B), each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent’s request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the applicable Borrower during such month.  In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent.  Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

3.10    Indemnification; Exoneration.

(A)    In addition to amounts payable as elsewhere provided in this Article III, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, to the extent resulting from its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

(B)    As among the Borrowers, the Lenders, the Administrative Agent and the Issuing Banks, each Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit.  In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by each Borrower at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction):  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of

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technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts.  None of the above shall affect, impair, or prevent the vesting of any Issuing Bank’s rights or powers under this Section 3.10.

(C)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the applicable Borrower or relieve the applicable Borrower of any of its obligations hereunder to any such Person.

(D)    Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

3.11    Cash Collateral.  Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, following the occurrence and during the continuance of a Default upon the request of the Required Lenders or upon payout or termination of this Agreement in full in cash, each Borrower shall, on the Business Day that it receives Administrative Agent’s demand or as required pursuant to  Section 9.1, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to one hundred two percent (102%) of the aggregate Dollar Amount of its outstanding L/C Obligations; provided that, upon the occurrence of a Default under Section 8.1(F) or 8.1(G), such obligation to post cash collateral shall be deemed automatically effective.  Any such collateral shall be held by the Administrative Agent in a separate interest-bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the applicable Borrower’s obligations in respect of this Agreement and each of the Letters of Credit.  Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine.  Amounts remaining in any cash collateral account established pursuant to this Section 3.11 which are not applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit shall be returned to the applicable Borrower within one (1) Business Day (after deduction of the Administrative Agent’s expenses incurred in connection with such cash collateral account).

ARTICLE IV:  CHANGE IN CIRCUMSTANCES

4.1    Yield Protection.  If any Change in Law:

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(A)    subjects the Administrative Agent, any Lender, any applicable Lending Installation or any Issuing Bank to any tax, levy, impost, deduction, fee, assessment, duty, charge or withholding, and any interest, penalties or liabilities with respect thereto, (excluding (1) Taxes, which are governed by Section 2.14(E), (2) amounts included in clauses (b) through (d) of the definition of Excluded Taxes, (3) Connection Income Taxes and (4) any other taxes for which such Lender has been reimbursed by such Borrower), on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(B)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, any applicable Lending Installation or any Issuing Bank (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or

(C)    imposes any other condition the result of which is to increase the cost to any Lender, any applicable Lending Installation or any Issuing Bank of making, funding or maintaining its Revolving Loan Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender, any applicable Lending Installation or any Issuing Bank in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation or any Issuing Bank to make any payment calculated by reference to the amount of its Revolving Loan Commitment, Loans or the L/C Interests held or interest received by it or by reference to the Letters of Credit;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Administrative Agent or the applicable Borrower of written demand by such Lender or Issuing Bank pursuant to Section 4.5, the applicable Borrower shall pay the Administrative Agent or such Lender or Issuing Bank that portion of such increased expense incurred or reduction in an amount received which the Administrative Agent or such Lender or Issuing Bank determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment; provided,  however, that such Borrower shall not be required to pay any additional amounts pursuant to this Section 4.1 incurred more than 90 days prior to the date of the relevant Lender’s demand therefor.

4.2    Changes in Capital Adequacy Regulations.  If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing by an amount deemed material by such Lender or Issuing Bank the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Loans or Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the

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applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, within fifteen (15) days after receipt by the applicable Borrower of written demand by such Lender or Issuing Bank pursuant to Section 4.5, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 4.2 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the applicable Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any such increased cost or reduction incurred more than 90 days prior to the date that such Lender or Issuing Bank demands, or notifies such Borrower of its intention to demand, compensation therefor, provided further that, if the Change in Law giving rise to such increased cost or reduction is retroactive, then such 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

4.3    Availability of Types of Advances.

(A)    Subject to Section 4.6 hereof, if at the time that the Administrative Agent shall seek to determine the relevant Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Rate Loan the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Rate Loan for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then (i) if such Loan shall be requested in Dollars, then such Loan shall be made as a Floating Rate Loan at the Floating Rate and (ii) if such Loan shall be requested in any non-Dollar currency, the Eurodollar Base Rate shall be equal to the rate determined by the Administrative Agent in its sole discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided,  however, that until such time as the aforesaid rate shall be determined and so consented to by the Required Lenders, Loans shall not be available in such non-Dollar currency.

(B)    If prior to the commencement of any Interest Period for a Fixed Rate Loan (i) any Lender determines that maintenance of its Fixed-Rate Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) subject to Section 4.6, the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Base Rate for a Loan in the applicable currency or for the applicable Interest Period, or (iii) the Administrative Agent is advised by the Required Lenders that the interest rate applicable to Fixed-Rate Loans does not adequately and fairly reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.

4.4    Funding Indemnification.  Subject to Section 2.4(B), if any payment of a Fixed-Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Fixed-Rate Loan is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, such

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Borrower shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed-Rate Loan.

4.5    Lender Statements; Survival of Indemnity.  If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed-Rate Loans to reduce any liability of any Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not materially disadvantageous, in the judgment of the Lender, to such Lender.  Any demand for compensation pursuant to Section 2.14(E) or this Article IV shall be in writing and shall state the amount due, if any, under Section 2.14(E),  4.1,  4.2, or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive, and binding on the Borrowers in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Fixed-Rate Loan shall be calculated as though each Lender funded its Fixed-Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not.  The obligations of the Borrowers under Sections 2.14(E),  4.1,  4.2, or 4.4 shall survive payment of the Obligations and termination of this Agreement.

4.6    Effect of Benchmark Transition Event.

(A)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR for Dollars with a Benchmark Replacement (and, for the avoidance of doubt, upon such Benchmark Transition Event or Early Opt-in Election, the Eurocurrency Rate for non-Dollar LIBOR Quoted Currencies shall be determined in accordance with Section 4.3(A)). Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.6 will occur prior to the applicable Benchmark Transition Start Date.

(B)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(C)    The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the

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implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.6.

(D)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Eurocurrency Rate Loan based upon LIBOR, a conversion to or continuation of Eurocurrency Rate Loans based upon LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for or conversion to (x) Floating Rate Loans, if such request is made with respect to Eurocurrency Rate Loans denominated in Dollars, or (y) Loans bearing interest based upon the Alternative Rate consistent with Section 4.1(a), if such request is made with respect to Eurocurrency Rate Loans denominated in non-Dollar currencies. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the Eurocurrency Base Rate will not be used in any determination of the Alternate Base Rate.

ARTICLE V:  CONDITIONS PRECEDENT

5.1    Initial Advances and Letters of Credit.  The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders (or direct delivery to applicable Lenders in the case of items (9) and (10) below), all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(1)    Executed copies of (a) this Agreement executed by the Borrowers, the Administrative Agent, the Lenders, the Swing Line Bank and the Issuing Banks, (b) the Domestic Subsidiary Guaranty executed by each Domestic Subsidiary Guarantor, (c) a Foreign Subsidiary Guaranty executed by each Foreign Subsidiary Guarantor and (d) any other applicable Loan Documents;

(2)    Copies of the Certificate of Incorporation (or other comparable constituent document) of each member of the Initial Obligor Group, together with all amendments and, where applicable, a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) or, in respect of any German Obligor, an up-to date copy of (i) the articles of association (Satzung), (ii) the shareholders list (Gesellschafterliste) and (iii) the commercial register excerpt (Handelsregisterauszug);

(3)    Copies, certified by the Secretary, Assistant Secretary or other comparable officer of each member of the Initial Obligor Group, of its By-Laws (or other comparable governing document) and of its board of directors’ (and resolutions of other bodies, if any

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are deemed necessary by counsel for any Lender) or, in the case of any German Obligor, shareholders’ resolutions, authorizing the execution of the Loan Documents;

(4)    An incumbency certificate, executed by the Secretary, Assistant Secretary or other comparable officer of each member of the Initial Obligor Group, which shall identify by name and title and bear the signature of the officers of the members of the Initial Obligor Group authorized to sign the Loan Documents (and, in the case of the Borrowers, to make borrowings hereunder), upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Company, or, with respect to any German Obligor, a certificate of an authorised signatory of such German Obligor, including a specimen of the signature of each person authorised in relation to the Loan Documents, certifying that each copy document relating to such German Obligor specified in paragraphs (2) and (3) as well as the specimen signatures, relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such certificate;

(5)    A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer or treasurer of the Company, stating that on the date of this Agreement all the representations in this Agreement are true and correct in all material respects or, with respect to any representation that is qualified by materiality or Material Adverse Effect, all respects (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects or all respects, as applicable, as of such date) and no Default or Unmatured Default has occurred and is continuing;

(6)    Written money transfer instructions reasonably requested by the Administrative Agent, addressed to the Administrative Agent and signed by an Authorized Signer;

(7)    Receipt in cash of the fees agreed to in the Fee Letters;

(8)    The written opinions of the Borrowers’ and the Subsidiary Guarantors’ counsel in the forms of the opinions attached hereto as Exhibit E, addressed to the Administrative Agent, the Issuing Banks and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and its counsel, with respect to (without limitation) the due authorization, execution and enforceability of this Agreement and the other Loan Documents;

(9)    All documentation and other information requested by the Administrative Agent or any Lender in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations;

(10)    For each member of the Initial Obligor Group or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such member of the Initial Obligor Group

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or such Subsidiary (including delivery to each Lender requesting the same), in each case at least five (5) Business Days prior to the Closing Date; and

(11)    Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, each document reflected on the List of Closing Documents attached as Exhibit F to this Agreement.

5.2    Each Advance and Letter of Credit.  The Lenders shall not be required to make any Advance, or issue, extend or increase any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued, extended or increased:

(A)    There exists no Default or Unmatured Default;

(B)    The representations and warranties contained in Article VI are true and correct in all material respects or, with respect to any representation that is qualified by materiality or Material Adverse Effect, all respects, as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects or all respects, as applicable, as of such date); and

(C)    The Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment.

Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Sections 5.2(A),  (B) and (C) have been satisfied.  For the avoidance of doubt, this Section 5.2 does not apply to the conversion or continuation of any existing Revolving Loan.

5.3    Designation of a Foreign Subsidiary Borrower.  The designation of a Foreign Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(A)    Copies, certified by the Secretary or Assistant Secretary of such Subsidiary, of its board of directors’ (or equivalent governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) or, in the case of any German Obligor, shareholders’ resolutions, approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party;

(B)    An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary, or, with respect to any German Obligor, a certificate of an authorised signatory of such German Obligor, including a specimen of

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the signature of each person authorised in relation to the Loan Documents, certifying that the specimen signatures, relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such certificate;

(C)    Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders, including, without limitation, tax and regulatory opinions;

(D)    Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent, each in such form as the Administrative Agent may reasonably require; and

(E)    To the extent there are Foreign Subsidiary Borrowers having Significant Foreign Subsidiaries and such guaranty is required in accordance with the terms of the definition of Foreign Subsidiary Guarantor, a Foreign Subsidiary Guaranty, in the form attached hereto as Exhibit I-2, executed by each Foreign Subsidiary Guarantor.

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, each Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.2:

6.1    Organization; Corporate Powers.  Each of such Borrowers and its Significant Subsidiaries (i) is a corporation, partnership or limited liability company duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted. No member of the Obligor Group nor any Subsidiary thereof is an EEA Financial Institution.

6.2    Authority; Enforceability.

(A)    Each Borrower and each other member of the Obligor Group has the requisite power and authority to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement and the other Loan Documents.

(B)    The execution, delivery, and performance, of each of the Loan Documents which have been executed as required by this Agreement, the other Loan Documents or otherwise  to which such Borrower or any other member of the Obligor Group is party, and the consummation

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of the transactions contemplated thereby, have been duly authorized by all requisite corporate, partnership or limited liability company acts (including any required shareholder or partner approval) of such Borrower and/or such other member of the Obligor Group.

(C)    Each of the Loan Documents to which such Borrower or any other member of the Obligor Group is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles).

6.3    No Conflict; Governmental Consents.  The execution, delivery and performance of each of the Loan Documents to which such Borrower or any other member of the Obligor Group is a party do not and will not (i) conflict with the certificate or articles of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization or formation, by-laws, operating agreement or other management agreement  (or other applicable constituent documents) of such Borrower or any other member of the Obligor Group, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of such Borrower or any such other member of the Obligor Group, or require termination of any Contractual Obligation, except such breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Borrower or any other member of the Obligor Group, other than Liens permitted or created by the Loan Documents.  Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Loan Documents to which such Borrower or any other member of the Obligor Group is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

6.4    Financial Statements.  The consolidated financial statements of the Company and its Subsidiaries at and for the year ended September 30, 2018 heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operation of the Company and its Subsidiaries at September 30, 2018 and the consolidated results of their operations for the period then ended.

6.5    No Material Adverse Change.  Since September 30, 2018, except as disclosed (x) in any of the Company’s Form 10-Q, 10-K, or 8-K filings with the Commission subsequent to September 30, 2018 but prior to the Closing Date, or (y) in any letter or confidential offering memorandum delivered by the Company to the Administrative Agent and the Lenders prior to the Closing Date, there has occurred no change in the business, properties, financial condition, performance, or results of operations of the Company and its Subsidiaries taken as a whole, or any other event which has had or would reasonably be expected to have a Material Adverse Effect.

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6.6    Taxes.  Each of the Company and its Subsidiaries has filed or caused to be filed all federal and other material tax returns which are required to be filed by it and, except for (i) taxes and assessments being, or which will promptly be, contested in good faith and reserved for in accordance with generally accepted accounting principles as in effect from time to time (if and to the extent so required) and (ii) taxes the nonpayment of which could not reasonably be expected to have a Material Adverse Effect, have paid or caused to be paid all taxes as shown on said returns or any assessment received by it, to the extent that such taxes have become due.

6.7    Litigation; Loss Contingencies and Violations.  There is no action, suit, proceeding, arbitration or, to any Borrower’s knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to any Borrower’s knowledge, threatened in writing against the Company, any of its Subsidiaries or any property of any of them which could reasonably be expected to have a Material Adverse Effect.

6.8    Subsidiaries.  As of the Closing Date, Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Company, its Subsidiaries and any other Person in which the Company or any of its Subsidiaries holds a material Equity Interest; and (ii) accurately sets forth (A) the correct legal name and the jurisdiction of organization, (B) a listing of all of the Company’s Significant Subsidiaries, (C) the issued and outstanding shares of each class of Capital Stock of each of the Company’s Subsidiaries and the owners of such shares, and (D) a summary of the direct and indirect partnership, joint venture, or other material Equity Interests, if any, which the Company and each Subsidiary of the Company holds in any Person that is not a corporation.  Except as disclosed on Schedule 6.8, as of the Closing Date, there are no warrants or options outstanding with respect to the issued and outstanding Capital Stock of the Company or any of the Company’s Subsidiaries. Except as disclosed on Schedule 6.8, as of the Closing Date, none of the issued and outstanding Capital Stock of the Company or any of the Company’s Subsidiaries is subject to any redemption right or repurchase agreement pursuant to which the Company or any Subsidiary is or may become obligated to redeem or repurchase its Capital Stock.  All outstanding Capital Stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

6.9    ERISA.  Except as disclosed on Schedule 6.9, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect or a Default.  The minimum funding standards of ERISA and the Code with respect to each Plan have been satisfied, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect or a Default. Neither the Company nor any member of the Controlled Group has failed to make an installment or any other payment which could result in a lien under Section 430(k) of the Code. As of the Closing Date, no Borrower is a Benefit Plan, subject to the accuracy of the Lender’s representations, warranties and covenants in Section 10.20 hereof, or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Loan Commitments.

6.10    Accuracy of Information.  The information, exhibits and reports furnished by such Borrower and any of its Significant Subsidiaries, or by the Company on behalf of any of such Borrower or any of its Significant Subsidiaries, to the Administrative Agent or to any Lender in

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connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Company and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof (excluding any forecasts and projections of financial information and results submitted to any Lender as works in process or as materials not otherwise required to be submitted to the Commission), taken as a whole, do not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

6.11    Securities Activities.  Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

6.12    Material Agreements.

(A)    Neither such Borrower nor any of such Borrower’s Subsidiaries is a party to or subject to any Contractual Obligation, which, as of such date, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(B)    No member of the senior management of either such Borrower or any of its Subsidiaries has received written notice that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

6.13    Compliance with Laws.  Such Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

6.14    Assets and Properties.  Each of such Borrower and its Significant Subsidiaries has good and sufficient title to all of its material real and personal properties owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C), and except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.

6.15    Statutory Indebtedness Restrictions.  Neither the Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act, or the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

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6.16    Labor Matters.  To the knowledge of any Borrower, no attempt to organize the employees of the Company or any of its Subsidiaries, and no labor disputes, strikes or walkouts affecting the operations of the Company or any of its Subsidiaries, is pending, or, to the Company’s or such Subsidiaries’ knowledge, threatened, planned or contemplated which would reasonably be expected to have a Material Adverse Effect.

6.17    Environmental Matters.  Except as disclosed on Schedule 6.17 to this Agreement,

(A)    the operations of the Company and its Subsidiaries comply in all respects with all Environmental, Health or Safety Requirements of Law, except where such failure would not reasonably be expected to have a Material Adverse Effect;

(B)    the Company and its Subsidiaries have all permits, licenses or other authorizations required under all Environmental, Health or Safety Requirements of Law and are in compliance with such permits, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(C)    neither the Company, any of its Subsidiaries nor any of their respective present property or operations, or, to the Company’s or any of its Subsidiaries’ knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Company or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting:  (A) any violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment, in each case, which would reasonably be expected to have a Material Adverse Effect;

(D)    there is not now, nor to the Company’s or any of its Subsidiaries’ knowledge has there ever been, on or in the property of the Company or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material, in each case, which would reasonably be expected to have a Material Adverse Effect; and

(E)    to the knowledge of the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has any Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment which would reasonably be expected to have a Material Adverse Effect.

6.18    Insurance.  The Company maintains, and has caused each Significant Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all of its property in such amounts, subject to deductibles and self-insurance retentions, and covering such properties and risks, as is consistent with sound business practices.

6.19    Solvency.  As of the Closing Date and immediately after the making of the Loans, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the consolidated properties of the Company and

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its Subsidiaries will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Closing Date.

6.20    Anti-Corruption Laws and Sanctions.  The Company has implemented and maintains in effect policies and procedures designed to ensure material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, their respective officers,  employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of any Foreign Subsidiary Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person.  None of (a) the Company, any Subsidiary or to the knowledge of an Authorized Officer of the Company any of their respective directors, officers or employees, or (b) to the knowledge of an Authorized Officer of the Company, any agent of the Company or any Subsidiary that acts in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Advance or Letter of Credit, use of proceeds or other transactions hereunder will violate any Anti-Corruption Law or applicable Sanctions.

The representations in this Section 6.20 shall not be made or deemed to be made to or for the benefit of any Credit Party that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) or any director, officer or employee thereof to the extent that these representations would result in a violation of, or conflict with, section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 or any similar applicable anti-boycott law or regulation on the part of that Credit Party or any director, officer or employee thereof (for the avoidance of doubt, without prejudice to the general applicability of Council Regulation (EC) 2271/96).

ARTICLE VII:  COVENANTS

The Company covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit (or cash collateralization thereof in accordance with Section 3.11), unless the Required Lenders shall otherwise give prior written consent:

7.1    Reporting.  The Company shall:

(A)    Financial Reporting.  Furnish to the Administrative Agent (with sufficient copies for each of the Lenders, which copies shall be distributed to the Lenders by the Administrative Agent):

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(i)    Quarterly Reports.  As soon as practicable, and in any event no later than the earlier to occur of (x) the sixtieth (60th) day after the end of each of the first three fiscal quarters of each fiscal year of the Company, and (y) the tenth (10th) day after the date on which any of the following items are required to be delivered to the Commission, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related statement of consolidated earnings of the Company and its Subsidiaries for such fiscal quarter and the related statements of consolidated earnings and consolidated cash flows of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Company on behalf of the Company as fairly presenting in all material respects the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with generally accepted accounting principles as in effect from time to time, subject to normal year-end audit adjustments and the absence of footnotes.  With respect to any fiscal quarter, if all of the foregoing information is fairly, accurately and completely set forth in the Company’s Form 10-Q filing with the Commission for such fiscal quarter, such Form 10-Q filing with the Commission shall be deemed delivery to the Administrative Agent of the information required under this Section 7.1(A)(i);  provided,  however, that the Company must comply with the foregoing timing requirements for such delivery or deemed delivery whether constituting a Form 10-Q filing or another report and must deliver any corresponding compliance certificates hereunder when due.

(ii)    Annual Reports.  As soon as practicable, and in any event no later than the earlier to occur of (x) the one-hundredth (100th) day after the end of each fiscal year of the Company, and (y) the tenth (10th) day after the date on which any of the following items are required to be delivered to the Commission, (a) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related statements of consolidated earnings, consolidated shareholders’ equity and consolidated cash flows of the Company and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, and (b) an audit report on the items listed in clause (a) hereof of Deloitte or any other independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles as in effect from time to time and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.  With respect to any fiscal year, if all of the foregoing information is fairly, accurately and completely set forth in the Company’s Form 10-K filing with the Commission for such fiscal year, such Form 10-K filing  with the Commission shall be deemed delivery to the Administrative Agent of the information required

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under this Section 7.1(A)(ii);  provided,  however, that the Company must comply with the foregoing timing requirements for such delivery or deemed delivery whether constituting a Form 10-K filing or another report and must deliver any corresponding compliance certificates hereunder when due.

(iii)    Officer’s Certificate.  Together with each delivery of any financial statement (a) pursuant to clauses (i) and (ii) of this Section 7.1(A), an Officer’s Certificate of the Company, substantially in the form of Exhibit G attached hereto and made a part hereof, stating that as of the date of such Officer’s Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by the Company’s chief financial officer, (1) demonstrating compliance, when applicable, with the provisions of  Section 7.4, and (2) calculating the Leverage Ratio for purposes of determining the then Applicable Eurocurrency Margin, Applicable Floating Rate Margin, Applicable L/C Fee Percentage and Applicable Unused Fee Percentage.

(B)    Notice of Default.  Promptly upon any Authorized Officer of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to any Authorized Officer of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), the Company shall deliver to the Administrative Agent and the Lenders an Officer’s Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company has taken, is taking and proposes to take with respect thereto.

(C)    Lawsuits.  (i)  Promptly upon any Authorized Officer obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company’s reasonable judgment, the Company or any of its Subsidiaries to liability in an amount aggregating $60,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Company or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.1(C), upon request

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of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

(D)    ERISA Notices.  Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company’s expense, the following information and notices as soon as reasonably possible, and in any event:

(i)    within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company or its Subsidiaries to liability individually or in the aggregate that could reasonably be expected to result in a Material Adverse Effect, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

(ii)    within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Company or a member of the Controlled Group with respect to such request within ten (10) Business Days such communication is received;

(iii)    within ten (10) Business Days after the Company or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter; and

(iv)    within ten (10) Business Days after the Company or any member of the Controlled Group fails to make a required installment or any other required payment to a Single Employer Plan which could result in the imposition of a lien under Section 430(k) of the Code, a notice thereof.

For purposes of this Section 7.1(D), the Company and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Single Employer Plan or Multiemployer Plan of which the Company or any member of the Controlled Group is the plan sponsor or a contributing sponsor.

(E)    Labor Matters.  Notify the Administrative Agent and the Lenders in writing, promptly upon an Authorized Officer of the Company learning of (i) any material labor dispute to which the Company or any of its Significant Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other

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facilities, which dispute would reasonably be expected to have a Material Adverse Effect and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Company or any of its Significant Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(F)    Other Indebtedness.  Deliver to the Administrative Agent (i) a copy of each regular report, notice or written communication regarding potential or actual defaults (including any accompanying officer’s certificate) delivered by or on behalf of the Company to the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $60,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each written notice or other written communication received by the Company from the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $60,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company.

(G)    Other Reports.  Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and material written notices, if any, sent by the Company to its securities holders or filed with the Commission by the Company, and (ii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.  The Company shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Company to the public concerning material developments in the business of the Company or any such Subsidiary.

(H)    Environmental Notices.  As soon as possible and in any event within twenty (20) days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any of its Significant Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Significant Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company or any of its Significant Subsidiaries to liability individually or in the aggregate  in excess of $60,000,000.

(I)    Other Information.  Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company, any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

7.2    Affirmative Covenants.

(A)    Corporate Existence, Etc.  Except as permitted pursuant to Section 7.3(I), the Company shall, and shall cause each of its Significant Subsidiaries to, at all times maintain its valid existence and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and preserve and keep, or cause to be preserved and kept, in full

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force and effect its rights and franchises material to its businesses, unless, in the good faith judgment of the Company, the failure to preserve any such rights or franchises would not reasonably be expected to have a Material Adverse Effect.

(B)    Corporate Powers; Conduct of Business.  The Company shall, and shall cause each of its Significant Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or would reasonably be expected to have a Material Adverse Effect.

(C)    Compliance with Laws, Beneficial Ownership Regulation, Etc.  The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law (including, without limitation, Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002) and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply with such Requirements of Law or such covenants or to obtain or maintain such permits would not reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. This paragraph Section 7.2(C) shall not be made or deemed to be made to or for the benefit of any Credit Party that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) or any director, officer or employee thereof to the extent that it would result in a violation of, or conflict with, section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 or any similar applicable anti-boycott law or regulation on the part of that Credit Party or any director, officer or employee thereof (for the avoidance of doubt, without prejudice to the general applicability of Council Regulation (EC) 2271/96). The Company will (i) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (ii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(D)    Payment of Taxes and Claims; Tax Consolidation.  The Company shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Company’s or such Subsidiary’s property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if (x) being, or will promptly be, contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in

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conformity with generally accepted accounting principles as in effect from time to time shall have been made therefor, or (y) the nonpayment of all such taxes, assessments and other governmental charges would not reasonably be expected to have a Material Adverse Effect.

(E)    Insurance.  The Company shall maintain for itself and its Significant Subsidiaries, or shall cause each of its Significant Subsidiaries to maintain in full force and effect, such insurance policies and programs (including self-insurance) as reflect coverage and self-insurance that is reasonably consistent with prudent industry practice for similarly situated companies operating in the same or similar locations.

(F)    Inspection of Property; Books and Records; Discussions.  The Company shall permit and cause each of the Company’s Significant Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent (which may include representatives of any Lender) or, after the occurrence and during the continuation of any Default, any Lender, to visit and inspect any of the properties of the Company or any of its Significant Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested, provided, that unless a Default shall have occurred and be continuing, no more than one (1) such inspection per year by the Administrative Agent shall be at the Company’s expense.  Notwithstanding anything to the contrary, nothing in this Agreement will require the Company or any Subsidiary to disclose, permit the inspection, examination or making copies of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that in the event that the Company does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this sentence relating to violation of any obligation of confidentiality, the Company shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality). The Company shall keep and maintain, in all material respects, proper books of record and account on a consolidated basis in which entries in material conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities.  The Company shall cause each of its Significant Subsidiaries to keep and maintain, in all material respects, proper books of record and account.  If a Default has occurred and is continuing, the Company, upon the Administrative Agent’s request, shall provide copies of such records to the Administrative Agent or its representatives.

(G)    ERISA Compliance.  The Company shall, and shall cause each of its Subsidiaries to,  maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, unless the failure to maintain,

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operate and comply with the foregoing, as applicable, would not reasonably be expected to have a Material Adverse Effect.

(H)    Maintenance of Property.  The Company shall cause all material property used in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 7.2(H) shall prevent the Company from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

(I)    Environmental Compliance.  The Company and its Significant Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance would not reasonably be expected to have a Material Adverse Effect.

(J)    Use of Proceeds.

(i)    The Borrowers shall use the proceeds of the Revolving Loans for general corporate purposes and ongoing working capital needs of such Borrower and its Subsidiaries (including, without limitation, to consummate Permitted Acquisitions and to make capital expenditures).  The Borrowers will not, nor will any Borrower permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock.

(ii)    No Borrower will request any Advance or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance, Incremental Term Loan or Letter of Credit (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (z) in any manner that would result in the violation of  any Sanctions applicable to any party hereto. This Section 7.2(J)(ii) shall not apply for the benefit of any Credit Party that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) or any director, officer or employee thereof to the extent that it would result in a violation of, or conflict with, section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 or any similar applicable anti-boycott law or regulation on the part of that Credit Party or any director, officer or employee

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thereof (for the avoidance of doubt, without prejudice to the general applicability of Council Regulation (EC) 2271/96).

(K)    Subsidiary Guarantees.  The Company will (a) cause (i) each Domestic Incorporated Subsidiary that becomes a Significant Domestic Incorporated Subsidiary after the Closing Date in connection with a Permitted Acquisition to execute and deliver to the Administrative Agent, as promptly as possible, but in any event not later than sixty (60) days after becoming a Significant Domestic Incorporated Subsidiary (or such later date as agreed to by the Administrative Agent in writing in its sole discretion), an executed Supplement to become a Domestic Subsidiary Guarantor under the Domestic Subsidiary Guaranty in the form of Annex I-1 to the Domestic Subsidiary Guaranty (whereupon such Subsidiary shall become a “Domestic Subsidiary Guarantor” under this Agreement), (ii)  each Domestic Incorporated Subsidiary becomes a Significant Domestic Incorporated Subsidiary after the Closing Date other than in connection with a Permitted Acquisition to execute and deliver to the Administrative Agent, as promptly as possible, but in any event not later than the later of (x) the date that is sixty (60) days after becoming a Significant Domestic Incorporated Subsidiary and (y) the date on which the first financial statements and compliance certificates after becoming a Significant Domestic Incorporated Subsidiary are required to be delivered pursuant to Section 7.1(A) are delivered (or such later date as agreed to by the Administrative Agent in writing in its sole discretion), an executed Supplement to become a Domestic Subsidiary Guarantor under the Domestic Subsidiary Guaranty in the form of Annex I-1 to the Domestic Subsidiary Guaranty (whereupon such Subsidiary shall become a “Domestic Subsidiary Guarantor” under this Agreement), (iii) each Foreign Subsidiary that becomes a Significant Foreign Subsidiary of a Foreign Subsidiary Borrower after the Closing Date  in connection with a Permitted Acquisition (subject to there being no unreasonable adverse tax impact thereof) to execute and deliver to the Administrative Agent, as promptly as possible, but in any event not later than sixty (60) days after becoming such a Significant Foreign Subsidiary (or such later date as agreed to by the Administrative Agent in writing in its sole discretion), an executed Supplement to become a Foreign Subsidiary Guarantor under the Foreign Subsidiary Guaranty in the form of Annex I-2 to the Foreign Subsidiary Guaranty (whereupon such Subsidiary shall become a “Foreign Subsidiary Guarantor” under this Agreement), and (iv) each Foreign Subsidiary that becomes a Significant Foreign Subsidiary of a Foreign Subsidiary Borrower after the Closing Date other than in connection with a Permitted Acquisition (subject to there being no unreasonable adverse tax impact thereof) to execute and deliver to the Administrative Agent, as promptly as possible, but in any event not later than the later of (x) the date that is sixty (60) days after becoming a Significant Foreign Subsidiary and (y) the date on which the first financial statements and compliance certificates after becoming a Significant Foreign Subsidiary are required to be delivered pursuant to Section 7.1(A) are delivered (or such later date as agreed to by the Administrative Agent in writing in its sole discretion), an executed Supplement to become a Foreign Subsidiary Guarantor under the Foreign Subsidiary Guaranty in the form of Annex I-2 to the Foreign Subsidiary Guaranty (whereupon such Subsidiary shall become a “Foreign Subsidiary Guarantor” under this Agreement), and (b) deliver and cause each such Domestic Incorporated Subsidiary or Foreign Subsidiary to deliver corporate resolutions, opinions of counsel, and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.  Upon the Company’s written request of and certification to the Administrative Agent that (i) a Domestic Incorporated Subsidiary is no longer a Significant

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Domestic Incorporated Subsidiary or (ii) a Foreign Subsidiary is no longer a Significant Foreign Subsidiary, the Administrative Agent, as contemplated in the Domestic Subsidiary Guaranty or the Foreign Subsidiary Guaranty, as applicable, shall release such Domestic Incorporated Subsidiary or Foreign Subsidiary from its duties and obligations under the Domestic Subsidiary Guaranty or Foreign Subsidiary Guaranty, as applicable; provided, that if such Domestic Incorporated Subsidiary or Foreign Subsidiary subsequently qualifies as a Significant Domestic Incorporated Subsidiary or Significant Foreign Subsidiary, it shall be required to re-execute the Domestic Subsidiary Guaranty or Foreign Subsidiary Guaranty, as applicable.

7.3    Negative Covenants.

(A)    Indebtedness.  Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(i)    the Obligations;

(ii)    Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

(iii)    Indebtedness in respect of obligations secured by Customary Permitted Liens;

(iv)    Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);

(v)    Indebtedness arising from intercompany loans and advances; provided, that, except with respect to Indebtedness under a securitization transaction, the aggregate principal amount of intercompany loans and advances to Affiliates which are not members of the Obligor Group from Affiliates which are members of the Obligor Group (in each case, as determined at the time such intercompany loan is made) shall not exceed 10% of Consolidated Tangible Assets at any time outstanding; provided further, that such intercompany loans and advances shall be subject to the subordination provisions of Section 10.14 of this Agreement, Section 6 of the Domestic Subsidiary Guaranty and Section 6 of the Foreign Subsidiary Guaranty, in each case, to the extent applicable in such circumstance.

(vi)    Indebtedness in respect of Hedging Obligations permitted under Section 7.3(M);

(vii)    Guarantees of Indebtedness permitted hereunder;

(viii)    Indebtedness of any Person acquired pursuant to a Permitted Acquisition, so long as such Indebtedness was not incurred in contemplation of such acquisition;

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(ix)    Indebtedness that is subordinated to the Obligations pursuant to an agreement reasonably acceptable to the Administrative Agent;

(x)    Indebtedness consisting of promissory notes issued to redeem Equity Interests of the Company permitted hereby;

(xi)    Indebtedness with respect to surety, appeal and performance bonds obtained by the Company or any of its Subsidiaries in the ordinary course of business, including Indebtedness arising incurred pursuant to section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or section 7e of the German Social Security Code Part IV (Sozialgesetzbuch IV) including under any bank guarantee, surety (Bürgschaft) or any other instrument issued by a bank or financial institution in order to comply with the German Act on Partial Retirement (Altersteilzeitgesetz) or the German Social Security Code Part IV (Sozialgesetzbuch IV);

(xii)    Indebtedness evidenced by the 2013 Senior Notes, the 2016 Senior Notes and the 2018 Senior Notes (including any Indebtedness of the Subsidiary Guarantors arising under a guaranty of the 2013 Senior Notes, the 2016 Senior Notes or the 2018 Senior Notes);

(xiii)    secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Company or any of its Subsidiaries to finance the acquisition of assets used in its business, if (1) at the time of such incurrence no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable assets on the date acquired, (3) such Indebtedness does not exceed $80,000,000 in the aggregate outstanding at any time, and (4) any Lien securing such Indebtedness is permitted under Section 7.3(C);

(xiv)    Receivables Facility Attributed Indebtedness in an aggregate amount not to exceed $300,000,000 at any time;

(xv)    other Indebtedness in addition to that referred to elsewhere in this Section 7.3(A) incurred and maintained by the Company and its Subsidiaries; provided that the incurrence of such additional Indebtedness does not result in a violation of the Leverage Ratio on a pro forma basis calculated hereunder for the fiscal quarter ending immediately prior to such incurrence; and provided further that no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would immediately result therefrom; and

(xvi)    Permitted Refinancing Indebtedness.

(B)    Sales of Assets.  Neither the Company nor any of its Significant Subsidiaries shall consummate any Asset Sale, except:

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(i)    transfers of assets between the Company and any wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company not otherwise prohibited by this Agreement;

(ii)    sales of inventory in the ordinary course of business;

(iii)    the disposition in the ordinary course of business of equipment or property that is obsolete, excess, or no longer necessary, used or useful in the Company’s or any Subsidiary’s business or of any asset in exchange for, or the proceeds of which shall be used to acquire, any replacement asset necessary or useful in the business of the Company or any Subsidiary;

(iv)    sales, transfers or assignments of Receivables in connection with receivables purchase facilities; provided, that the aggregate amount of Receivables Facility Attributed Indebtedness arising in connection therewith does not exceed amounts permitted under Section 7.3(A)(xiv);

(v)    sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice or other customary or reasonable business practices;

(vi)    sales, transfers, leases and other dispositions of property that are (x) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (y) investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Company or any Subsidiary (including in connection with an acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger or (z) another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary are sold);

(vii)    leases entered into in the ordinary course of business, and sale and leaseback transactions, in each case, to the extent that they do not materially interfere with the business of the Company and its Subsidiaries and the sale of such assets and the related Indebtedness under any resulting Capitalized Lease would otherwise be permitted hereunder;

(viii)    sales, transfers, licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Company and its Subsidiaries;

(ix)    dispositions resulting from any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary; and

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(x)    contributions of assets constituting Investments in Joint Ventures that would otherwise be permitted under Section 7.3(D)(xi) and for which no cash proceeds are received;

(xi)    the unwinding of Hedging Arrangements; and

(xii)    sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for not less than fair market value (as determined in good faith by the Company’s management or board of directors) and (b) when combined with all such other transactions pursuant to this Section 7.3(B)(xii) (each such transaction being valued at book value) during the then current fiscal year, represents the disposition of assets with an aggregate book value not greater than 15% of the aggregate book value of Consolidated Assets as of the end of the immediately preceding fiscal year.  If the proceeds resulting from an Asset Sale are used by the Company or the applicable Subsidiary within 180 days of the date on which such proceeds arose to acquire property useful in such Person’s business, then, only for purposes of determining compliance with this Section 7.3(B)(xii), such Asset Sale shall not be included in such determination.

(C)    Liens.  Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

(i)    Liens created by the Loan Documents or otherwise securing the Obligations;

(ii)    Permitted Existing Liens;

(iii)    Customary Permitted Liens;

(iv)    purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Company’s acquisition thereof) securing Indebtedness permitted pursuant to Section 7.3(A)(viii) or (xiii);  provided that such Liens shall not apply to any property of the Company or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

(v)    Liens with respect to property acquired by the Company or any of its Subsidiaries after the Closing Date (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; provided, that such Liens shall extend only to the property so acquired;

(vi)    Liens with respect to property of any Person the Capital Stock of which is acquired (directly or indirectly) by the Company or any of its Subsidiaries after the Closing Date (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; provided, that (x) such Liens (other than Liens of the type described in clause (iv) above) shall extend only to the property of such

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Person, (y) such Liens shall secure Indebtedness permitted hereunder not in excess of $70,000,000 in the aggregate and (z) the Company or the applicable Subsidiary shall cause such Liens to be terminated within sixty (60) days of the date on which such Permitted  Acquisition is consummated;

(vii)    Liens arising under or in connection with the 2013 Senior Notes, the 2016 Senior Notes, the 2018 Senior Notes, the 2013 Note Agreement, the 2016 Senior Note Agreement, the 2018 Senior Note Agreement and any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $50,000,000, so long as the creditors under such facility or note purchase agreement agree to be bound by the terms of the Intercreditor Agreement, the collateral securing the Liens of such creditors also secures the Obligations, and the Liens of such creditors are pari passu to the Liens securing the Obligations to the extent that the collateral securing such Liens also secures the Obligations;

(viii)    Liens securing Receivables Facility Attributed Indebtedness permitted under Section 7.3(A);

(ix)    Liens securing Hedging Obligations pursuant to Hedging Arrangements entered into by the Company and its Subsidiaries in the ordinary course of business and permitted hereby; and

(x)    Liens with respect to property of any of Foreign Subsidiaries and securing Indebtedness of Foreign Subsidiaries; provided, that such Liens shall only secure Indebtedness permitted hereunder not in excess of $80,000,000 in the aggregate;

(xi)    other Liens in addition to those described in Sections 7.3(C)(i) through (x) securing Indebtedness not to exceed $40,000,000 in the aggregate.

In addition, other than such restrictions contained in agreements of the type set forth in clauses (i)-(x) of Section 7.3(L) below, neither the Company nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Lenders, as collateral for the Obligations.  Notwithstanding the foregoing, any such agreement, note, indenture or other instrument may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Lenders, as collateral for the Obligations, so long as such prohibition ceases to apply if each of the 2013 Senior Noteholders, the 2016 Senior Noteholders, the 2018 Senior Noteholders and the lenders or creditors under any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $50,000,000, agree to be bound by the terms of the Intercreditor Agreement, and shall be provided with a Lien that is equal and ratable with any Lien provided to the Administrative Agent for the benefit of itself and the Lenders.

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(D)    Investments.  Except to the extent permitted pursuant to paragraph (G) below, neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

(i)    Investments in cash and Cash Equivalents;

(ii)    Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

(iii)    Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(iv)    Investments consisting of deposit accounts maintained by the Company and its Subsidiaries;

(v)    Investments in (i) Domestic Incorporated Subsidiaries or (ii) Foreign Subsidiaries which provide a guarantee (including gross-up amounts for any withholding taxes or capital charges) of the Obligations (as distinguished from solely guaranteeing Drawn Foreign Amounts) (each such Foreign Subsidiary, a “Foreign Guarantor”), so long as any guarantee payments made in connection with such guarantee can be shared and applied in accordance with the requirements of the Intercreditor Agreement; provided,  however, that any Investment constituting a Permitted Acquisition shall be governed by clause (vii) below and not this clause (v);

(vi)    Investments in Foreign Subsidiaries which are not Foreign Guarantors, subject to the Foreign Subsidiary Investment Limitation, if applicable; provided, that (x) intercompany loans permitted pursuant to Section 7.3(A)(v) and assets of Foreign Subsidiaries (other than assets directly or indirectly contributed to such Foreign Subsidiaries by the Company and/or the Significant Domestic Incorporated Subsidiaries after the Closing Date) which are used to make Investments in other Foreign Subsidiaries shall not be included in determining compliance with this clause (vi), (y) prior to consummating any Investment in a Foreign Subsidiary in an amount in excess of $100,000,000, the Company shall demonstrate to the Administrative Agent’s satisfaction the Company’s and its Subsidiaries’ pro forma compliance or planned pro forma compliance with this clause (vi), and (z) any Investment constituting a Permitted Acquisition shall be governed by clause (vii) below and not this clause (vi);

(vii)    Investments constituting Permitted Acquisitions; provided, that the Leverage Ratio will not exceed 3.50 to 1.00 immediately after giving effect to (x) any Permitted Acquisition during the Leverage Ratio Increase Period (including the Permitted Acquisition which triggered the beginning of such Leverage Ratio Increase Period) where the net consideration therefor is $50,000,000 or more, or (y) any Permitted Acquisition in excess of $150,000,000 (as demonstrated by the

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Company on a pro forma basis to the Administrative Agent’s satisfaction for any such Permitted Acquisition in excess of $150,000,000, with no such demonstration of pro forma compliance being required pursuant to this Section 7.3(D)(vii) for any such Permitted Acquisition less than or equal to $150,000,000); provided,  further, that if a Foreign Subsidiary (the “Acquiring Foreign Subsidiary”) acquires another Person that becomes a Foreign Subsidiary (the “Target Sub”) as a result of such Acquisition, and the Equity Interests of the Target Sub are transferred in their entirety by the Acquiring Foreign Subsidiary to the Company or a Significant Domestic Incorporated Subsidiary within 60 days after the date on which the Target Sub is initially Acquired, then the Target Sub shall be deemed to have been owned at all times by the Company or the applicable Significant Domestic Incorporated Subsidiary, and, so long as the other conditions for a Permitted Acquisition have been satisfied and the Leverage Ratio test set forth above is met, then the Investment in the Target Sub shall be permitted under this clause (vii);

(viii)    Investments constituting Indebtedness permitted by Section 7.3(A), Contingent Obligations permitted by Section 7.3(E) or Restricted Payments permitted by Section 7.3(F);

(ix)    Investments consisting of any right of the Company or its wholly-owned Domestic Incorporated Subsidiaries to payment for goods sold or for services rendered, whether or not it has been earned by performance;

(x)    Investments comprised of capital contributions (whether in the form of cash, a note, or other assets) to a Subsidiary or other special purpose entity created solely to engage in transactions giving rise to Receivables Facility Attributed Indebtedness permitted hereunder or otherwise resulting from transfers of assets permitted hereunder to such a Subsidiary or special purpose entity;

(xi)    Investments in Joint Ventures in an aggregate amount not to exceed $200,000,000; and

(xii)    Investments in addition to those referred to elsewhere in this Section 7.3(D) in an aggregate amount not to exceed $100,000,000.

(E)    Contingent Obligations.  Neither the Company nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations, together with replacement Contingent Obligations (on substantially similar terms as the Permitted Existing Contingent Obligations) to the extent of any Permitted Refinancing Indebtedness of the Indebtedness that was the subject of such Permitted Existing Contingent Obligations; (iii) obligations, warranties, guarantees and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Company or such Subsidiary; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Company or any Subsidiary in the ordinary course of business, (v) Contingent Obligations of the Subsidiary

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Guarantors under the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranty or of a Foreign Guarantor under a guaranty of the Indebtedness under the agreements described in clause (vi) below, (vi) Contingent Obligations of the Subsidiary Guarantors or any of the Company’s other Subsidiaries under any guaranty of the Indebtedness arising under the 2013 Senior Notes, the 2016 Senior Notes, the 2018 Senior Notes, the 2013 Note Agreement, the 2016 Senior Note Agreement, the 2018 Senior Note Agreement or any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $50,000,000, so long as the creditors under such facility or note purchase agreement agree to be bound by the terms of the Intercreditor Agreement, (vii) obligations arising under or related to the Loan Documents, (viii) Contingent Obligations arising in connection with Receivables Facility Attributed Indebtedness permitted under Section 7.3(A); (ix) Contingent Obligations of the Company or any Subsidiary arising from the guaranty of Indebtedness of the Company or any Subsidiary, as applicable, to the extent such Indebtedness was permitted pursuant to Section 7.3(A); (x) Contingent Obligations in respect of representations and warranties customarily given in respect of Asset Sales otherwise permitted hereunder; and (xi) Contingent Obligations, in an aggregate amount not to exceed $200,000,000 at any time outstanding, arising as a result of the guaranty of any Indebtedness not described in clauses (i) through (x) hereof and otherwise permitted under Section 7.3(A).

(F)    Restricted Payments.  The Company shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payment if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom; provided,  however, that the Company or any Subsidiary may make dividend payments to holders of its Equity Interests or stock repurchases or redemptions pursuant to any Stock Repurchase Plan subsequent to the occurrence of a Default or an Unmatured Default if the payment of such dividends or commitment to make such stock repurchase was publicly announced to such holders of Equity Interests prior to the occurrence of such Default or Unmatured Default.  In addition to the foregoing, the Company shall not permit any of its issued and outstanding Capital Stock or any of its Subsidiaries’ issued and outstanding Capital Stock to be subject to any redemption right or repurchase agreement pursuant to which the Company or any Subsidiary is or may become obligated to redeem or repurchase its Capital Stock, other than those agreements identified in Schedule 6.8.

(G)    Conduct of Business; Subsidiaries; Acquisitions.  Neither the Company nor any  of its Significant Subsidiaries shall engage in any business other than the businesses engaged in by the Company on the date hereof and any business or activities which are reasonably similar, related or incidental thereto or logical extensions thereof.  The Company shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default which is not being cured shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct in all material respects or, with respect to any representation that is qualified by materiality or Material Adverse Effect, all respects (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true in all material respects or all respects, as applicable, as of such date); and (iii) after such creation, acquisition or capitalization the Company shall be in compliance with the terms of Section 7.2(K)

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and Section 7.3(L).  Neither the Company nor any Significant Domestic Subsidiary shall make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):

(i)    no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

(ii)    the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

(iii)    prior to each such Acquisition with a purchase price in excess of $150,000,000, the Company shall deliver to the Administrative Agent a certificate from one of the Authorized Signers, demonstrating to the reasonable satisfaction of the Administrative Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, on a pro forma basis using, for any Acquisition, historical financial statements containing reasonable adjustments satisfactory to the Administrative Agent, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default;

(iv)    the Leverage Ratio will not exceed 3.50 to 1.00 immediately after giving effect to (x) any Acquisition during the Leverage Ratio Increase Period (including the Acquisition which triggered the beginning of such Leverage Ratio Increase Period) where the net consideration therefor is $50,000,000 or more, or (y) any Acquisition in excess of $150,000,000 (as demonstrated by the Company on a pro forma basis to the Administrative Agent’s satisfaction for any such Acquisition in excess of $150,000,000, including for purposes of calculating such ratio, EBITDA of the Person which is the subject of such Acquisition for the preceding 12 month period, with no such demonstration of pro forma compliance being required pursuant to this Section 7.3(G)(iv) for any such Acquisition less than or equal to $150,000,000); and

(v)    the businesses being acquired shall be reasonably similar, related or incidental to, or a logical extension of, the businesses or activities engaged in by the Company on the Closing Date.

Notwithstanding the foregoing, it is acknowledged and agreed that following any Permitted Acquisition that is consummated in compliance with both this Section 7.3(G) and Section 7.3(D)(vii), the Leverage Ratio for the fiscal quarter during which such Permitted Acquisition was consummated and the next three fiscal quarters thereafter may exceed 3.50 to 1.00 pursuant to Section 7.4(A) if the Leverage Ratio Increase Requirements are satisfied.

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(H)    Transactions with Affiliates.  Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (other than a wholly-owned direct or indirect Subsidiary of the Company), on terms that are (a) not authorized by the board of directors (or equivalent governing body) of the Company or any of its Subsidiaries, as applicable, or (b) less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such an Affiliate, except for (i) Restricted Payments permitted by Section 7.3(F), (ii) Investments permitted by Section 7.3(D), (iii) transactions in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and (iv) loans and advances to employees in the ordinary course of business and in amounts consistent with practice in effect prior to the Closing Date.

(I)    Restriction on Fundamental Changes.  Neither the Company nor any of its Significant Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company’s consolidated business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 7.3(B),  7.3(D) or 7.3(G) and, (ii) a Subsidiary of the Company may be merged into or consolidated with the Company (in which case the Company shall be the surviving corporation) or any wholly-owned Domestic Incorporated Subsidiary of the Company, (iii) a Foreign Subsidiary may be merged into or consolidated with any other wholly-owned Foreign Subsidiary (provided that if involving a Foreign Subsidiary Borrower, the Foreign Subsidiary Borrower shall be the surviving corporation), and (iv) any liquidation of any Subsidiary of the Company into the Company or another Subsidiary of the Company, as applicable.

(J)    Margin Regulations.  Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock in such amounts as would cause this Agreement to be deemed a “purpose credit” for purposes of Regulation T.

(K)    [Reserved]

(L)    Subsidiary Covenants.  The Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Significant Subsidiary  to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary other than pursuant to (i) applicable law, (ii) this Agreement or the other Loan Documents, (iii) the 2013 Senior Notes, the 2016 Senior Notes, the 2018 Senior Notes and any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $50,000,000, so long as the creditors under such facility or note purchase agreement agree to be bound by the terms of the Intercreditor Agreement, (iv) restrictions imposed by the holder of a Lien permitted by Section 7.3(C), (v) restrictions and conditions on the foregoing existing as of the Closing Date, (vi) customary

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restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (vii)  restrictions or conditions imposed by any agreement relating to any securitization transaction permitted by this Agreement if such restrictions or conditions apply only to the assets and interests therein that are the subject of the securitization transaction or to any Subsidiary which is a special purpose entity party to and whose sole business relates to such securitization transaction, (viii)  restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (ix) customary provisions in leases and other contracts restricting the assignment thereof, (x) restrictions and conditions in any existing or future joint venture agreement that restricts the ability of any party to such agreement to create, incur or permit a Lien on the equity interests in the joint venture and (xi) restrictions and conditions in any existing or future license agreement with respect to intellectual property that restricts the ability of any party to such agreement to create, incur or permit a Lien on such intellectual property.

(M)    Hedging Obligations.  The Company shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Company or such Subsidiary pursuant to which the Company or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, which are non-speculative in nature.  Such permitted hedging agreements entered into by the Company or any Subsidiary and any Lender or any affiliate of any Lender are sometimes referred to herein as “Hedging Agreements.”

(N)    Issuance of Disqualified Stock.  From and after the Closing Date, neither the Company, nor any of its Subsidiaries shall issue to any Person (other than the Company or a wholly-owned Subsidiary) any Disqualified Stock unless after giving effect to the next sentence, such Disqualified Stock and Indebtedness is issued in accordance with the terms of this Agreement.  All issued and outstanding Disqualified Stock issued to any Person (other than the Company or a wholly-owned Subsidiary) shall be treated as Indebtedness for all purposes of this Agreement (and as funded Indebtedness for purposes of Section 7.1(F)), and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.

7.4    Financial Covenants.  The Company shall comply with the following:

(A)    Maximum Leverage Ratio. The Company and its consolidated Subsidiaries shall not permit the ratio (the “Leverage Ratio”) of (i) Net Indebtedness to (ii) EBITDA to be greater than 3.50 to 1.00 for each four (4) fiscal quarter period of the Company beginning with the fiscal quarter ending June 30, 2019 (or, so long as the Leverage Ratio Increase Requirements have been met, 4.00 to 1.00 for the fiscal quarter during which any applicable Permitted Acquisition was consummated and the next three succeeding fiscal quarters).

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter of the Company based upon (a) for Net Indebtedness, Net Indebtedness as of the last day

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of each such fiscal quarter; and (b) for EBITDA, the actual amount for the Last Twelve-Month Period, provided, that the Leverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial statements and containing reasonable adjustments satisfactory to the Administrative Agent, broken down by fiscal quarter in the Company’s reasonable judgment.

(B)    Minimum Consolidated Net Worth.  The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (i) $1,156,000,000 (the applicable “Base Amount”) plus (ii) on the last Business Day of each fiscal year, beginning with the fiscal year ending September 30, 2019, the sum of fifty percent (50%) of Net Income (if positive) for such fiscal year, plus (iii) fifty percent (50%) of the net cash proceeds resulting from the issuance by the Company of any Capital Stock, other than shares of Capital Stock issued pursuant to employee stock option or ownership plans; provided, that the effect of adjustments (not in excess of the Maximum Adjustment Amount) in the accumulated other comprehensive earnings accounts of the Company and its Subsidiaries, shall in each case be excluded in calculating the Company’s Consolidated Net Worth.  For purposes of this Section 7.4(B), “Maximum Adjustment Amount” means 10% of the Base Amount.  The Company’s compliance with this covenant shall be calculated and tested as of the end of each fiscal quarter.

ARTICLE VIII:  DEFAULTS

8.1    Defaults.  Each of the following occurrences shall constitute a Default under this Agreement:

(A)    Failure to Make Payments When Due.  (i) The Company shall fail to pay when due any of the Obligations consisting of principal with respect to the Loans or Reimbursement Obligations or (ii) any member of the Obligor Group shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

(B)    Breach of Certain Covenants.  The Company shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under:

(i)    Section 7.1 and such failure shall continue unremedied for thirty (30) days;

(ii)    Section 7.2 (other than Section 7.2(J)(ii)) and such failure shall continue unremedied for thirty (30) days after notice thereof from the Agent or any Lender is delivered to the Company or an Authorized Officer of the Company otherwise becomes aware of such failure, or

(iii)    Sections 7.2(J)(ii),  7.3 or 7.4.

(C)    Breach of Representation or Warranty.  Any representation or warranty made or deemed made by the Company to the Administrative Agent or any Lender herein or by the Company or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

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(D)    Other Defaults.  The Company shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) of this Section 8.1), or the Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue unremedied and unwaived for thirty (30) days after the occurrence thereof.

(E)    Default as to Other Indebtedness.  The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder, but including, without limitation, Disqualified Stock issued to Persons other than the Company or any wholly-owned Subsidiary), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $60,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness having such aggregate outstanding principal amount, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Company offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness, or require a redemption or other repurchase of such Indebtedness or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

(F)    Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i)    An involuntary case shall be commenced against the Company, any of the Company’s Significant Domestic Incorporated Subsidiaries, or any of the Company’s Significant Foreign Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, any of the Company’s Significant Domestic Incorporated Subsidiaries, or any of the Company’s Significant Foreign Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

(ii)    A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, any of the Company’s Significant Domestic Incorporated Subsidiaries or any of the Company’s Significant Foreign Subsidiaries or over all or a substantial part of the property of the Company, any of the Company’s Significant Domestic Incorporated Subsidiaries or any of the Company’s Significant Foreign Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company, any of the Company’s Significant Domestic Incorporated Subsidiaries or any of the Company’s Significant Foreign Subsidiaries or of all or a substantial part of the property of the

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Company, any of the Company’s Significant Domestic Incorporated Subsidiaries or any of the Company’s Significant Foreign Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company, any of the Company’s Significant Domestic Incorporated Subsidiaries or any of the Company’s Significant Foreign Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

(iii)    Any member of the Obligor Group incorporated under the laws of the Federal Republic of Germany: (i) is over-indebted (überschuldet) within the meaning of section 19 InsO (as applicable from time to time) or unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 InsO, suspends making payments on all or a material part of its debts or announces an intention to do so or (ii) commences negotiations with any one or more of its creditors (other than a Credit Party in its capacity as such) with a view to the general readjustment or rescheduling of its indebtedness or, for any of the reasons set out in sections 17 to 19 InsO or (iii) any such member of the Obligor Group files for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) or the board of directors or management (Vorstand oder Geschäftsführung) of any such member of the Obligor Group is required by law to file for insolvency; or (iv) the competent court takes any of the actions set out in section 21 InsO or the competent court institutes or rejects (for reason of insufficiency of its funds to implement such proceedings) insolvency proceedings against any such member of the Obligor Group (Eröffnung des Insolvenzverfahrens).

(G)    Voluntary Bankruptcy; Appointment of Receiver, Etc.  The Company, any of the Company’s Significant Domestic Incorporated Subsidiaries or any of the Company’s Significant Foreign Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

(H)    Judgments and Attachments.  Any money judgment(s) (other than a money judgment covered by insurance reasonably satisfactory (including the amount thereof) to the Administrative Agent and as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage or subject to indemnity), writ or warrant of attachment, or similar process against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $60,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days.

(I)    Dissolution.  Any order, judgment or decree shall be entered against the Company decreeing its involuntary dissolution or split up from its Significant Subsidiaries and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Company shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

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(J)    Loan Documents.  At any time, for any reason, any Loan Document that materially affects the ability of the Administrative Agent or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Company or any of the Company’s Significant Subsidiaries party thereto seek to repudiate their respective obligations thereunder.

(K)    ERISA Event. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, individually or when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

(L)    Installment Payments.  The Company or any member of the Controlled Group has failed to make an installment or any other payment which could result in a lien under Section 430(k) of the Code with respect to a liability in excess of $60,000,000.

(M)    Change of Control.  A Change of Control shall occur.

(N)    Environmental Matters.  The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Company or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Company or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries, which, in any case, has or is reasonably likely to have a Material Adverse Effect.

(O)    Guarantor Revocation.  Except as permitted upon the termination of such Foreign Subsidiary Guarantor’s parent as a Foreign Subsidiary Borrower, any guarantor of the Obligations shall terminate or revoke any of its obligations under the Domestic Subsidiary Guaranty or the Foreign Subsidiary Guaranty (other than any termination or revocation after release in accordance with this Agreement or any other Loan Document).

(P)    Receivables Facility Attributed Indebtedness.  An event (such event, a “Receivables Facility Trigger Event”) shall occur which (i) permits the investors or purchasers in respect of Receivables Facility Attributed Indebtedness of the Company or any Affiliate of the Company to require the early amortization or liquidation of such Receivables Facility Attributed Indebtedness in an aggregate outstanding amount in excess of $60,000,000 and (x) such Receivables Facility Trigger Event shall not be remedied or waived within the later to occur of the tenth day after the occurrence thereof or the expiry date of any grace period related thereto under the agreement evidencing such Receivables Facility Attributed Indebtedness, or (y) such investors shall require the early amortization or liquidation of such Receivables Facility Attributed Indebtedness as a result of such Receivables Facility Trigger Event, (ii) results in the termination of reinvestments of collections or proceeds of receivables and related assets under the agreements evidencing such Receivables Facility Attributed Indebtedness, or (iii) causes or otherwise permits the replacement or substitution of the Company or any Affiliate thereof as the servicer under the agreements evidencing such Receivables Facility Attributed Indebtedness; provided, however, that this Section 8.1(P) shall not apply on any date with respect to any voluntary request by the Company or an Affiliate thereof for an above-described amortization, liquidation, or termination of reinvestments so long as the aforementioned investors or purchasers cannot independently require on such date such amortization, liquidation or termination of reinvestments.

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A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 9.3.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

9.1    Termination of Revolving Loan Commitments;  Acceleration.  If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to any Borrower, the Termination Date shall be deemed to have occurred, all obligations of the Lenders to make Loans hereunder and the obligation of any Issuing Banks to issue Letters of Credit hereunder shall automatically terminate, the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender and the Borrowers shall be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent the cash collateral required pursuant to Section 3.11.  If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Termination Date to have occurred and the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

9.2    Preservation of Rights.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the applicable Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full in cash.

9.3    Amendments.  Subject to the provisions of this Article IX and except as otherwise provided in Section 2.22 with respect to an Incremental Term Loan Amendment, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided,  however, that no such supplemental agreement shall, without the consent of each Lender (which is not a Defaulting Lender) affected thereby (provided, that a Defaulting Lender shall be permitted to consent to any increase or extension of its Revolving Loan Commitment or any amendment, waiver or modification which would otherwise require its consent pursuant to clauses (ii) and (iii) below):

(i)    Postpone or extend such Lender’s Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans (other than prepayments thereunder), the Reimbursement Obligations or any

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fees or other amounts payable to such Lender or any modifications of the provisions relating to prepayments of Loans and other Obligations;

(ii)    Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon; provided,  however, that a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof shall only require the approval of the Required Lenders; or

(iii)    Increase the amount of the Revolving Loan Commitment of any Lender hereunder, increase any Lender’s Pro Rata Share or increase the aggregate principal amount of such Lender’s Loans;

provided,  further,  however, that no such supplemental agreement shall, without the consent of each Lender (which is not a Defaulting Lender):

(i)    Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of “Required Lenders” or “Pro Rata Share” (it being understood that,  solely with the consent of the parties prescribed by Section 2.22 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date);

(ii)    Permit any Borrower to assign its rights under this Agreement;

(iii)    Other than pursuant to a transaction permitted by the terms of this Agreement, release the Company or any guarantor from its obligations under Section 16.1, the Domestic Subsidiary Guaranty or the Foreign Subsidiary Guaranty;

(iv)    Amend Section 12.2 or 12.3 in a manner that would alter the pro rata sharing of payments required thereby (it being acknowledged and agreed that any Lender’s decision to extend the maturity date for any of its Loans pursuant to an amend and extend transaction and any technical amendments described in the last paragraph of this Section 9.3 shall not require the consent of any other Lender); or

(v)    Amend the definition of “Agreed Currencies” or “Agreed Jurisdictions” or amend Section 2.23, this Section 9.3 or Section 12.3.

No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank, and (c) any Issuing Bank shall be effective without the written consent of such Issuing Bank.  The Administrative Agent may waive payment of the fee required under Section 13.3(C) without obtaining the consent of any of the Lenders.

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Notwithstanding the foregoing, the Administrative Agent, the Borrowers, the applicable extending Lenders, the Issuing Bank and the Swing Line Bank may enter into an amendment to or amendment and restatement of this Agreement to implement an extension of the Revolving Loan Termination Date (an “Extension”), but without the consent of any other Lenders (except to the extent otherwise required pursuant to the preceding provisos in this Section 9.3), to effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the terms of any such Extension, including any amendments necessary to establish extended Revolving Loan Commitments as a new tranche of Revolving Loan Commitments, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of Revolving Credit Obligations upon the expiration or termination of the commitments under any Class or tranche).

ARTICLE X:  GENERAL PROVISIONS

10.1    Survival of Representations.  All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Revolving Loan Commitments have not been terminated.

10.2    Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3    Intentionally Omitted.

10.4    Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.5    Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the Co-Syndication Agents and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof.

10.6    Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

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10.7    Expenses; Indemnification.

(A)    Expenses.  The Borrowers shall reimburse the Administrative Agent, the Arrangers and the Co-Syndication Agents  for any reasonable and documented costs and out-of-pocket expenses (including reasonable and documented fees, time charges and expenses of attorneys and paralegals for the Administrative Agent) paid or incurred by the Administrative Agent, the Arrangers or the Co-Syndication Agents in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents.  The Company also agrees to reimburse the Administrative Agent, the Arrangers, the Co-Syndication Agents and the Lenders for any reasonable and documented costs and out-of-pocket expenses (including reasonable and documented fees, time charges and expenses of attorneys and paralegals for the Administrative Agent, the Arrangers, the Co-Syndication Agents and the Lenders) paid or incurred by the Administrative Agent, the Arrangers, the Co-Syndication Agents or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents.

(B)    Indemnity.  The Borrowers further agree to defend, protect, indemnify, and hold harmless the Administrative Agent, each Arranger, each Co-Syndication Agent, and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent’s, Arranger’s, Co-Syndication Agent’s, Lender’s, or Affiliate’s respective officers, directors, trustees, investment advisors, employees, attorneys, advisors and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the “Indemnitees”), based upon its obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable costs, reasonable expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

(i)    this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

(ii)    any liabilities, obligations, responsibilities, losses, damages, personal injury, death, economic damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Company, its Subsidiaries or any of their respective predecessors in interest, or, the past, present

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or future environmental, health or safety condition of any respective property of the Company or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Company or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the “Indemnified Matters”);

provided,  however, that the foregoing indemnity will not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from (i) the willful misconduct, bad faith or gross negligence of, or intentional breach of its material duties and obligations under this Agreement or any of the other Loan Documents by, such Indemnitee (or any of its controlled Affiliates and their respective directors, officers, employees and partners, in each case to the extent involved in the transactions contemplated by this Agreement), in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) any disputes solely among Indemnitees and not arising out of any act or omission of any Borrower or any of its Subsidiaries (other than any proceeding against the Administrative Agent solely in its capacity as such or in fulfilling its role as Administrative Agent, or against any Arranger solely in its capacity or in fulfilling its role as an Arranger).  If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(C)    Waiver of Certain Claims.  The Borrowers further agree to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.

(D)    Survival of Agreements.  The obligations and agreements of the Borrowers under this Section 10.7 shall survive the termination of this Agreement.

10.8    Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

10.9    Confidentiality.  Each Lender agrees to hold any confidential information which it may receive from any member of the Obligor Group pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, and, in each case, their respective employees, directors and officers, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in Hedging Agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 13.4, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) in the event and to the extent such confidential information (A) becomes publicly available other than as a

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result of breach of this Section or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

10.10    Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.11    Nonliability of Lenders.  The relationship among the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to any Borrower.  Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower’s business or operations.

10.12    GOVERNING LAW.  ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE BORROWERS AND THE LENDERS IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

10.13    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

(A)    EXCLUSIVE JURISDICTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY MEMBER OF THE OBLIGOR GROUP AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT (OTHER THAN COUNTERCLAIMS INITIATED IN THE SAME JURISDICTION AS THE CLAIM) SHALL BE BROUGHT TO THE EXTENT POSSIBLE ONLY IN A COURT IN NEW YORK CITY, NEW YORK.

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(B)    SERVICE OF PROCESS.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY ADDRESSED AS PROVIDED HEREIN.  NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY OF THE PARTIES HERETO TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(C)    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.  EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(D)    ADVICE OF COUNSEL.  EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 10.7 AND THIS SECTION 10.13, WITH ITS COUNSEL.

(E)    SERVICE OF PROCESS TO FOREIGN SUBSIDIARY BORROWERS.  EACH FOREIGN SUBSIDIARY BORROWER IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 10.13(A) IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK.  THE COMPANY HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE COMPANY HAS AGREED TO ACCEPT SUCH APPOINTMENT (AND ANY SIMILAR APPOINTMENT BY A SUBSIDIARY GUARANTOR WHICH IS A FOREIGN SUBSIDIARY).  SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH FOREIGN SUBSIDIARY BORROWER UNTIL ALL LOANS, ALL REIMBURSEMENT OBLIGATIONS, INTEREST THEREON AND ALL OTHER AMOUNTS PAYABLE BY SUCH FOREIGN SUBSIDIARY BORROWER HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF AND SUCH FOREIGN SUBSIDIARY BORROWER SHALL HAVE BEEN TERMINATED AS A BORROWER

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HEREUNDER PURSUANT TO SECTION 2.23.  EACH FOREIGN SUBSIDIARY BORROWER HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 10.13(A) IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK BY SERVICE OF PROCESS UPON THE COMPANY AS PROVIDED IN THIS SECTION 10.13(E); PROVIDED THAT, TO THE EXTENT LAWFUL AND POSSIBLE, NOTICE OF SAID SERVICE UPON SUCH AGENT SHALL BE MAILED BY REGISTERED OR CERTIFIED AIR MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AND (IF APPLICABLE TO) SUCH FOREIGN SUBSIDIARY BORROWER AT ITS ADDRESS SET FORTH IN THE BORROWING SUBSIDIARY AGREEMENT TO WHICH IT IS A PARTY OR TO ANY OTHER ADDRESS OF WHICH SUCH FOREIGN SUBSIDIARY BORROWER SHALL HAVE GIVEN WRITTEN NOTICE TO THE ADMINISTRATIVE AGENT (WITH A COPY THEREOF TO THE COMPANY).  EACH FOREIGN SUBSIDIARY BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH FOREIGN SUBSIDIARY BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH FOREIGN SUBSIDIARY BORROWER.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.14    Subordination of Intercompany Indebtedness.  Each Borrower agrees that any and all claims of such Borrower against any of its Affiliates that is a guarantor with respect to any indebtedness of any guarantor to such Borrower (“Intercompany Indebtedness”), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties, including, without limitation, claims arising from liens or security interests upon property, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing each Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such guarantor to the extent permitted by the terms of this Agreement and the other Loan Documents.  Should any payment, distribution, security or instrument or proceeds thereof be received by a Borrower upon or with respect to the Intercompany Indebtedness in contravention of this Agreement or the Loan Documents or after the occurrence of a Default, including, without limitation, an event described in Section 8.1(F) or (G), prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrowers and the Lenders (and their Affiliates), each Borrower shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the applicable Borrower where necessary), for application to any of the Obligations, due or not due,

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and, until so delivered, the same shall be held in trust by the applicable Borrower as the property of the holders of the Obligations.  If the applicable Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same.  Each Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrowers and the Lenders (and their Affiliates) have been terminated, such Borrower will not assign or transfer to any Person (other than the Administrative Agent) any claim such Borrower has or may have against any guarantor.

10.15    USA PATRIOT Act.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrowers in accordance with the Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.16    No Duties Imposed on Co-Syndication Agents,  Co-Documentation Agents or Arrangers.  None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a “Co-Syndication Agent,” “Co-Documentation Agent” or “Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a “Co-Syndication Agent,” “Co-Documentation Agent” or “Arranger” shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.17    Accounting.  Except as provided to the contrary herein, all accounting terms and other applicable definitions, covenants and provisions herein shall be interpreted and all accounting determinations and other applicable calculations hereunder shall be made in accordance with Agreement Accounting Principles.  If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Company’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided,  however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial reports (excluding in any event financial statements) required

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to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes.  In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.  Notwithstanding the foregoing or any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its Subsidiaries at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Staff Position APB 14-1 to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything herein to the contrary, all obligations of any Person that are or would be characterized as operating lease obligations in accordance with Agreement Accounting Principles as in effect on December 14, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not Capitalized Lease Obligations) for purposes of the Loan Documents regardless of any change in Agreement Accounting Principles following December 14, 2018 (or any change in the implementation in Agreement Accounting Principles for future periods that are contemplated as of December 14, 2018) that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance with the foregoing.

10.18    Acknowledgment Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(A)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the

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event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(B)    As used in this Section 10.18, the following terms have the following meanings:

(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)     “Covered Entity” means any of the following:

(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12. U.S.C 5390(c)(8)(D).

10.19    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(A)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(B)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

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(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.20    Certain ERISA Matters.

(A)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other member of the Obligor Group, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Loan Commitments;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement;

(iii)    (a) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (b) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, (c) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (d) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation

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in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(B)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (A) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (A), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other member of the Obligor Group, that none of the Administrative Agent, any Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

ARTICLE XI:  THE ADMINISTRATIVE AGENT

11.1    Appointment; Nature of Relationship.  Wells Fargo is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 9-102 of the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders, for itself and on behalf of its affiliates, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

11.2    Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to

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take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

11.3    General Immunity.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.

11.4    No Responsibility for Loans, Creditworthiness, Recitals, Etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.  The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.

11.5    Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans.  Upon receipt of any such instructions from the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), the Administrative Agent shall be permitted to act on behalf of the full principal amount of the Obligations.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

11.6    Employment of Administrative Agent and Counsel.  The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

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11.7    Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

11.8    The Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to its respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is paid or reimbursed by any Borrower or found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent.

11.9    Rights as a Lender.  With respect to its Revolving Loan Commitment, Loans made by it, and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders”, “Issuing Bank” or “Issuing Banks” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

11.10    Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger, either Co-Syndication Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, either Co-Syndication Agent or any other Lender based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking the action under this Agreement and the other Loan Documents.  Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent for any of its Affiliates in any capacity.

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11.11    Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company.  Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent.  Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Company, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a Lender and shall be a commercial bank having capital and retained earnings of at least $500,000,000.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.  The Administrative Agent may not be removed without its prior written consent.

11.12    No Duties Imposed Upon Arrangers or Agents.  No Person identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as an “Arranger”, a “Co-Syndication Agent” or a “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than if such Person is a Lender, those applicable to all Lenders as such.  Without limiting the foregoing, no Person identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as an “Arranger”, a “Co-Syndication Agent” or a “Co-Documentation Agent” shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender.  In addition to the agreement set forth in Section 11.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

11.13    Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

11.14    Delegation to Affiliates.  The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents, and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under terms of this Agreement.

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11.15    Intercreditor Agreement and Subsidiary Guaranties.  Each Lender authorizes the Administrative Agent to enter into and remain subject to each of the Intercreditor Agreement, the Domestic Subsidiary Guaranty and the Foreign Subsidiary Guaranty on behalf and for the benefit of such Lender and to take all actions contemplated by such documents, including, without limitation, all enforcement actions.  Each Lender agrees to be bound by the terms and conditions of the Intercreditor Agreement.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

12.1    Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to any Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

12.2    Ratable Payments; Failure to Fund.  (A)  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 2.14(E),  4.1,  4.2, or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

(B)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.2(D),  2.17,  3.6,  3.7 or 11.8, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swing Line Bank or an Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

12.3    Application of Payments.  If any Borrower, prior to the occurrence of a Default, has remitted a payment to the Administrative Agent or any Lender without indicating the Obligation to be reduced thereby, or at any time after the occurrence of a Default, subject to the provisions of Section 9.2, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any Obligations in the following order:

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(A)    first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or any Borrower;

(B)    second, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

(C)    third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

(D)    fourth, to pay interest due in respect of Swing Line Loans;

(E)    fifth, to pay interest due in respect of Loans (other than Swing Line Loans and L/C Obligations);

(F)    sixth, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

(G)    seventh, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations;

(H)    eighth, to provide required cash collateral, if required pursuant to Section 3.11; and

(I)    ninth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the applicable Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurocurrency Rate Loans with those Eurocurrency Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.  The order of priority set forth in this Section 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the issuer(s) of Letters of Credit as among themselves.  Upon written notice to the Borrowers, the order of priority set forth in clauses (C) through (I) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without consent of or approval by the Company, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank.  The order of priority set forth in clauses (A) and (B) of this Section 12.3 may be changed only with the prior written consent of the Administrative Agent.

12.4    Relations Among Lenders.

(A)    Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Company or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or,

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as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

(B)    The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1    Successors and Assigns; Designated Lenders.

(A)    Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) none of the Borrowers shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 13.3, and (iii) any transfer by Participants must be made in compliance with Section 13.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 or Section 13.3 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.2.  The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any promissory note issued hereunder to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any promissory note issued hereunder to direct or indirect contractual counterparties in interest rate swap agreements relating to the Loans, but in all cases excluding credit default swaps; provided,  however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3.  The Administrative Agent may treat the Person which made any Revolving Loan or which holds any promissory note issued hereunder as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3;  provided,  however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Revolving Loan or which holds any promissory note issued hereunder to direct payments relating to such Revolving Loan or promissory note issued hereunder to another Person.  Any assignee of the rights to any Revolving Loan or any promissory note issued hereunder agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a promissory note has been issued hereunder in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

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(B)    Designated Lenders.

(i)    Subject to the terms and conditions set forth in this Section 13.1(B), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 13.1(B) shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).  Upon the execution by the parties to each such designation of an agreement in the form of Exhibit L hereto (a “Designation Agreement”) and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement.  The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender.  As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article IV hereof for any amount which would exceed the amount that would have been payable by the applicable Borrower to the Lender from which the Designated Lender obtained any interests hereunder.  No additional promissory notes shall be required to be issued hereunder with respect to Loans provided by a Designated Lender; provided,  however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the promissory notes issued hereunder in its possession as an administrative agent for such Designated Lender to the extent of the Loan funded by such Designated Lender.  Such Designating Lender shall act as an administrative agent for its Designated Lender and give and receive notices and communications hereunder.  Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Administrative Agent shall be responsible for any Designating Lender’s application of such payments.  In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrowers or the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with Section 13.4, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

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(ii)    Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender.  This Section 13.1(B) shall survive the termination of this Agreement.

13.2    Participations.

(A)    Permitted Participants; Effect.  Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Revolving Credit Obligations of such Lender, any promissory note issued hereunder held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Revolving Credit Obligations and the holder of any promissory note issued to it hereunder in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(B)    Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 9.3.

(C)    Benefit of Certain Provisions.  Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.  Each Borrower further agrees that each Participant shall be entitled to the benefits of Article IV and Section 2.14(E) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3,  provided that (i) a Participant shall not be entitled to receive any greater payment under Article IV or Section 2.14(E) than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the

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sale of such interest to such Participant is made with the prior written consent of the applicable Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Article IV and Section 2.14(E) to the same extent as if it were a Lender.

13.3    Assignments.

(A)    Permitted Assignments.  Any Lender may at any time assign to one or more banks or other entities (but not natural persons or the Company or any Affiliate of the Company) (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be evidenced by an agreement substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto (each such agreement, an “Assignment Agreement”).  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the applicable Borrower and the Administrative Agent, either be in an amount equal to the entire applicable Revolving Credit Obligations of the assigning Lender or (unless each of the applicable Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Revolving Credit Obligations subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the Assignment Agreement.

(B)    Consents.  The consent of the applicable Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided that the consent of the applicable Borrower shall not be required if a Default has occurred and is continuing; provided further, that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof.  The consent of each Issuing Bank shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund.  The consent of the Administrative Agent shall be required prior to an assignment becoming effective.  Any consent required under this Section 13.3(B) shall not be unreasonably withheld or delayed.

(C)    Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Sections 13.3(A) and 13.3(B), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent or unless such assignment is made to such assigning Lender’s Affiliate), such assignment shall become effective on the effective date specified in such assignment.  The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Revolving Loan Commitment and Revolving Credit Obligations under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Revolving Credit

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Obligations assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent.  In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(C), the transferor Lender, the Administrative Agent and the applicable Borrower shall, at no additional cost to the applicable Borrower, and, if the transferor Lender or the Purchaser desires that its Loans be evidenced by promissory notes, make appropriate arrangements so that, upon cancellation and surrender to the applicable Borrower of the previously issued promissory notes (if any) held by the transferor Lender, new promissory notes issued hereunder or, as appropriate, replacement promissory notes are issued to such transferor Lender, if applicable, and new promissory notes or, as appropriate, replacement promissory notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments (or, if the Revolving Loan Termination Date has occurred, their respective Revolving Credit Obligations), as adjusted pursuant to such assignment.

(D)    The Register.  The Administrative Agent, acting solely for this purpose as an agent of each Borrower (and each Borrower hereby designates the Administrative Agent to act in such capacity), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this Section 13.3.  The entries in the Register shall be conclusive, and Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.4    Dissemination of Information.  Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of such Borrower and its Subsidiaries; provided, that each Transferee and prospective Transferee agrees to be bound by Section 10.9 of this Agreement.

13.5    Tax Certifications.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.14(E).

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ARTICLE XIV:  NOTICES

14.1    Giving Notice.  Except as otherwise permitted by Section 2.13 with respect to Borrowing/Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)    if to any Borrower or any Subsidiary Guarantor, at the Company’s address or telecopier number set forth on the signature page hereof;

(ii)    if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof, provided,  however, that all notices relating to Loans (but not any notices relating to Letters of Credit) shall also be delivered to:

Wells Fargo Bank, N.A.
1525 West W.T. Harris Blvd
Charlotte, NC  28262
Attn:  Agency Services
Agencyservices.requests@wellsfargo.com

(iii)    if to an Issuing Bank, at its address or telecopier number set forth on the signature page hereof; and

(iv)    if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

14.2    Change of Address.  Each of the Company and the Administrative Agent may change the address for service of notice upon it by a notice in writing to the other parties hereto, including, without limitation, each Lender.  Each Lender may change the address for service of notice upon it by a notice in writing to the Company and the Administrative Agent.

ARTICLE XV:  COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by each Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telephone, that it has taken such action.

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ARTICLE XVI:  CROSS GUARANTEE

16.1    Guarantee.  In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the last paragraph of this Section 16.1, each Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers.  Each Borrower further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

Each Borrower hereby waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of each Borrower hereunder shall not be affected by: (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Obligations, for any reason related to this Agreement, any Hedging Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.

Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

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Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a holder of the Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.  Each Borrower further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender, disadvantageous to the Administrative Agent, the Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Borrower shall make payment of such Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrower to the Administrative Agent, the Issuing Bank and the Lenders.

Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of the Obligations.

Each Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Section 16.1 or the Domestic Subsidiary Guaranty or Foreign Subsidiary Guaranty, as applicable,  in respect of Hedging Obligations (provided, however, that each Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Section 16.1 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Each Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support,

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or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Notwithstanding anything contained in this Section 16.1 to the contrary, no Foreign Subsidiary Borrower shall be liable hereunder for any of the Loans made to, or any other Obligation incurred solely by or on behalf of, the Company or any Domestic Subsidiary Borrower. The Parties agree that no German Obligor shall be liable for any obligations, guarantees, indemnities, fees, costs or other Obligations other than in relation to Loans directly made to it and in particular, nothing in this Section 16.1 shall constitute a guarantee by a German Obligor, except that this Section 16.1 shall constitute a guarantee by Woodward Kempen with respect to Woodward Aken, and Woodward Kempen shall, subject to Section 16.2  (Limitation on Enforcement) below, be liable for any and all obligations, guarantees, indemnities, fees, costs or other Obligations in relation to Loans made to Woodward Aken.

16.2    Limitation on Enforcement.  The enforcement of the guarantee granted by any German Obligor pursuant to this Article XVI (the “Guaranty”) will be limited in accordance with the following:

(A)    If this Guaranty is enforced

(i)    with respect to amounts which correspond to funds that have been borrowed under the Loan Documents and have been on-lent to, or otherwise been passed on (unless it has been passed on in a way where repayment or enforcement would not affect section 30, 31 German GmbH-Act (GmbH-Gesetz) (the “GmbH-Act”)) to, the relevant German Obligor or any of its subsidiaries to the extent that such amounts have not been repaid and are outstanding at the date the Guaranty is enforced; and/or

(ii)    at any time when a domination and profit and loss transfer agreement (in accordance with section 291 of the German Stock Corporation Act (Aktiengesetz)) (Beherrschungs- und Gewinnabführungsvertrag) is or becomes effective between the German Obligor and any direct or indirect shareholder of the German Obligor or a subsidiary of such shareholder as dominating entity (beherrschendes Unternehmen) and, to the extent required to prevent a conflict with section 30, 31 German GmbH-Act, a valuable counterclaim exists (werthaltiger Anspruch); (the amounts with respect to which enforcement is sought under the conditions described in clauses (i) and/or (ii) being hereinafter referred to collectively as the “Unlimited Enforcement Amount”), the enforcement of the Guaranty of the relevant German Obligor shall be unlimited.

(B)    To the extent that the enforcement of the Guaranty is made in respect of amounts other than of the Unlimited Enforcement Amount and the relevant German Obligor demonstrates that an unrestricted enforcement of the Guaranty has the effect of:

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(iii)    reducing such Guarantor's net assets (Nettovermögen) (the “Net Assets”) to an amount less than its stated share capital (Stammkapital), or

(iv)    (if its Net Assets are already lower than its stated share capital) causing such amount to be further reduced,

and thereby affects its assets which are required for the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act (“Limitation on Enforcement” or “Limitation Event”), the Administrative Agent shall only be entitled to enforce the Guaranty and to claim any payment under the Guaranty in excess of the Unlimited Enforcement Amount in respect of the Obligations up to an amount which corresponds to the amount by which the Net Assets of the relevant German Obligor (determined in accordance with sub-paragraph (c) below) exceed the amount which is necessary to preserve the stated share capital of the relevant German Obligor.

(C)    The value of the Net Assets shall be determined in accordance with the provisions of the German Commercial Act (Handelsgesetzbuch, “HGB”) consistently applied by the respective Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 HGB) in the previous years, save that:

(v)    the amount of any increase of the stated share capital (Stammkapital) of the relevant German Obligor (A) made from retained earnings (aus Gesellschaftsmitteln), or (B) made by way of contributions in kind (gegen Sacheinlagen), registered after the date of this Agreement without the prior written consent of the Administrative Agent shall be deducted from the relevant stated share capital;

(vi)    deducting (A) any amount of profits (Gewinne) not available for distribution to the shareholders (Ausschüttungssperre) and (B) provisions for expense (Aufwandsrückstellungen) according to 249 para. 1, sent. 2 no. 1 HGB;

(vii)    loans and other liabilities incurred in violation of the provisions of any Loan Document shall be disregarded (unless the relevant director demonstrates that such violation was neither negligent nor willful); and

(viii)    loans provided to the relevant German Obligor by any member of the group shall not be taken into account as liabilities as far as such loans are subordinated by law or by contract at least to the claims of the unsubordinated creditors of such relevant Guarantor, unless a waiver, the contribution of such liability into the capital reserves of the German Guarantor or any other way of extinguishing the relevant liability (including by way of deep subordination) would violate mandatory legal restrictions applicable to the relevant creditor of such liability.

(D)    The Limitation on Enforcement shall only apply if and to the extent that (i) the managing director(s) (Geschäftsführer) on behalf of the relevant German Obligor have notified and confirmed in writing to the Administrative Agent within 10 Business Days following a demand

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under the Guaranty that and to what extent an unrestricted enforcement of the Guaranty would lead to the occurrence of a Limitation Event (the “Management Determination”).

(E)    If the Administrative Agent disagrees with the Management Determination, the Administrative Agent shall nevertheless be entitled to enforce the Guaranty with respect to the Unlimited Enforcement Amount and all additional amounts which are undisputed between itself and the relevant German Obligor in accordance with the provisions of paragraph (d) above. In relation to the amount which is disputed, the Administrative Agent and the relevant German Obligor shall instruct a firm of auditors of international standing and reputation to determine within 40 calendar days (or such longer period as has been agreed between the relevant German Obligor and the Administrative Agent) from the date the Administrative Agent has contested the Management Determination the amount of the relevant German Obligor’s available Net Assets (the “Auditor's Determination”). If the Administrative Agent and the relevant German Obligor do not agree on the appointment of a joint auditor within 5 Business Days from the date the Administrative Agent has disputed the Management Determination, the Administrative Agent shall be entitled to appoint auditors of international standing and reputation in its sole discretion. The amounts determined in the Auditor's Determination shall be (except for manifest error) binding for all parties hereto. The costs of the Auditor’s Determination shall be borne by the relevant German Obligor.

(F)    If pursuant to the Auditor’s Determination the amount of the available Net Assets is higher than set out in the Management Determination, the Administrative Agent may avail itself of any enforcement proceeds which exceed the amount which is necessary, pursuant to the Auditor’s Determination, to maintain the relevant German Obligor’s stated share capital.

(G)    The relevant German Obligor shall realize, to the extent legally permitted and commercially reasonable, in a situation where it does not have sufficient net assets to maintain its stated share capital, any and all of its assets that are shown in its balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the relevant asset is not necessary for such relevant Guarantor’s business (nicht betriebsnotwendig).

(H)    The limitation set out in paragraph (b) above does not affect the right of the Administrative Agent to claim any outstanding amount again at a later point in time if and to the extent that paragraph (b) would allow this at that later point.

(I)    This Section 16.2 (Limitation on Enforcement) shall apply mutatis mutandis if the Guaranty is granted by a member of the Obligor Group incorporated as a limited liability partnership (GmbH & Co. KG) in relation to the limited liability company as general partner (Komplementär) of such member of the Obligor Group.

(J)    Any restrictions set out in this Section 16.2 (Limitation on Enforcement)  shall cease to be effective at the date of a court decision pursuant to section 26 or 27 of the InsO on the petition for the commencement of insolvency proceedings with respect to the relevant German Obligor’s assets.

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ARTICLE XVII:  AMENDMENT AND RESTATEMENT

The Company, the Foreign Subsidiary Borrowers, the Lenders and the Administrative Agent agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 5.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the Indebtedness created thereunder.  The commitments to extend credit of each Lender that is a party to the Existing Credit Agreement shall, on the Closing Date, automatically be deemed amended and the only commitments to extend credit shall be those hereunder.  Without limiting the foregoing, upon the effectiveness hereof: (a) all loans and letters of credit incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Letters of Credit under (and shall be governed by the terms of) this Agreement and the other Loan Documents, (b) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, respectively, (c) all obligations constituting “Obligations” under the Existing Credit Agreement with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) any promissory note issued under the Existing Credit Agreement shall be deemed for all purposes superseded and replaced by the promissory notes (if any) issued to such Lender under this Agreement, (e) any obligations under the “Fee Letters” (as defined in the Existing Credit Agreement) shall be of no further force and effect and such Fee Letters are hereby terminated, and  (f) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Loan Obligations are equal to its Pro Rata Share of the aggregate Revolving Loan Obligations on the Closing Date and the Borrowers hereby agree to compensate each Lender for reasonable and documented costs and out-of-pocket expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Rate Loans on the terms and in the manner set forth in Section 4.4 hereof.  Each Lender hereby confirms the Administrative Agent’s authority to enter into such additional reaffirmations of, or any amendments to, amendments and restatements of, or other modifications to, the other existing Loan Documents as the Administrative Agent shall approve in its sole discretion, in connection with the amendment and restatement of the Existing Credit Agreement so long as such amendments, restatements or other modifications do not contain any material modifications adverse to the Lenders (and, for the avoidance of doubt, such modifications may include the addition or removal of Loan Parties and other changes that are otherwise permitted by the Administrative Agent’s authority under or with respect to such existing Loan Documents or are consistent with changes in provisions included in this Agreement as compared to the provisions of the Existing Credit Agreement).

The remainder of this page is intentionally blank.

132

IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

, as Administrative Agent, as
WOODWARD, INC., as a Borrower

By:	/s/ Donald J. Guzzardo
Name: Donald J. Guzzardo
Title: Treasurer and Vice President, Investor Relations

Address: 1081 Woodward Way
Fort Collins, Colorado 80524

Telephone No.: (970) 498-3580
Facsimile No.: (970) 619-3802

WOODWARD AKEN GMBH, as a Foreign Subsidiary Borrower

By:	/s/ Jens Pollack
Name: Jens Pollack
Title: Managing Director

Address: Koethener Chaussee 46
06385 Aken (Elbe)

Telephone No.: +49 34909 8800
Facsimile No: _______________

WOODWARD KEMPEN GMBH, as a Foreign Subsidiary Borrower

By:	/s/ Martin Fischer
Name: Martin Fischer
Title: Managing Director

Address: Krefelder Weg 47
47906 Kempen

Telephone No.: +492152/ 1451
Facsimile No: +492152/ 145200

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Swing Line Bank, as an Issuing Bank and as a Lender

By:	/s/ Peg Laughlin
Name: Peg Laughlin
Title: SVP

Address: 1525 West WT Harris Blvd-1B1
Charlotte, NC 28262

Attention: John Cappuccilli
Telephone No.: 704-427-6210
Facsimile No.: 704-715-0017

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

JPMorgan Chase Bank, N.A. , as an Issuing Bank and a Lender

By:	/s/ Lynn Braun
Name: Lynn Braun
Title: Executive Director

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

U.S. Bank National Association, as a Lender

By:	/s/ Jacob Payne
Name: Jacob Payne
Title: Senior Vice President

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

Bank of America, N.A., as a Lender

By:	/s/ John Sletten
Name: John Sletten
Title: Vice President

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

MUFG BANK, Ltd., as a Lender

By:	/s/ Thomas J. Sterr
Name: Thomas J. Sterr
Title: Authorized Signatory

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

Branch Banking And Trust Company, as a Lender

By:	/s/ Jim Wright
Name: Jim Wright
Title: Vice President

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

Fifth Third Bank, as a Lender

By:	/s/ Robert Mangers
Name: Robert Mangers
Title: Director

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

The Northern Trust Company, as a Lender

By:	/s/ Molly Drennan
Name: Molly Drennan
Title: Senior Vice President

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

BOKF, NA dba Bok Financial (F/K/A Colorado State Bank and Trust), as a Lender

By:	/s/ Matthew J. Mason
Name: Matthew J. Mason
Title: Senior Vice President

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

HSBC Bank USA, N.A, as a Lender

By:	/s/ Brett Callanan
Name: Brett Callanan
Title: Vice President

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

Bank of the West, as a Lender

By:	/s/ Nicholas Orr
Name: Nicholas Orr
Title: Director, CCB & Investment Banking Rep

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

Citibank, N.A., as a Lender

By:	/s/ Brad Peters
Name: Brad Peters
Title: Director

Signature Page to

Woodward Amended and Restated Credit Agreement (2019)

EXHIBIT A
TO
CREDIT AGREEMENT

Revolving Loan Commitments

Lender	Revolving Loan Commitment
Wells Fargo Bank, National Association	$200,000,000
U.S. Bank National Association	$160,000,000
JPMorgan Chase Bank, N.A.	$160,000,000
Bank of America, N.A.	$100,000,000
MUFG Bank, Ltd.	$100,000,000
Branch Banking and Trust Company	$100,000,000
Fifth Third Bank	$30,000,000
The Northern Trust Company	$30,000,000
BOKF, NA dba BOK Financial (f/k/a Colorado State Bank and Trust)	$30,000,000
HSBC Bank USA, N.A.	$30,000,000
Bank of the West	$30,000,000
Citibank, N.A.	$30,000,000
Total	$1,000,000,000

A-1

EXHIBIT A-1
TO
CREDIT AGREEMENT

Eurocurrency Payment Offices

Agreed Currency	Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, an Issuing Bank and a Lender
euro	Bank Name: Natixis Swift Code: NATXFRPPXXX
Account Number: FR7630007999990611132100020
Swift ID: NATXFRPPXXX

Japanese Yen	Bank Name: Sumitomo Mitsui Bank Corporation
Swift Code: SMBCJPJTXXX
Account Number: 5082
Swift ID: SMBCJPJTXXX

British Pounds Sterling	Bank Name: National Westminster Bank PLC
Swift Code: NWBKGB2LXXX
Account Number: GB52NWBK60000410017267
Swift ID: NWBKGB2LXXX

Canadian Dollars	Bank Name: Bank of Montreal
Swift Code: BOFMCAM2XXX
Account Number: 00021981012
Swift ID: BOFMCAM2XXX

Swiss Francs	Bank Name: Credit Suisse
Swift Code: CRESCHZZ80A
Account Number: CH5204835263973403010
Swift ID: CRESCHZZ80A

A-1-1

EXHIBIT B
TO
CREDIT AGREEMENT

Form of Borrowing/Election Notice

TO:       Wells Fargo Bank, National Association, as the “Administrative Agent” under that certain Amended and Restated Credit Agreement, dated as of June 19, 2019, by and among Woodward, Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto (together with the Company, the “Borrowers”) the institutions from time to time parties thereto as Lenders (the “Lenders”) and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Company hereby gives to the Administrative Agent a Borrowing/Election Notice pursuant to [Section 2.2] [Section 2.7] [Section 2.9] of the Credit Agreement, and notifies the Administrative Agent that [applicable Borrower] hereby requests to [borrow][convert][continue] on                   , ____  (the “Borrowing Date”):

(a)  [from the Lenders on a pro rata basis] an aggregate principal amount of [USD$][CAD$][€][¥][£][CHF]             in Revolving Loans [which are presently outstanding as a [Floating Rate Advance][Eurocurrency Rate Advance] [as][into]:

1.  ☐    a Floating Rate Advance1

2.  ☐    a Eurocurrency Rate Advance with the following characteristics:

Applicable Interest Period of              month(s)

Applicable Agreed Currency: _________________

(b) from the Swing Line Bank a Swing Line Loan in the principal amount of $____________ as a [Floating Rate Advance] [an Advance, pursuant to Section 2.2(B), accruing interest at a per annum rate equal to [___]%2].

The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties of the undersigned and [applicable Borrower] contained in Article VI of the Credit Agreement are and shall be true and correct in all material respects or, with respect to any representation that is qualified by materiality or Material Adverse Effect, all respects, on and as of the date hereof and on and as of the Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects or all respects, as applicable, as of such date); (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Borrowing Date or will result from the making of the proposed Loans; and (iii) the conditions set forth in Section 5.[1] [2] of the Credit Agreement have been satisfied.

_____________________________

1 Floating Rate Advances must be in USD$.

2 For non-dollar Swingline to be the rate agreed to by the Company and the Swingline Bank.

B-1

Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Borrowing/Election Notice.

Dated: ,	WOODWARD, INC.

By:

Its:

B-2

EXHIBIT C

TO

CREDIT AGREEMENT

Form of Request for Letter of Credit

TO:       [Insert name of Issuing Bank]; and

Wells Fargo Bank, National Association, as the “Administrative Agent” under that certain Amended and Restated Credit Agreement, dated as of June 19, 2019, by and among Woodward, Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto (together with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.4 of the Credit Agreement, [applicable Borrower] hereby gives to the Issuing Bank a request for issuance of a Letter of Credit on behalf of [applicable Borrower] for the benefit of                                                 3, in the amount of $                     , with an effective date of                                  ,         (the “Effective Date”) and an expiry date of                                   ,       .  [Insert instructions and /or conditions].

Each of the undersigned hereby certifies that (i) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are and shall be true and correct in all material respects or, with respect to any representation that is qualified by materiality or Material Adverse Effect, all respects, on and as of the date hereof and on and as of the Effective Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects or all respects, as applicable, as of such date); (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Effective Date or will result from the issuance of the proposed Letter of Credit; and (iii) the conditions set forth in Sections 3.4 and 5.2 of the Credit Agreement have been satisfied.

Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Request for Letter of Credit.

Dated: ,	WOODWARD, INC.

By:

Its:

____________________________

3 Insert name of beneficiary

C-1

Dated: ,	[BORROWER] [4]

By:

Its:

____________________________

4 If Letter of Credit is being requested for a Borrower other than the Company

C-2

EXHIBIT D

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Assignment Agreement") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:		[and is an Affiliate/Approved
Fund of [identify Lender]] [5]

3.	Borrower:	[applicable Borrower]

4.	Administrative Agent:	Wells Fargo Bank, National Association	as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	Amended and Restated Credit Agreement, dated as of June 19, 2019, among the Borrower, the other borrowers from time to time party thereto, the Lenders party thereto and the Administrative Agent
6.	Assigned Interest:

____________________________

5 Select as applicable.

Facility Assigned		Aggregate Amount of Revolving Loan Commitment/Loans for all Lenders*[6]	Amount of Revolving Loan Commitment/Loans Assigned*[7]	Percentage Assigned of Revolving Loan Commitment/Loans[8]
____________[9]		$	$	_______%
____________		$	$	_______%
____________		$	$	_______%

7.	Trade Date:			[10]

Effective Date:  ____________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:
ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:
Consented to and Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:____________________________________ Title:

____________________________

6  Insert Dollar amount or Equivalent Amount for Loans in Agreed Currencies other than Dollars

7  Insert Dollar amount or Equivalent Amount for Loans in Agreed Currencies other than Dollars

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Revolving Loan Commitment/Loans of all Lenders thereunder.

9 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment Agreement.

10 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

[Consented to:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank
By: __________________________ Title:

JPMORGAN CHASE BANK, N.A., as an Issuing Bank
By:	___________________________
Title:][11]

[Consented to:

[Applicable Borrower]
By:	___________________________
Title:][12]

____________________________

11 To be added only if the consent of each Issuing Bank is required by the terms of the Credit Agreement.

12 To be added only if the consent of the applicable Borrower is required by the terms of the Credit Agreement.

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT

1.  Representations and Warranties.

1.1  Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Company, any other Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment Agreement, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement, (vi) it has received a copy of the Credit Agreement and the Intercreditor Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment Agreement is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees (i) that it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) to be bound by the terms and conditions of the Intercreditor Agreement.

2.  Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SCHEDULE 1

PAYMENT INSTRUCTIONS/NOTICE INsTRUCTIONS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

EXHIBIT E

TO

CREDIT AGREEMENT

Form of Borrowers’ Counsel’s Opinion

Attached

PAUL

HASTINGS

Tel.: +49 69 907485-0

www.paulhastings.com

To:        Wells Fargo Bank, National Association as administrative agent; and those financial institutions from time to time being parties to the Credit Agreement (as defined below)) as lenders as of the date of this Opinion ("Addressees").

Frankfurt/Main, 19 June 2019

Re:       New York law governed amended and restated credit agreement dated 19 June 2019 ("Credit Agreement") in relation to a credit agreement originally dated 10 July 2013 between, among others, Woodward, Inc, as borrower, and Woodward Aken GmbH ("Foreign Subsidiary Borrower 1") and Woodward Kempen GmbH ("Foreign Subsidiary Borrower 2" and together with Foreign Subsidiary Borrower 1, the "Foreign Subsidiary Borrowers") as Foreign Subsidiary Borrowers and Wells Fargo Bank, National Association as administrative agent for the lenders

Dear Sirs,

1.    Introduction

1.1    This opinion letter ("Opinion") is being delivered to the Addressees at the request of Woodward, Inc. ("Client") and based upon instructions received from the Client alone. The provision of this Opinion to the Addressees is not to be taken as implying that we owe any duty of care to anyone other than the Client and does not, and does not purport to, create any lawyer-client, advisory or other contractual relationship with the Addressees. Notwithstanding the provision of this Opinion to the Addressees, we expressly reserve the right to represent the Client (if it so requests) in relation to any matters affecting the Transaction Documents (as defined below) at any time in the future.

1.2    We have prepared this Opinion exclusively with a view to assist our Client in fulfilling its obligations set out in the Credit Agreement. We assume no further obligation to advise, inform and/or warn (Hinweis- oder Warnpflichten) the Addressees in connection with the Transaction Documents (as defined below) and the transactions contemplated therein. We have not taken into account the interests of the Addressees and the Opinion may therefore not meet its particular requirements or objectives.

Paul Hastings (Europe) LLP is a limited liability partnership under English law regulated by the Solicitors Regulation Authority and registered in England & Wales with registered number OC306535.

Paul Hastings (Europe) LLP | TaunusTurm – Taunustor 1 | 60310 Frankfurt am Main | Germany

T: +49.69.907485.0 | f: +49.69.907485.499 | www.paulhastings.com

PAUL

HASTINGS

2.    Reviewed Documents

2.1    For the purposes of giving this Opinion, we have examined electronic copies of the executed Transaction Documents (as defined below) as well as electronic copies of the Corporate Documents (as defined below):

(a)    the Credit Agreement;

(b)    the revolving loan note given by Foreign Subsidiary Borrower 1 vis-à-vis U.S. Bank National Association, dated as of the date hereof;

(c)    the revolving loan note given by Foreign Subsidiary Borrower 2 vis-à-vis U.S. Bank National Association, dated as of the date hereof;

(d)    the revolving loan note given by Foreign Subsidiary Borrower 1 vis-à-vis CITIBANK, N.A., dated as of the date hereof; and

(e)    the revolving loan note given by Foreign Subsidiary Borrower 2 vis-à-vis CITIBANK, N.A., dated as of the date hereof,

((a) to (e) together, the "Transaction Documents"); as well as

(f)    the official excerpts from the electronic commercial register (Handelsregister) of each Foreign Subsidiary Borrower dated as of the date hereof;

(g)    the articles of association (Satzung) of the Foreign Subsidiary Borrower 1 in the form as certified by notary Angelika Kerber, Köthen, on 12 April 2012;

(h)    the articles of association (Satzung) of the Foreign Subsidiary Borrower 2 in the form as certified by notary Dr. Gerhard Pilger, Frankfurt am Main, on 19 August 2010;

(i)    the shareholder's lists (Gesellschafterliste) of the Foreign Subsidiary Borrower 1 in the form as certified by notary Thomas Haasen, Munich, pursuant to sec. 40 para. 2 German Limited Liability Companies Act ("GmbHG") on 4 December 2018;

(j)    the shareholder's lists (Gesellschafterliste) of the Foreign Subsidiary Borrower 2 in the form as certified by notary Evelyn Berger, Stuttgart-Vaihingen, on 22 February 2012;

(k)    the shareholder's resolution of the Foreign Subsidiary Borrower 1, dated 19 June 2019;

PAUL

HASTINGS

(l)    the shareholder's resolution of the Foreign Subsidiary Borrower 2, dated 19 June 2019; and

(m)    the certificates delivered by the managing directors (Geschäftsführer) of each Foreign Subsidiary Borrower dated 19 June 2019,

((f) to (m) together the "Corporate Documents" and together with the Transaction Documents, the "Documents")

2.2    We have not examined any other contract, instrument, charter or document entered into by or affecting any of the parties to the Transaction Documents. Other than the Corporate Documents, we have not examined any corporate or other records of any of the parties to the Transaction Documents nor made any enquiries concerning any such party or its assets for the purposes of this Opinion. Furthermore, we have made no searches or enquiries.

3.    Defined Terms

3.1    Terms accompanied by a German term in brackets shall have the meaning of the respective German term.

3.2    In this Opinion, German legal concepts are addressed in the English language, not in their original German terms which may not be identical in their respective legal understanding. Where a German translation of a word or phrase appears in the text of this Opinion, the German translation of such word or phrase shall prevail.

4.    Assumptions

This Opinion speaks as of the date hereof and relates only to the laws of the Federal Republic of Germany ("Germany") (including the laws of the European Union to the extent directly applicable in Germany in accordance with Articles 288 of the Treaty of the Functioning of the European Union as applied and construed by the courts in Germany, but except for German conflicts of laws rules (Internationales Privatrecht), any international treaty, general principles of international public law or any other part of international public law, even if, in each case, it is directly applicable in Germany or has been transformed into German law, unless in each case expressly referenced herein) as and when applied by the German courts and published and in effect on the date hereof and assumes that it is not affected by any law other than German law (including the laws of the European Union to the extent directly applicable in Germany) and assumes further:

(a)    the genuineness of all signatures;

(b)    the conformity to originals of all Documents supplied to us as paper, fax or electronic copies and the authenticity of the originals of such Documents;

PAUL

HASTINGS

(c)    that, where a document has been examined by us in draft or specimen form, or where an execution by all parties of a document cannot be assessed from the face of the document supplied to us, it has been executed, as the case may be, in the form of that draft, specimen and by all parties thereto;

(d)    that the copies of the articles of association referred to in Paragraph 2.1 (Reviewed Documents) correctly show the articles of association as in force and such articles of association have not been, in whole or in part, amended (or otherwise ceased to be effective in whole or in part);

(e)    that the extracts from the commercial register referred to in Paragraph 2.1 (Reviewed Documents) correctly show all facts capable of being registered as of their dates and no such facts capable of being registered have occurred or changed after the date of the relevant excerpt;

(f)    that the lists of shareholders referred to in Paragraph 2.1 (Reviewed Documents), above, is up-to-date and no changes in the shareholding have been made since the date of such list;

(g)    that there were no defects in the incorporation or establishment of any Foreign Subsidiary Borrower on the basis of which the relevant Foreign Subsidiary Borrower might not validly exist or might be dissolved (other than appearing on the face of any of the Corporate Documents);

(h)    that the articles of association (Satzung), resolutions and management decisions referred to in Paragraph 2.1 (Reviewed Documents), above have been validly adopted and have not been rescinded, amended or otherwise revoked since the dates mentioned in Paragraph 2.1 (Reviewed Documents), above;

(i)    that no Foreign Subsidiary Borrower has a supervisory board (Aufsichtsrat) or advisory board (Beirat) or has transferred rights to a supervisory board (Aufsichtsrat) or an advisory board (Beirat) of any other legal entity;

(j)    that none of the Foreign Subsidiary Borrowers conducts any deposit business (Einlagegeschäft) on a commercial basis;

(k)    that each person signing any Document has been duly appointed and such appointment has not been revoked prior to execution;

(l)    that if any Document has been executed by way of power of attorney, that such power of attorney has not been revoked, amended or rescinded prior to such execution;

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(m)    that each person signing a Document is the person indicated as signatory of such Document;

(n)    that none of the parties of the Documents benefits of a civil law immunity from suits of any kind;

(o)    the full legal capacity (Geschäftsfähigkeit) of all individuals who have executed and delivered the Documents (or other documents in connection therewith) on behalf of the parties thereto, that these individuals are not under custodianship (Betreuung) pursuant to sec 1896 et. seq. German Civil Code (Bürgerliches Gesetzbuch) ("BGB") and that there are no other restrictions besides the restrictions pursuant to the BGB for all individuals to validly execute the Documents;

(p)    the due execution and delivery of the Transaction Documents by each of the parties thereto (other than the Foreign Subsidiary Borrowers);

(q)    that the execution, delivery and performance of each Transaction Document by each party thereto (other than the Foreign Subsidiary Borrowers) does not violate in any respect any provision of the constitutional documents of such party and complies with such constitutional documents, and that the execution and delivery of the Transaction Documents by each of the parties (other than the Foreign Subsidiary Borrowers) thereto have been duly approved and authorized and/or ratified by all necessary corporate and other action in accordance with their respective constitutional documents in relation to each of these parties;

(r)    that each party to the Transaction Documents (other than the Foreign Subsidiary Borrowers):

(i)    was duly incorporated and validly existing under the laws of its jurisdiction of incorporation at the time it entered into the Transaction Documents and remains in existence as at the date of this Opinion;

(ii)    - where such concept applies or is otherwise relevant -, was in good standing under the laws of its respective jurisdiction of incorporation and/or principal place of business; and

(iii)    has had and has the capacity, power and authority to execute, deliver and perform its obligations under the Transaction Documents;

(s)    that the representations and warranties (other than such on which we opine in this Opinion) made by any party in the Transaction Documents are, on the date hereof, true and accurate in all respects and that none of the parties to the Transaction Documents knew or knows that such representations and warranties are either incorrect or impossible to fulfill;

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(t)    that all factual statements made in the Documents are correct and complete (which statements we have not independently verified);

(u)    other than expressly opined herein, the due compliance by all parties to the Transaction Documents with all matters as may relate to the obtaining of all necessary exemptions, consents, licenses, approvals and authorizations, the making of necessary filings, lodgments, registrations and notifications and the payment of any stamp duties and any other documentary taxes in relation to the Transaction Documents;

(v)    that no voluntary winding-up resolution or petition has been filed and no order has been made or rejected on grounds of insufficiency of assets (including any German law Masselosigkeit) by a court or by directly applicable law for the winding up, dissolution or administration of the Foreign Subsidiary Borrower and/or any other party to the Transaction Documents and no application for the commencement of bankruptcy or any other insolvency proceeding (including any German law application for or opening of insolvency proceedings (Insolvenzantrag) or application for or opening of debtor in possession proceedings (Antrag auf Eigenverwaltung) including, for the avoidance of doubt, protective shield proceedings (Schutzschirmverfahren)) has been made within the meaning of any applicable insolvency proceeding with respect to the Foreign Subsidiary Borrower and/or any other party to the Transaction Documents and that no such proceeding has been opened as of the date hereof which has not been disclosed in the commercial register excerpt indicated in Paragraph 2.1 (Reviewed Documents), above;

(w)    that none of the parties to the Transaction Documents:

(i)    is cash flow insolvent (including German law Zahlungsunfähigkeit);

(ii)    is balance sheet insolvent (including German law Überschuldung);

(iii)    is presumably unable to pay any of its debts when they become due (drohende Zahlungsunfähigkeit); or.

(iv)    has generally ceased to make payments (Zahlungseinstellung);

(x)    that each Foreign Subsidiary Borrower has (had) its place of principal management and its center of main interest in Germany and has no establishment outside Germany in each case as such terms are defined in Council Regulation (EU) No 848/2015 of 20 May 2015, or under German law, as applicable, and that the administrative seat (Verwaltungssitz) of the Foreign Subsidiary Borrowers is and has been for all purposes located in Germany.

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(y)    that each Transaction Document is legal, valid and binding under the relevant jurisdiction and enforceable in accordance with its terms under its respective governing laws;

(z)    that, insofar as the Transaction Documents have to be performed or enforced in any jurisdiction, performance will not be illegal or ineffective by virtue of the laws of that jurisdiction, except as expressly opined herein;

(aa)    that there are no:

(i)    other arrangements between any of the parties to the Transaction Documents;

(ii)    agreements or understandings (written or oral) among the parties; or

(iii)    usage of trade or course of prior dealing among the parties,

which would (in either case) define, supplement, change or qualify, modify or supersede the terms of the Transaction Documents and none of the agreements in the Transaction Documents have been revoked, rescinded, repealed, contested (angefochten), terminated (in each case whether as a whole or in part), amended or supplemented;

(bb)    the lack of bad faith and absence of fraud, duress, mistake or undue influence on the part of any of the parties to the Transaction Documents, the respective directors, employees, agents and advisors; and

(cc)    that the parties to the Transaction Documents when entering into these Transaction Documents and performing their obligations or exercising any discretion provided thereunder act in good faith (Treu und Glauben), and on arm’s length's terms.

5.    Opinions

On the basis of the above assumptions which we have not investigated further, and subject to the qualifications set out below, we are of the opinion that under the laws of Germany as in force and applied at the date hereof:

(a)    each Foreign Subsidiary Borrower is a company with limited liability (Gesellschaft mit beschränkter Haftung) and is existing under the laws of Germany;

(b)    each Foreign Subsidiary Borrower has the legal capacity, corporate power and authority to execute the Transaction Documents to which it is a party and to perform its respective obligations thereunder;

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(c)    each Foreign Subsidiary Borrower has taken all necessary corporate actions required under its constitutional documents and German corporate law binding on it to validly execute the Transaction Documents to which it is a party and to perform its respective obligations thereunder;

(d)    each Transaction Document has been duly executed by the relevant Foreign Subsidiary Borrower to which it is a party;

(e)    the entry into, and performance of, the Transaction Documents by the relevant Foreign Subsidiary Borrower (to the extent it is a party to it) does not violate the articles of association referred to in Paragraph 2.1(g) and 2.1(h) (Reviewed Documents), of the relevant Foreign Subsidiary Borrower;

(f)    no consent, approval, authorization, registration, filing with or order of any German court, governmental department or other regulatory body of Germany is required for the execution or delivery by the relevant Foreign Subsidiary Borrower of any Transaction Document and the performance of its respective obligations thereunder, which, if not obtained or made, would affect the validity or enforceability of the Transaction Documents;

(g)    the choice of the laws of the State of New York to govern the Transaction Documents is legal and binding under German law and will be recognized and upheld by the German courts;

(h)    the submission made by the Foreign Subsidiary Borrowers in the Transaction Documents to the jurisdiction of the U.S. federal or New York state court sitting in New York City will be given effect by the courts of Germany;

(i)    a final and conclusive judgment in a civil or commercial matter against the Foreign Subsidiary Borrowers for a definite sum of money obtained in any U.S. federal or New York state court sitting in New York City for the recovery of amounts due and unpaid by such Foreign Subsidiary Borrower under the Transaction Documents to which the relevant Foreign Subsidiary Borrower is a party will be recognized by the appropriate courts of the Federal Republic of Germany as creating a debt enforceable against the relevant Foreign Subsidiary Borrower by the judgment creditor and such courts will give judgment in fresh proceedings to recover the debt without re-examination and re-litigation of the matters adjudicated upon; and

(j)    there are no registration, stamp or other taxes or duties of any kind payable in Germany in connection with the execution by any Foreign Subsidiary Borrower of the Transaction Documents to which it is a party and the performance of its respective obligations thereunder.

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6.    Qualifications

6.1    General

Our opinions expressed in Paragraph 5 above are subject to the following qualifications:

(a)    No opinion is expressed as to matters of fact.

(b)    We have not been asked and do not opine on the validity and enforceability of the Documents.

(c)    We express no opinion on

(i)    the financial standing of the Foreign Subsidiary Borrowers or other financial aspects in relation to the Transaction Documents, nor as to whether the terms of the Transaction Documents are appropriate or sufficient to achieve their presumed commercial purpose;

(ii)    European Union law (except where directly applicable in Germany);

(iii)    German external trade law (Außenwirtschaftsrecht) (including, but not limited to, the German Act on External Trade (Außenwirtschaftsgesetz) and the German External Trade Administrative Order (Außenwirtschaftsverordnung))

(iv)    German tax laws, German regulatory laws (Aufsichtsrecht), including matters relating to the German Banking Act (Kreditwesengesetz);

(v)    foreclosure law (Zwangsvollstreckungsrecht); or

(vi)    insurance law.

Where we have addressed specific questions in one of the above legal areas in this Paragraph 6 (Qualifications), we have only answered the specific question as it relates to the transaction contemplated in the Transaction Document but have not made a comprehensive legal analysis of other aspects of such legal area. The specific questions have been selected on the basis of market practice and our professional opinion in respect of relevance for the transaction contemplated in the Transaction Document

(d)    This Opinion as well as the exercise and enforcement of rights in Germany are subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganization, liquidation and analogous circumstances and laws affecting the rights of creditors generally, including without limitation to the generality of the foregoing the principles of shareholder subordination, the Insolvency Code (Insolvenzord-

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nung) and the Fraudulent Conveyance Act (Anfechtungsgesetz) and no opinion is expressed with respect to such matters in this Opinion.

(e)    When rendering the opinions set out in this Opinion with respect to Transaction Documents not governed by German law, we have only considered rights and obligations as expressly set forth in the Transaction Documents without regard to any further obligation or limitation that may be implied or imposed by laws other than the laws of Germany, and we have interpreted the language used in the Transaction Documents without considering the particular meaning such language might have due to documents not reviewed by us or due to laws other than the laws of Germany.

(f)    In rendering this Opinion we have not been responsible for verifying the accuracy of any facts, including statements of foreign law, representations or warranties or the reasonableness of any statement of opinion set out in the Documents or in any other document relating to the Documents (including such factual matters that we have assumed in this Opinion), or that facts have been omitted there from. To the extent that the accuracy of such facts, representations and warranties or the reasonableness of any statement of opinion orally, in writing or electronically confirmed is relevant to the contents of this Opinion, it has been permitted to us to assume that such facts, representation and warranties are and will be at all times correct, complete and accurate and that such statements of opinion are reasonable. For the avoidance of doubt, such reliance as aforesaid does not extend to representations or warranties on legal matters on which we expressly opine.

(g)    For the purposes of this Opinion we have relied on the commercial register excerpt mentioned in Paragraph 2.1 (Reviewed Documents), above. Entries in the commercial register are made by qualified legal personnel upon review of the Transaction Documents. Although excerpts from the commercial register under German law do not necessarily constitute conclusive evidence of the matters reflected thereby, they are as a practical matter for business purposes considered as sufficient proof of the facts stated therein.

(h)    There is no final judicial precedent in Germany for holding facsimile or e-mail communications legal, valid and binding in all circumstances (in particular where there is a legal requirement for written form, a signature by way of a facsimile signing has been held insufficient to satisfy such requirement). Notwithstanding the foregoing, where there are no particular legal requirements as to the form of such communication (unless the requirement of actual receipt has been validly waived) any communication actually received by the addressees will be deemed validly given (widerlegbare Vermutung).

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(i)    In connection with the enforcement of agreements before a German court, (i) a certified German translation may need to be prepared and submitted to such court and (ii) for the institution of court action or other proceedings before any German court (including the foreclosure on any security), the plaintiff or applicant may be required to advance court fees and, if the plaintiff is not resident in the European Union or the European Economic Area and depending on the specific circumstances, may be required to post a bond for the legal fees of the defendant.

(j)    Pursuant to Section 171 German Code of Civil Procedure, any agent appointed for services of process in Germany must produce a power of attorney when any document is served on him. It is disputed in German legal literature whether thereby service of process may effectively be denied. In addition, under German law, the appointment of an agent may be revoked or terminated for good cause (aus wichtigem Grund) even if such appointment has been made irrevocable.

(k)    The Transaction Documents provide for the grant of certain guarantees and indemnities by the Foreign Subsidiary Borrowers which operate as up-stream and/or cross-stream guarantees. The right for German limited liability companies such as the Foreign Subsidiary Borrowers or German partnerships with a German limited liability company as sole general partner to grant up-stream and/or cross-stream guarantees or security is limited under the statutes and case law, in particular the statutory rules on capital maintenance (Kapitalerhaltung) which limits the direct or indirect repayment of funds to shareholders. Pursuant to sections 30, 31 of the German Limited Liability Companies Act ("GmbHG"), assets of a limited liability company which are necessary to maintain the nominal share capital of the limited liability company must not be distributed or repaid or otherwise made available to or for the benefit of a shareholder of such entity. The granting as well as the enforcement of a guarantee or a security interest by a limited liability company to a third party in order to secure obligations of a (direct or indirect) shareholder or an entity affiliated with such shareholder may, therefore, conflict with the prohibitions under section 30 et seq. GmbHG. Furthermore, pursuant to section 64 sentence 3 GmbHG, the managing director of a limited liability company must not make payments to its or for the benefit of its (direct or indirect) shareholder or their respective subsidiaries, if as a consequence of such payment the limited liability company becomes illiquid (zahlungsunfähig). While we do not express any opinion on the compliance of the Transaction Documents with such rules and potential restrictions on enforcement resulting from such rules, we note that a breach by a Foreign Subsidiary Borrower's representative of such rules may affect such representative's ability to validly represent the Foreign Subsidiary Borrower, if a breach is based on a misuse of the representative's powers and the other party was or should have been aware of such misuse.

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(l)    The performance of the Foreign Subsidiary Borrowers under the Transaction Documents may be subject to defenses (Einreden) and/or objections (Einwendungen) any Foreign Subsidiary Borrower may have under any applicable law, including on the basis of capital maintenance rules or liquidity preservation rules.

(m)    Cross-border payments received or made by German residents (Gebietsansässige) from or to non-residents (Gebietsfremde), respectively, or for their account to German residents exceeding EUR 12,500 (or the equivalent in foreign currency) must be notified to the German Federal Bank "Deutsche Bundesbank", pursuant to section 67 of the German Foreign Trade and Payment Regulation (Außenwirtschaftsverordnung). Any omission of such notification will trigger an administrative fine, but will not affect the due execution, validity or enforceability of the relevant Transaction Documents.

6.2    Reservations relating to choice of law

(a)    Although the choice of foreign law to govern an agreement will be recognized in Germany, German courts will:

(i)    apply such provisions of German law which are mandatory at an international level within the meaning of Article 9 of the Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I) ("Rome I Regulation") or Article 16 of the Regulation (EC) No. 864/2007 of the European Parliament and of the Council of 11 July 2007 applicable on non-contractual obligations (Rome II) ("Rome II Regulation");

(ii)    not apply such provisions of non-German law that contravene basic principles of German law (ordre public), in particular (but without limitation) constitutional rights pursuant to the German Constitution (Grundgesetz);

(iii)    have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (Article 12 (2) of the Rome I Regulation); and

(iv)    if all other elements relevant to the situation at the time of the choice of law are located in a country other than the country whose law has been chosen, according to Article 3 (3) of the Rome I Regulation, apply those provisions of the law of that other country which cannot be derogated from by agreement and if all other elements relevant to the situation at the time of choice of law are located in the European Union, apply pursuant to Article 3 (4) of the Rome I Regulation those provisions of European law that cannot be derogated from by agreement.

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(b)    Provisions relating to the choice of law to govern non-contractual obligations will be subject, where applicable, to the Rome II Regulation. To the extent that such non-contractual obligation does not fall within the scope of the Rome II Regulation, provisions containing an anticipated choice of law will normally not be valid and the relevant non-contractual obligation will (provided that no international treaty applies) be governed by the law determined by the relevant German rules on conflicts of laws, as in particular set out in Article 38 et seq. of the German Introductory Act to the German Civil Code (Einführungsgesetz zum Bürgerlichen Gesetzbuch).

6.3    Reservations relating to recognition/enforcement of foreign judgments

(a)    The recognition of a judgment on the basis of section 328 German Code of Civil Procedure by a German court is subject to the following requirements:

(i)    the relevant foreign court did not lack jurisdiction;

(ii)    if the judgment was rendered in default of appearance, the defendant must have been duly served with the document which instituted the proceedings or with an equivalent document in sufficient time to enable him to arrange for his defense;

(iii)    the judgment must not be incompatible with an earlier German or other recognizable foreign judgment and the foreign proceeding which the foreign judgment is based on must be compatible with a pending German proceeding, if the German proceeding was commenced earlier than the foreign proceeding;

(iv)    such recognition must not be contrary to the public policy (ordre public) in Germany; and

(v)    reciprocity (Gegenseitigkeit) of recognition is given.

(b)    The recognition of a judgment on the basis of the Council Regulation (EC) no. 1215/2012 by a German court is subject to the following requirements:

(i)    the relevant foreign court did not lack jurisdiction;

(ii)    such recognition must not be evidently contrary to the public policy (ordre public) in Germany;

(iii)    if the judgment was given in default of appearance, the defendant must have been duly served with the document which instituted the proceedings or with an equivalent document in sufficient time to enable him to arrange for his defense;

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(iv)    the judgment must not be incompatible with an earlier German or other recognizable foreign judgment; and

(v)    no violation of Articles 10 to 24 and no event set out in Articles 72 of the Council Regulation (EC) no. 1215/2012, has occurred.

(c)    The recognition and enforcement of punitive damages is usually denied by German courts as incompatible with the substantial foundations of German law. Moreover, a German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual (i) losses or (ii) damages.

(d)    Pursuant to Section 722 German Code of Civil Procedure the enforcement of a judgment of a foreign court requires a special enforcement judgment of a German court.

(e)    A German court will only assume jurisdiction to hear the case and give judgment against a defendant on the basis of personal service (Zustellung). Consequently where the defendant cannot be served, the German courts will not assume jurisdiction and we give no opinion in this respect. Although a party may be validly served with proceedings instituted in the German courts, the German courts may refuse to accept jurisdiction or stay proceedings in certain circumstances (for example, if another forum is more appropriate for the action or if there is litigation pending in respect of such matter in another jurisdiction).

(f)    A money judgment for a non-Euro currency may be enforced only for the Euro amount determined by applying the exchange rate as of the day of enforcement, and any difference between the money judgment and a Euro amount paid in full in response to such enforcement action may not be claimed or enforced by further money judgment because of res judicata.

(g)    A German court may refuse to give effect to any provision of the Transaction Documents for the payment of expenses in respect of the costs of enforcement (actual or contemplated) of unsuccessful litigation brought before a German court or where the court has itself made an order for costs or which would (i) involve the enforcement of foreign revenue or penal laws or (ii) be inconsistent with German public policy;

(h)    The enforcement of a foreign judgment in Germany or the commencement of proceedings in Germany is subject to the German laws of civil procedure and enforcement (Zwangsvollstreckungsrecht) as well as related statutes, each as applied by the courts or other competent authorities in Germany, which, inter alia, but without limitation, might require a certified translation of foreign language documents into the German language, do not provide for discovery and might decide on

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the costs to be borne by the parties otherwise than as contemplated in the Transaction Documents. The German court will usually not apply foreign law by itself; the parties have to present such law to the court like facts, and, if disputed, the court will take evidence (usually expert opinions) on the applicable legal provisions of the foreign law. The court will then apply the foreign law according to its evaluation of the respective evidence taken at its discretion.

(i)    The submission to, waiver or appointment of a foreign jurisdiction will not be recognized if it would result in a conflict with public policy (ordre public) or basic principles of German law.

(j)    Whether or not the Transaction Documents violate German public policy (ordre public) could depend on the interpretation of the Documents under the laws of the State of New York which is not within the scope of this Opinion. In addition, the determination whether the provisions of the Transaction Documents are in compliance with German public policy (ordre public) could depend on an evaluation of the overall circumstances of the transaction and leaves the deciding court with some discretion.

(k)    Except in those cases where the claimant has his habitual residence in a member state of the European Union or in a state which is party to the European Economic Area Agreement, or where an international treaty to which Germany as well as the state of the claimant’s habitual residence are a party provides an exemption, or where the claimant owns certain assets within Germany, or in a few other exceptional cases listed in the German Code of Civil Procedure, upon application of the defendant the German court will order a claimant in court proceedings to provide security for the costs of the proceedings.

6.4    Reservations relating to submission to a foreign jurisdiction

(a)    Irrespective of the submission to a foreign jurisdiction pursuant to the terms of the Transaction Documents, a German court will under certain conditions become competent to hear a case relating to the Transaction Documents if the defendant argues as to the substance of the matter in front of the relevant German court without objecting to its competency (rügelose Einlassung).

(b)    The submission to the jurisdiction of foreign courts pursuant the Transaction Documents may be superseded by provisions of German law determining exclusive venues for certain matters (e.g. disputes concerning, as main object and not merely a preliminary question, the ownership of immovable property, the existence of a company or the validity of registrations in public registers).

(c)    The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would

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also depend on how the court involved chose to exercise discretion available to it in construing applicable German law. In particular German courts are not bound by the common law principle of stare decisis, i.e. by prior decisions of courts of equal or higher levels. This Opinion is not intended to guarantee the outcome of any legal dispute which may arise in the future.

7.    Addressee

7.1    Subject to the paragraphs below, this Opinion is addressed to the Addressees solely for the Addressees' benefit in connection with the Transaction Documents on the condition and understanding that: (i) this Opinion speaks only as of the date hereof; and (ii) we have no responsibility or obligation to update this Opinion, to consider its applicability or correctness to anyone other than the Addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware.

7.2    It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save that it may be disclosed without such consent:

(i)    to each bank or financial institution that potentially becomes a lender or sub-participants under the Credit Agreement, but only for the purpose of information and any of such bank's and/or financial institution's employees, officers, directors, legal and other professional advisors, regulators and auditors, but only in their respective capacity as such;

(ii)    to any of the Addressees' Affiliates (as defined in the Credit Agreement), but only to the extent required for the purpose of approving, monitoring and administering for and on the Addressees' behalf as lender the loans provided under the Credit Agreement and any of such Affiliate’s employees, officers , directors, legal and other professional advisors, regulators and auditors, but only in their respective capacity as such;

(iii)    to any of the Addressees' auditors who is subject to professional confidentiality obligations as a matter of law or professional practice regulations, but only to the extent required for the purpose of rendering their auditing services (Abschlussprüfung) to the Addressees;

(iv)    to any of the Addressees' legal advisers who is subject to professional confidentiality obligations as a matter of law or professional practice regulations, but only to the extent required for the purpose of rendering their advice to the Addressees in with respect to the Credit Agreement;

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(v)    any internationally recognised statistical rating agency and its professional advisers who are subject to professional confidentiality obligations as a matter of law or professional practice regulations;

(vi)    any competent regulatory authority or court, but only if and to the extent required by mandatory law, regulation or court order or in connection with any legal or arbitral proceedings in connection with the Transaction Documents in respect of the opinions expressed herein, but only on a non-reliance basis and under the condition that in the event of a disclosure to any persons referred to in Paragraph 7.2(i) the Addressees (x) have ensured (by inserting wording to this effect into the Addressees' agreements with such person or otherwise) that any such person is aware of, and explicitly accepts, in writing (whether by email or otherwise) to our benefit the above terms of non-reliance and that no such person may provide a copy of or disclose otherwise, this opinion to any other person and (y) agree to forward to us written proof showing that the Addressees have complied with the foregoing obligation together with the details of the recipient, promptly, if so requested by us. No copy of this opinion may be disclosed to anyone by any person unless otherwise set out herein.

7.3    This Opinion and the opinions expressed herein are issued under and shall be governed by and interpreted solely in accordance with the laws of Germany. All non-contractual obligations and any other matters arising out of or in connection with this Opinion and the opinions expressed herein are governed by the laws of Germany. By accepting this Opinion, the Addressees are deemed to also accept that any disputes in relation hereto shall be subject to the exclusive jurisdiction of the courts in Frankfurt am Main.

Yours faithfully

/S/ Paul Hastings (Europe) LLP

Paul Hastings (Europe) LLP

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June 19, 2019

92976.00001

To the Agent and the Lenders on the date hereof
identified below:

Ladies and Gentlemen:

We have acted as counsel to Woodward, Inc., a Delaware corporation (“Woodward”), Woodward Kempen GmbH, a German limited liability company (“Woodward Kempen”), and Woodward Aken GmbH, a German limited liability company (“Woodward Aken”; Woodward, Woodward Kempen and Woodward Aken are sometimes referred to herein individually as a “Borrower” and collectively as the “Borrowers”), in connection with that certain Amended and Restated Credit Agreement, dated as of the date hereof (the “ “Credit Agreement”), by and among the Borrowers, the lending institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Agent”).  We have also acted as counsel to the following subsidiaries of Woodward in connection with the transactions contemplated by the Credit Agreement: Woodward HRT, Inc., a Delaware corporation (“Woodward HRT”), Woodward FST, Inc., a Delaware corporation (“Woodward FST”), and MPC Products Corporation, an Illinois corporation (“MPC Products” and, with Woodward HRT and Woodward FST, the “U.S. Subsidiaries”).  Woodward and the U.S. Subsidiaries are sometimes referred to herein individually as a “U.S. Credit Party” and collectively as the “U.S. Credit Parties”.  Woodward Kempen and Woodward Aken are sometimes referred to herein individually as a “German Credit Party” and collectively as the “German Credit Parties”. The U.S. Credit Parties and the German Credit Parties are sometimes referred to herein individually as a “Credit Party” and collectively as the “Credit Parties”.  This opinion is being delivered at the request of the Credit Parties pursuant to Section 5.1(8) of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate and limited liability company records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)    the Credit Agreement;

(ii)    the Revolving Loan Note of even date herewith (the “Citi Woodward Note”) by Woodward in favor of Citibank, N.A.;

(iii)    the Revolving Loan Note of even date herewith (the “Citi Kempen Note”) by Woodward Kempen in favor of Citibank, N.A.;

(iv)    the Revolving Loan Note of even date herewith by Woodward Aken (the “Citi Aken Note”; the Citi Aken Note together with the Citi Woodward Note and the Citi Kempen Note, collectively, the “Citi Notes”) in favor of Citibank, N.A.;

Paul Hastings LLP | 695 Town Center Drive | Seventeenth Floor | Costa Mesa, CA 92626

t: +1.714.668.6200 | www.paulhastings.com

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To the Agent and Lenders

June 19, 2019

(v)    the Revolving Loan Note of even date herewith (the “U.S. Bank Woodward Note”) by Woodward in favor of U.S. Bank, National Association;

(vi)    the Revolving Loan Note of even date herewith (the “U.S. Bank Kempen Note”) by Woodward Kempen in favor of U.S. Bank, National Association;

(vii)    the Revolving Loan Note of even date herewith by Woodward Aken (the “U.S. Bank Aken Note”; the U.S. Bank Aken Note together with the U.S. Bank Woodward Note and the U.S. Bank Kempen Note, collectively, the “U.S. Bank Notes”; the U.S. Bank Notes together with the Citi Notes, collectively, the “Notes”) in favor of U.S. Bank, National Association;

(viii)    the Amended and Restated Subsidiary Guaranty, dated as of the date hereof, among the U.S. Subsidiaries and the Agent (the “Guaranty”);

(ix)    the certificate of incorporation, and all amendments thereto, of Woodward, certified as of June 14, 2019, by the Secretary of State of the State of Delaware, and the bylaws of Woodward as certified by the Secretary of Woodward as of the date hereof (the “Woodward Charter Documents”);

(x)    the certificate of incorporation, and all amendments thereto, of Woodward FST, certified as of June 14, 2019, by the Secretary of State of the State of Delaware, and the bylaws of Woodward FST as certified by the Secretary of Woodward FST as of the date hereof (the “Woodward FST Charter Documents”);

(xi)    the certificate of incorporation, and all amendments thereto, of Woodward HRT, certified as of June 14, 2019, by the Secretary of State of the State of Delaware, and the bylaws of Woodward HRT, as certified by the Secretary of Woodward HRT as of the date hereof (the “Woodward HRT Charter Documents”);

(xii)    the articles of incorporation, and all amendments thereto, of MPC Products, certified as of June 17, 2019, by the Secretary of State of the State of Illinois, and the bylaws of MPC Products as certified by the Secretary of MPC Products as of the date hereof (the “MPC Products Charter Documents” and, together with the Woodward Charter Documents, the Woodward FST Charter Documents and the Woodward HRT Charter Documents, the “Charter Documents”);

(xiii)    a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Woodward under the laws of the State of Delaware as of June 14, 2019 (the “Woodward Good Standing Certificate”);

(xiv)    a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Woodward FST under the laws of the State of Delaware as of June 14, 2019 (the “Woodward FST Good Standing Certificate”);

(xv)    a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Woodward HRT under the laws of the State of

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

Delaware as of June 14, 2019 (the “Woodward HRT Good Standing Certificate”);

(xvi)    a certificate of the Secretary of State of the State of Illinois as to the incorporation and good standing of MPC Products under the laws of the State of Illinois as of June 14, 2019 (the “MPC Products Good Standing Certificate” and together with the Woodward Good Standing Certificate, the Woodward FST Good Standing Certificate and the Woodward HRT Good Standing Certificate, the “Good Standing Certificates”);

(xvii)    resolutions adopted by the board of each U.S. Credit Party, certified by a duly authorized officer of such U.S. Credit Party, relating to the execution and delivery of the Amendment, and the performance by such U.S. Credit Party of its obligations under, the Loan Documents (as defined below) to which it is a party; and

(xviii)    certificates of officers and other representatives of each of the Credit Parties certifying the incumbency, authority and true signatures of the officers or representatives of each of the Credit Parties authorized to sign the Loan Documents to which such Credit Party is a party and the certificates and other documents and instruments being delivered by such Credit Party pursuant to such Loan Documents and certifying as to other factual matters.

The Credit Agreement, the Notes and the Guaranty are referred to herein, individually, as a “Loan Document” and, collectively, as the “Loan Documents”.

In addition, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

In such examination and in rendering the opinions expressed below, we have assumed:  (i) (x) that each of the parties to the Loan Documents (other than the U.S. Credit Parties) is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of each such party, and (y) the due authorization, execution and delivery of each Loan Document, and each other document referred to above by all of the parties thereto (other than the due authorization, execution and delivery of the Loan Documents by the U.S. Credit Parties); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate, limited liability company and other entity records, certificates and other instruments reviewed by us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies of original documents, corporate, limited liability company and other entity records, certificates and other instruments reviewed by us conform to such original documents, records, certificates and other instruments; (v) the legal capacity and competency of all individuals executing documents; (vi) that (x) the Loan Documents are the valid and binding obligations of each of the parties thereto (other than the obligations of the Credit Parties under the Loan Documents) under New York law, enforceable against such parties (other than the Credit Parties) under New York law in accordance with their respective terms and have not been amended or terminated orally or in writing,

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

and (y) the status of the Loan Documents as legally valid and binding obligations of the parties is not affected by any (1) breaches of, or defaults under, agreements or instruments, (2) violations of statutes, rules, regulations or court or governmental orders, or (3) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities (except, in each case, to the extent expressly covered by our opinions herein); (vii) that there are no agreements or understandings between or among any of the parties to the Loan Documents or third parties that would expand, modify or otherwise affect the terms of the Loan Documents or the respective rights or obligations of the parties thereunder or that would modify, release, terminate, subordinate or delay the attachment of the security interest and liens granted thereunder; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Credit Parties and other Persons on which we have relied for the purposes of this opinion letter (including, without limitation, the Good Standing Certificates) are true and correct on and as of the date hereof; (ix) that the officers, directors, managers, stockholders or members of each of the Credit Parties have properly exercised their fiduciary duties; and (x) that the rights and remedies set forth in the Loan Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of, or other holders of equity interests in, any of the Credit Parties.  As to all questions of fact material to this opinion letter, we have relied (without independent investigation, except as expressly indicated herein) upon certificates or comparable documents of officers and representatives of the Credit Parties and upon the representations and warranties of the Credit Parties contained in the Loan Documents, including the Credit Agreement.

Statements in this opinion letter that are qualified by the expression “to our knowledge”, “of which we have knowledge”, “known to us” or “we have no reason to believe” or other expressions of like import are limited solely to the current actual knowledge of Lindsay Sparks and Brian Carter, who are the attorneys in this Firm who have devoted substantive attention to the representation of the Credit Parties in connection with the preparation, negotiation, execution and delivery of the Loan Documents (and expressly exclude the knowledge of any other person in this Firm and any constructive or imputed knowledge of any information, whether by reason of our representation of the Credit Parties or otherwise).  We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.  In rendering the opinions set forth in clause (ii) of opinion paragraph 4, we have not made any independent investigation of any court, government or regulatory records to determine whether any order, judgment or decree has been filed or is pending.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.    Each U.S. Credit Party (other than MPC Products) is an existing corporation in good standing under the laws of the State of Delaware; and each U.S. Credit Party (other than MPC Products) has the corporate power and authority to enter into and perform its obligations under the Loan Documents to which it is a party.   MPC Products is an existing corporation in good standing under the laws of the State of Illinois; and MPC Products has the corporate power and authority to enter into and perform its obligations under the Loan Documents to which it is a party.

2.    Each U.S. Credit Party has taken all necessary corporate action on its part to be taken by it in order to authorize the execution, delivery and performance of the Loan Documents to which

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

it is a party; and each U.S. Credit Party has duly executed and delivered each of the Loan Documents to which it is a party.

3.    Each of the Loan Documents constitutes the valid and binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

4.    The execution and delivery by each Credit Party of the Loan Documents to which it is a party, the incurring and repayment by the Borrowers of the borrowings under the Credit Agreement and the guaranteeing by each other Credit Party of such borrowings pursuant to the Loan Documents do not (i) cause such Credit Party to violate any federal or New York State statute, rule or regulation, or (ii) cause such Credit Party to violate any order, judgment or decree of any federal or New York State court or governmental body or authority which by its terms names and is applicable to such Credit Party and which is known to us, (iii) constitute a breach by such Credit Party of, or constitute a default by such Credit Party under, or require the approval or consent of any person under, the express terms of any agreements listed on Schedule I to this letter (the “Reviewed Agreements”)., or (iv) solely with respect to the U.S. Credit Parties, violate any provision of such U.S. Credit Party’s respective Charter Documents

5.    No consent, approval or authorization of, or filing with, any federal or New York State governmental body or authority is required to be obtained or made by the Credit Parties to authorize, or is otherwise required to be obtained or made by the Credit Parties in connection with, the execution and delivery of the Loan Documents to which such Credit Party is a party, the incurring and repayment by the Borrowers of the borrowings under the Credit Agreement and the guaranteeing by each other Credit Party of such borrowings pursuant to the Loan Documents to which it is a party, other than such consents, approvals and authorizations, which, to our knowledge, has been obtained and are in full force and effect.

6.    No Credit Party is, and after giving effect to the application of the proceeds of the Loans for the purposes permitted by the Credit Agreement, no Credit Party will then be (solely as a result of such application), required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

7.    The Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A.    We express no opinion with respect to any of the following (collectively, the “Excluded Laws”):  (i) anti-fraud laws or, except as expressly set forth in opinion paragraph 6, other federal or state securities laws; (ii) except as expressly set forth in opinion paragraph 7, Federal Reserve Board margin regulations; (iii) pension or employee benefit laws, e.g., ERISA; (iv) federal or state antitrust, trade or unfair competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and Section 721 of the Defense Production Act of 19 50, as amended by the Foreign Investment Risk Review Modernization Act of 2018; (v) the statutes, ordinances, administrative decisions or rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vi) federal or state environmental laws; (vii) federal or state land use, building codes or subdivision laws or other laws, rules

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

or regulations relating to the construction, installation or operation of any property or assets; (viii) federal or state tax laws; (ix) federal or state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (x) federal patent, copyright or trademark, state trademark or other federal or state intellectual property laws; (xi) federal or state racketeering laws, e.g., RICO; (xii) federal or state health care laws or federal or state safety laws, e.g., OSHA; (xiii) federal or state laws concerning aviation, vessels, railways or other means of transportation; (xiv) federal or state laws concerning public utilities; (xv) federal or state labor or employment laws; (xvi) federal or state laws or policies concerning (A) national or local emergencies, (B) possible judicial deference to acts of sovereign states including judicial acts, or (C) criminal or civil forfeiture laws; (xvii) federal or state banking or insurance laws; (xviii) export, import or customs laws; (xix) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, or any federal, state or local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements or policies relating to the same, including, without limitation, Executive Order 13224, effective September 24, 2001; (xx) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes or similar statutes in effect from time to time, or the policies promulgated thereunder or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (xxi) federal or state laws concerning bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (xxii) other federal or state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); or, in the case of each of the foregoing, any rules or regulations promulgated thereunder or administrative or judicial decisions with respect thereto; (xxiii) the Federal Assignment of Claims Act of 1940, as amended; or (xxiv) usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York, and without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other such jurisdiction besides the State of New York (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Loan Documents.

B.    We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the Loan Documents, or (ii) any document or agreement other than the Loan Documents regardless of whether such document or agreement is referred to in the Loan Documents.

C.    We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of any Loan Document may have on the opinions expressed herein.

D.    Our opinions are limited solely to laws and regulations (other than the Excluded Laws) that, in our experience, are customarily applicable to transactions in the nature of those contemplated by the Loan Documents between unregulated parties and exclude statutes, rules and regulations that are part of a regulatory scheme applicable to any party or any of their affiliates due to the specific assets or business of such party or such affiliates.  We express no opinion as to the effect on our opinions regarding the Loan Documents arising out of the status or activities of, or laws applicable to, the Agent, the Lenders or any other party, if any, to the Loan Documents (other than the Credit Parties under federal or New York State law), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by such parties with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of any of their businesses..

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

E.    With respect to our opinions set forth in opinion paragraph 1 above, with your permission, we are relying solely and without independent investigation on our review and examination of (i) with respect to the existence and good standing of the U.S. Credit Parties, the Good Standing Certificates, and (ii) with respect to entity power and authority of the U.S. Credit Parties, the Charter Documents and applicable statutes governing the incorporation or formation of each of the U.S. Credit Parties, as applicable (as such statutes appear in a standard compilation thereof without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof), to the extent covered by this opinion letter.

F.    In giving our opinion set forth in opinion paragraph 2 above, with respect to the due execution of the Loan Documents, we have relied solely upon the incumbency and signature certificates referred to above with respect to the identity and signatures of the signatories.

G.    Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

H.    No opinion is expressed herein with respect to the validity, binding effect or enforceability of (i) any provision of the Loan Documents allowing any party to exercise any remedial rights without notice to any Credit Party; (ii) any waiver of demand or notice by any Credit Party, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, in either case to the extent contained in the Loan Documents; (iii) any provision of the Loan Documents purporting to prohibit, restrict or condition the assignment of any agreement or instrument to the extent the same is rendered ineffective by Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect in a relevant jurisdiction; (iv) any provision of the Loan Documents purporting to establish evidentiary standards; (v) any provision of the Loan Documents purporting to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Loan Documents; (vi)  any provision of the Loan Documents purporting to entitle the Agent, any Lender or any other Person to specific performance of any provision thereof; (vii)  any provision of the Loan Documents requiring a Person to cause another Person to take or to refrain from taking action under circumstances in which such Person does not control such other Person; (viii) any provision of the Loan Documents providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Loan Document or any provision of the Loan Documents which purports to, or has the effect of, waiving or extending any statute of limitation; (ix) any provision of the Loan Documents requiring waivers or amendments to be in writing insofar as such provision suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (x) any provision of the Loan Documents stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (xi) any liquidated damage or other provision of the Loan Documents that imposes (or is deemed or construed to impose) a penalty or

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

forfeiture; (xii) any provision of the Loan Documents  appointing one party as an attorney-in-fact for an adverse party; (xiii) any provision of the Loan Documents purporting to limit the liability of any party thereto to third parties; (xiv) any provision of the Loan Documents purporting to waive a right to a jury trial in a judicial proceeding; (xv) any provision of the Loan Documents stating that time is of the essence; (xvi) any provision of the Loan Documents that constitutes (or is construed to constitute) an agreement to agree; (xvii) any right of setoff to the extent asserted by a participant in the rights of a Lender under the Loan Documents; (xviii) any provision of the Loan Documents insofar as it purports to provide for a power of sale; (xix) any provision of the Loan Documents insofar as it purports to provide for a right of reinstatement or characterize the transactions thereunder as not constituting a novation or payment of debt or other obligations; (xx) any provisions of the Loan Documents regarding “bail-in” statutes or similar laws; or (xxi) any provision of the Loan Documents that would require payment of (A) any unamortized original issue discount (including any original issue discount effectively created by payment of a fee), or (B) the closing or arrangement fees, to the extent they are considered to be fees for the “brokerage, soliciting, driving or procuring of a loan” and exceed 0.50% of the amount thereof in violation of New York General Obligations Law Section 5-531.

I.    No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of the Loan Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or with respect to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under the Loan Documents, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Loan Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York UCC), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Loan Documents.

J.    With respect to our opinions set forth in opinion paragraph 4 regarding the Reviewed Agreements and the Charter Documents, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any breach of or default under such provisions or (ii) provisions relating to the occurrence of a “material adverse effect,” “material adverse change” or words of similar import.  In addition, our opinions relating to the Reviewed Agreements and the Charter Documents are subject to the effect on such Reviewed Agreements and Charter Documents of (x) the introduction of extrinsic evidence to interpret the terms thereof and (y) any non-written modifications thereof.  Moreover, our opinions relating to those agreements are based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements..

K.    We express no opinion with respect to (i) the right, title or interest of any Credit Party in or to any property, or (ii) the creation or perfection of any security interests or liens, or (iii) the priority of any security interests or liens.

L.    We advise you that the enforceability of waivers of the following may be limited on statutory or public policy grounds: (i) broadly or vaguely stated rights, (ii) the benefits of statutory, regulatory or constitutional rights, (iii) unknown future defenses, or (iv) rights to damages.

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

M.    We render no opinion regarding (i) the necessity of any consent, approval or authorization, or the contravention of any law or agreement, arising from any Credit Party’s execution or delivery of, or performance of its obligations under, any Loan Document, or (ii) the validity, binding effect or enforceability of any Loan Document with respect to any Credit Party, in each case set forth in clauses (i) and (ii), to the extent that such Loan Document involves any obligation (including any guaranty) of such Credit Party, or any grant of a security interest or lien to secure any obligation (including any guaranty) of such Credit Party, with respect to any “swap” (as such term is defined in the Commodity Exchange Act) if such Credit Party is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act and is from time to time interpreted by the Commodity Futures Trading Commission (or its successor) in its regulations, orders, letters or other announcements) at the time such obligation is incurred, or such security interest or lien is granted, by such Credit Party.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to any law other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, (ii) to the extent set forth in opinion paragraph 1 above with respect to each U.S. Credit Party (other than MPC Products), in opinion paragraph 2 above with respect to the due authorization and execution by each U.S. Credit Party (other than MPC Products) of the Loan Documents to which such U.S. Credit Party is a party and in opinion paragraph 4 with respect to violation of law and Charter Documents of each U.S. Credit Party (other than MPC Products), Delaware General Corporation Law (based solely upon our review of a standard compilation thereof without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof), (iii) to the extent set forth in opinion paragraph 1 above with respect to MPC Products, in opinion paragraph 2 above with respect to the due authorization and execution by MPC Products of the Loan Documents to which it is a party and in opinion paragraph 4 with respect to violation of law and Charter Documents of MPC Products, the Illinois Business Corporation Act (based solely upon our review of a standard compilation thereof without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof), and (iv) the federal laws of the United States.  We are not engaged in practice in the State of Delaware and, without limitation, we do not express any opinion regarding any Delaware contract law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.  The opinions expressed herein are to be governed by the law of the State of New York and shall be construed in accordance with the customary practice in New York of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kinds contained herein.

This opinion letter is solely for the benefit of the addressees in connection with the Loan Documents.  Without our prior written consent, this opinion letter may not be relied upon by the addressees for any other purpose or relied upon by any other Person, or furnished, assigned, or quoted to any other Person, except that this opinion letter may be (i) furnished to (but may not be relied upon by) accountants and counsel for any Lender on the basis that they make no further disclosure, and any bank regulatory authority having jurisdiction over any Lender which requires such Lender to furnish this opinion letter and (ii) disclosed pursuant to judicial process or governmental order.  This opinion letter speaks only as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery of a copy hereof.  We expressly disclaim any responsibility to advise you or any other Person of any development or circumstance of any kind, including any change in law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed in this opinion letter.   Furthermore, all rights hereunder may be asserted only in a single proceeding by and through the Agent or the Required Lenders.

PAUL

HASTINGS

To the Agent and Lenders

June 19, 2019

Notwithstanding the restrictions on reliance in the immediately preceding paragraph, at your request, we hereby consent to reliance on the opinions expressed herein, solely in connection with the Loan Documents, by any party that becomes a Lender or a successor Administrative Agent subsequent to the date of this opinion letter in accordance with the provisions of the Credit Agreement (each, an “Additional Lender”) as if this opinion letter were addressed and delivered to such Additional Lender on the date hereof, on the conditions and understanding that (i) any such reliance (A) must be actual and reasonable under the circumstances existing at the time such Additional Lender becomes a Lender or the Administrative Agent, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such Additional Lender at such time and (B) can occur only after such Additional Lender’s consultation concerning this opinion letter with counsel experienced in secured lending matters, (ii) our consent to such reliance shall not constitute a reissuance of this opinion letter or otherwise extend any statute of limitations period applicable hereto on the date of this opinion letter, and (iii) in no event shall any Additional Lender have any greater rights with respect hereto than the original addressees of this opinion letter or, in the case of any Additional Lender that becomes a Lender by assignment, than its assignor. We consent to disclosure of this opinion letter to any Governmental Authority, self-regulatory body to which any addressee reports, regulator, auditor or professional advisor of any addressee for the purpose of establishing the existence of this opinion letter; provided, however, that such Governmental Authority, self-regulatory body to which any addressee reports, regulator, auditor and professional advisor is not authorized to rely on the opinions expressed herein for any other purpose.

Very truly yours,

PAUL

HASTINGS

Schedule I – Reviewed Agreements

1.    2013 Note Agreement (as defined in the Credit Agreement)

2.    2016 Note Agreement (as defined in the Credit Agreement)

3.    2018 Note Agreement (as defined in the Credit Agreement)

Paul Hastings LLP | 695 Town Center Drive | Seventeenth Floor | Costa Mesa, CA 92626

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EXHIBIT F

TO

CREDIT AGREEMENT

List of Closing Documents

Attached

$1,000,000,000

WOODWARD, INC.
AMENDED AND RESTATED CREDIT AGREEMENT

June 19, 2019

LIST OF CLOSING DOCUMENTS1

A.    LOAN DOCUMENTS

1.    Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Woodward, Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto (the “Foreign Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and Wells Fargo Bank, National Association, in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a $1,000,000,000 revolving credit facility.

EXHIBITS

EXHIBIT A	--	Revolving Loan Commitments
EXHIBIT A-1	--	Eurocurrency Payment Offices
EXHIBIT B	--	Form of Borrowing/Election Notice
EXHIBIT C	--	Form of Request for Letter of Credit
EXHIBIT D	--	Form of Assignment Agreement
EXHIBIT E	--	Form of Borrower’s Counsel’s Opinion
EXHIBIT F	--	List of Closing Documents
EXHIBIT G	--	Form of Officer’s Certificate
EXHIBIT H	--	Form of Compliance Certificate
EXHIBIT I-1	--	Domestic Subsidiary Guaranty
EXHIBIT I-2	--	Form of Foreign Subsidiary Guaranty
EXHIBIT J	--	Form of Revolving Loan Note
EXHIBIT K	--	Intercreditor Agreement
EXHIBIT L	--	Form of Designation Agreement
EXHIBIT M-1	--	Form of Increasing Lender Supplement
EXHIBIT M-2	--	Form of Augmenting Lender Supplement
EXHIBIT N-1	--	Form of Borrowing Subsidiary Agreement
EXHIBIT N-2	--	Form of Borrowing Subsidiary Termination

______________________________

1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the Credit Agreement.  Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel.

SCHEDULES

Schedule 1.1.1	--	Permitted Existing Indebtedness
Schedule 1.1.2	--	Permitted Existing Investments
Schedule 1.1.3	--	Permitted Existing Liens
Schedule 1.1.4	--	Permitted Existing Contingent Obligations
Schedule 1.1.5	--	Agreed Jurisdictions
Schedule 3.2	--	Transitional Letters of Credit
Schedule 6.3	--	Conflicts; Governmental Consents
Schedule 6.8	--	Subsidiaries; Significant Domestic Incorporated Subsidiaries and Significant Foreign Subsidiaries; Options and Warrants
Schedule 6.9	--	ERISA
Schedule 6.17	--	Environmental Matters

2.    Notes, if requested, executed by the Borrowers in favor of the Lenders in the aggregate principal amounts of such Lenders’ Revolving Loan Commitments under the Credit Agreement, as amended.

3.    Amended and Restated Subsidiary Guaranty executed by each Significant Domestic Incorporated Subsidiary identified in Appendix A hereto in favor of the Administrative Agent for the benefit of the Lenders.

4.    Second Amended and Restated Intercreditor Agreement, dated as of July 10, 2013, by and among the Administrative Agent, the holders of the 2009 Notes, the holders of the 2013 Notes and each other New Creditor (as defined therein) from time to time party thereto, and acknowledged by the Company, each Significant Domestic Incorporated Subsidiary and each Significant Foreign Subsidiary.

B.    CORPORATE DOCUMENTS

5.    Certificate of the Secretary or an Assistant Secretary of the Company certifying (i) that there have been no changes in the Certificate of Incorporation of the Company, as attached thereto and as certified as of a recent date by the Secretary of State of Delaware, since the date of the certification thereof by the Secretary of State of Delaware, (ii) the By-Laws, as attached thereto, of the Company as in effect on the date of such certification, (iii) resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of the Company authorized to sign the Loan Documents to which it is a party and to request borrowings under the Credit Agreement.

6.    Good Standing Certificate (or the equivalent thereof) for the Company from the Secretaries of State (or the equivalent thereof) of Delaware and Illinois.

7.    Certificate of the Secretary or an Assistant Secretary of each Significant Domestic Incorporated Subsidiary listed in Appendix A hereto certifying (i) that there have been no changes in the Articles or Certificate of Incorporation, Certificate of Formation or

other charter document of such Significant Domestic Incorporated Subsidiary, as attached thereto and as certified as of a recent date by the secretary of state (or the equivalent thereof) of its jurisdiction or organization, if applicable, since the date of the certification thereof by such secretary of state (or equivalent thereof), if applicable, (ii) the By-Laws, Operating Agreement, or other applicable organizational document, as attached thereto, of such Significant Domestic Incorporated Subsidiary as in effect on the date of such certification, (iii) resolutions of the Board of Directors, Board of Managers, or other governing body of such Significant Domestic Incorporated Subsidiary authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of such Significant Domestic Incorporated Subsidiary authorized to sign the Loan Documents to which it is a party.

8.    Good Standing Certificates (or the equivalents thereof) for each Significant Domestic Incorporated Subsidiary identified in Appendix A hereto from the secretaries of state (or the equivalents thereof), if applicable, of its respective jurisdiction or organization and those other jurisdictions identified in Appendix A hereto.

9.    Certificate of the an officer of each of Woodward Aken GmbH (“Woodward Aken”) and Woodward Kempen GmbH (“Woodword Kempen”, together with Woodward Aken, the “German Borrowers”) certifying (i) an excerpt (which is not older than one week) relating to each German Borrower from the commercial register, and that the information contained in such excerpt remains true and correct as of the Closing Date, (ii) that there have been no changes in the Articles of Association, as attached thereto and as notarized, since the date of the notarization thereof, if applicable, (iii) the list of shareholders as filed with the applicable commercial register, as attached thereto, of each German Borrower as in effect on the date of such certification, (iv) resolutions of the shareholders of each German Borrower authorizing the execution, delivery and performance of each Loan Document to which such German Borrower is a party, and (v) the names and true signatures of the incumbent officers of each German Borrower authorized to sign the Loan Documents to which such German Borrower is a party.

C.    OPINIONS

10.    Opinions of Paul Hastings LLP, counsel to the Company and the Significant Subsidiaries.

11.    Opinion of Paul Hastings LLP, counsel to the German Borrowers.

D.    CLOSING CERTIFICATES AND MISCELLANEOUS

12.    Written Money Transfer Instruction.

13.    A Certificate signed by the Chief Financial Officer of the Company certifying that as of the Closing Date (i) no Default or Unmatured Default has occurred and is continuing, and (ii) all of the representations and warranties of the Company in the Credit Agreement are true and correct in all material respects or, with respect to any representation that is qualified by materiality or Material Adverse Effect, in all respects as of the Closing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects or all respects, as applicable, as of such date).

14.    German Non-Reliance Letter.

APPENDIX A

SIGNIFICANT DOMESTIC INCORPORATED SUBSIDIARIES

Significant Domestic Incorporated Subsidiary	State of Organization (with Organizational Identification Numbers, where applicable)	Good Standing Jurisdictions
Woodward FST, Inc.	Delaware Org. ID No. 2097282	Delaware Michigan
MPC Products Corporation	Illinois	Illinois
Woodward HRT, Inc.	Delaware Org. ID No. 0942122	Delaware

SIGNIFICANT FOREIGN SUBSIDIARIES

Woodward Aken

Woodward Kempen

EXHIBIT G

TO

CREDIT AGREEMENT

Form of Officer’s Certificate

OFFICER’S CERTIFICATE

I, the undersigned, hereby certify to the “Administrative Agent” and the “Lenders” (each as defined below) that I am the _________________ of Woodward, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”).  Capitalized terms used herein and not otherwise defined herein are as defined in that certain Amended and Restated Credit Agreement, dated as of June 19, 2019, by and among the Company, the Foreign Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and Wells Fargo Bank, National Association, as “Administrative Agent” (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

I further certify to the Administrative Agent and the Lenders, as such officer and not individually, that, pursuant to Section 7.1(A)(iii) of the Credit Agreement, as of the date hereof, no Default or Unmatured Default exists [other than the following [describe the nature of the Default or Unmatured Default and the status thereof]].

[Remainder of page intentionally blank.]

G-1

IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Borrower on this ____ day of ___________, 20__.

WOODWARD, INC.

By:
[Insert Name of Officer]
Title:

G-2

EXHIBIT H

TO

CREDIT AGREEMENT

Form of Compliance Certificate

Pursuant to Section 7.1(A)(iii) of that certain Amended and Restated Credit Agreement, dated as of June 19, 2019, among Woodward, Inc., (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Company, through its [insert name of certifying officer], hereby delivers to the Administrative Agent, together with the financial statements being delivered to the Administrative Agent pursuant to Section 7.1(A) of the Credit Agreement, this Compliance Certificate (the “Certificate”) for the accounting period from [____________, 20__ to ___________, 20__] (the “Accounting Period”).  Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.  Subsection references herein relate to subsections of the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    I am the duly elected [____________] of the Company;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

3.    Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of               , 20     .

The Company hereby certifies, through its [insert title of certifying officer], that the information set forth herein is accurate as of _______________, 20__, to the best of such officer’s knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly the financial position of the Company and its Subsidiaries at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with Agreement Accounting Principles, consistently applied.

Dated _________________ __, 20__

WOODWARD, INC.

By:
Name:
Title:

SCHEDULE I

to COMPLIANCE CERTIFICATE

I.    Financial Covenants

For the purposes of the following covenants, EBITDA shall be calculated as follows (in each case as more specifically set forth in the definition of “EBITDA” appearing in the Credit Agreement):

a.		Net Income	$________
b.	+	Interest Expense	$________
c.	+	Taxes	$________
d.	+	Unusual non-cash charges	$________
e.	-	Unusual non-cash gains	$________
f.	+	Depreciation	$________
g.	+	Amortization	$________
h.	+	Non-cash stock based compensation	$________
i.	+	up to $5,000,000 per fiscal year in acquisition related costs if paid in 6 months	$________
j.	+	other acquisition related costs if paid in 6 months	$________
k.	+	costs related to initiatives intended to reduce costs, expenses, etc.	$________
l.	=	EBITDA	$________

A.    Maximum Leverage Ratio (Section 7.4(A)).

(1)    Net Indebtedness of the Company and its consolidated Subsidiaries

$________________

(2)    EBITDA for the Last Twelve Month Period

$________________

(3)    “Leverage Ratio” (Ratio of (1) to (2)) (Maximum 3.50 to 1.00)13

_______ to 1.00

(4)    “Pricing Grid Leverage Ratio” (Ratio of (1) to (2))14

_______ to 1.00

____________________________

13 Under certain circumstances, as set forth in Section 7.4(A), the maximum may be 4.00 to 1.00.

14 Same calculation as (3) above except that, when determining the Unrestricted Domestic Cash Amount and Unrestricted Foreign Subsidiary Borrower Cash Amount components thereof, up to $100,000,000 in the aggregate may be deducted in the calculation of Net Domestic Indebtedness and Net Foreign Subsidiary Borrower Indebtedness (as opposed to the individual $20,000,000 limitations used to calculate (3)).

B.    Minimum Consolidated Net Worth (Section 7.4(B)).

State whether Consolidated Net Worth (as defined) of the Company was less than the sum of $1,156,000,000 plus on the last Business Day of each fiscal year ending September 30th, beginning with the fiscal year ending September 30, 2019, fifty percent (50%) of Net Income (if positive) for such fiscal year, plus fifty percent (50%) of the net cash proceeds resulting from the issuance by the Company of any Capital Stock (other than shares of Capital Stock issued pursuant to employee stock option or ownership plans).

Yes/No

Adjustments in the accumulated other comprehensive earnings accounts of the Company and its Subsidiaries that were excluded from the above-referenced determination of Consolidated Net Worth of the
Borrower (not to exceed $115,600,000)

$_________________

II.    Other Miscellaneous Provisions

A.    Indebtedness (Section 7.3(A)).

(1)    The aggregate principal amount of intercompany loans and advances (excluding Indebtedness under securitization transactions) to Affiliates which are not members of the Obligor Group from Affiliates which are members of the Obligor Group (should not exceed 10% of Consolidated Tangible Assets)

$_________________

(2)    The aggregate principal amount of other Indebtedness incurred by the Borrower and its Subsidiaries not otherwise permitted under Section 7.3(A) (should not cause a violation of the Leverage Ratio).

$_________________

B.    Asset Sales (Section 7.3(B)).

(1)    Fifteen percent (15%) of the aggregate book value of Consolidated Assets as of the end of the immediately preceding fiscal year.

$_________________

(2)    Aggregate amount of proceeds resulting from any asset sale that are held by the Borrower or a Subsidiary for permitted reinvestment purposes and have not been held for more than 180 days since the date of such asset sale.

and Net Foreign Subsidiary Borrower Indebtedness (as opposed to the individual $20,000,000 limitations used to calculate (3)).

$_________________

(3)    The aggregate book value of all assets sold during the current fiscal year (not to exceed the sum of the amount in item (1) plus the amount in item (2)).

$_________________

(4)    State whether any proceeds of any asset sale are being held by the Borrower or a Subsidiary for more than 180 days after the date on which such asset sale occurred.  If the answer is yes, please attach a description of and the amount of such asset sale.

Yes/No

C.    Permitted Acquisitions (Section 7.3(G)).

(1)    State whether any Permitted Acquisition has occurred during the Accounting Period.

Yes/No

(2)    If the answer to (1) is yes, set forth on Schedule A hereto a description of such Permitted Acquisition(s) and the calculations necessary to show compliance with the requirements of Section 7.3(G)(iv) if required thereby.

D.   "Significant Domestic Incorporated Subsidiary" and "Significant Foreign Subsidiary" Classification (Definitions, Section 7.2(K)).

Identify on Exhibit A hereto each Significant Domestic Incorporated Subsidiary of the Company and each Significant Foreign Subsidiary of the Foreign Subsidiary Borrowers.

SCHEDULE A

TO

SCHEDULE 1 of COMPLIANCE CERTIFICATE

EXHIBIT A
TO

SCHEDULE 1 of COMPLIANCE CERTIFICATE

EXHIBIT I-1

TO

CREDIT AGREEMENT

Domestic Subsidiary Guaranty

Attached

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EXECUTION VERSION

AMENDED AND RESTATED SUBSIDIARY GUARANTY

THIS AMENDED AND RESTATED SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of June 19, 2019, by each of Woodward FST, Inc., MPC Products Corporation and Woodward HRT, Inc. (the “Initial Guarantors” and together with any additional Significant Domestic Incorporated Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the benefit of the Lenders under the below-described Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

WITNESSETH:

WHEREAS, Woodward, Inc., a Delaware corporation (the “Company”), has entered into that certain Credit Agreement, dated as of July 10, 2013 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Company and the Foreign Subsidiary Borrowers party thereto (together, the “Borrowers” and each individually a “Borrower”), the financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Initial Guarantors have previously entered into that certain Subsidiary Guaranty, dated as of July 10, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty”), in favor of the Lenders and the Administrative Agent with respect to the obligations of the Company under the Existing Credit Agreement;

WHEREAS, the Company, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety and in connection therewith have entered into that certain Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of the date hereof, by and among the Borrowers, the Lenders and the Administrative Agent, which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Lenders to the Borrowers;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Significant Domestic Incorporated Subsidiaries of the Company required to execute this Guaranty pursuant to Section 7.2(K) of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all of the Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Company under the Credit Agreement or the other Loan Documents; and

WHEREAS, in consideration of the direct and indirect financial and other support that the Borrowers have provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, the Initial Guarantors have agreed

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to amend and restate the Existing Guaranty pursuant to this Guaranty and each of the Guarantors is willing to guarantee the Obligations under the Credit Agreement and the other Loan Documents;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Representations, Warranties and Covenants. In order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described in the Credit Agreement, each of the Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.2 of the Credit Agreement that:

(a)    It (i) is a corporation, limited liability company, or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which it does business, except for any such jurisdiction where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

(b)    It has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by it of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, and this Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)    Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) conflict with the charter or other organizational documents of such Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule, regulation, order, writ, judgment, injunction, decree or award (including, without limitation, any environmental property transfer laws or regulations) applicable to such Guarantor or any provisions of any indenture, instrument or material agreement to which such Guarantor is party or is subject, or require termination of any such indenture, instrument or material agreement, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Guarantor or (iv) require any approval of such Guarantor’s board of directors, shareholders, partners or unitholders except such as have been obtained. The execution, delivery and performance by the Guarantors of each of the Loan Documents to which such Guarantor is a party do not and will not require any

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registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority, including under any environmental property transfer laws or regulations, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(d)    It has no Indebtedness other than Indebtedness permitted under Section 7.3(A) of the Credit Agreement.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Revolving Loan Commitment or Letter of Credit outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Obligations shall remain unpaid, it will, and, if necessary, will enable the Borrowers to, fully comply with those covenants and agreements of the Borrowers applicable to such Guarantor set forth in the Credit Agreement.

Section 2.    The Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Advance made pursuant to the Credit Agreement, (ii) any Reimbursement Obligations or the performance of such Reimbursement Obligations, (iii) all other amounts payable by the Company under the Credit Agreement and the other Loan Documents, including, without limitation, all Hedging Obligations (subject to the proviso in the second sentence of the definition of “Obligations”), and (iv) the punctual and faithful performance, keeping, observance, and fulfillment of all of the agreements, conditions, covenants, and obligations contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon failure by any Borrower to pay punctually any such amount or perform such obligation, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Section 3.    Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)    any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

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(ii)    any modification or amendment of or supplement to the Credit Agreement, any Hedging Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)    any change in the corporate, partnership, limited liability company or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations;

(iv)    the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)    the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Hedging Agreement, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

(vi)    the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(vii)    the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(viii)    any borrowing or grant of a security interest by any Borrower as debtor-in- possession, under Section 364 of the Bankruptcy Code;

(ix)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Lenders or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(x)    the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof;

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(xi)    any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder; or

(xii)    any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations.

Section 4.    Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect  until all of the Guaranteed Obligations shall have been paid in full in cash and the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired. Notwithstanding the foregoing, if a Guarantor no longer constitutes a Significant Domestic Incorporated Subsidiary, upon the Company’s written certification thereof to the Agent, the Agent shall release such Person from the duties and requirements of a Guarantor under this Guaranty; provided,  however, that such Person shall remain liable for all Guaranteed Obligations which arose during the period such Person constituted a Guarantor; provided,  further, that if such Person subsequently constitutes a Significant Domestic Incorporated Subsidiary, such Person shall be required to execute and deliver a Supplement hereto. If at any time any payment of the principal of or interest on any Advance or Reimbursement Obligation or any other amount payable under the Credit Agreement, any Hedging Agreement or any other Loan Document (including a payment exercised through a right of setoff) is rescinded or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by the Administrative Agent or any Lender, in each case in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 5.    General Waivers; Additional Waivers.

(A)    General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(B)    Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i)    any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

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(ii)    (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Lenders to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Unmatured Default or Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)    its right, if any, to require the Administrative Agent and the Lenders to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Lenders have or may have against, the other Guarantors or any third party, or against any collateral provided by the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)    (a) any rights to assert against the Administrative Agent and the Lenders any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the Lenders; (b) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the Lenders’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the Lenders of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the Lenders by operation of law as a result of the Administrative Agent’s and the Lenders’ intervention or omission; or the acceptance by the Administrative Agent and the Lenders of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and

(v)    any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the Lenders; or (b) any election by the Administrative Agent and the Lenders under Section 1111(b) of the

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Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.

Section 6.    Subrogation; Subordination of Intercompany Indebtedness.

(a)    Subrogation. The Guarantors, until the payment in full of the Guaranteed Obligations and the termination or expiration of the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement, (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Lenders and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Borrower to the Lenders. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to the payment in full of the Guaranteed Obligations and the termination or expiration of the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are paid in full in cash (other than contingent indemnity obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

(b)    Subordination of Intercompany Indebtedness. Each Guarantor agrees that  any  and all claims of such Guarantor against any Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), with respect to any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing any Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from any Borrower or any other Guarantor to the extent permitted by the terms of this Guaranty and the other Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights,  liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to any rights of the Lenders and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all Revolving Loan

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Commitments and Letters of Credit issued under the Credit Agreement have terminated or expired. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnity obligations) and the termination or expiration of all Revolving Loan Commitments and Letters of Credit issued pursuant to the Credit Agreement, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all Revolving Loan Commitments and Letters of Credit issued under the Credit Agreement have terminated or expired, no Guarantor will assign or transfer to any Person (other than the Administrative Agent or another Obligor) any claim any such Guarantor has or may have against any Obligor.

Section 7.    Contribution with Respect to Guaranteed Obligations.

(a)    To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Guarantor Payment and the Guaranteed Obligations, and the termination or expiration of all Revolving Loan Commitments and Letters of Credit issued under the Credit Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior

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to such Guarantor Payment. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

(b)    As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)    This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)    The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination or expiry of the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement.

Section 8.    Stay of Acceleration. If acceleration of the time  for  payment  of  any amount payable by any Borrower under the Credit Agreement, any Hedging Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Hedging Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

Section 9.    Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article XIV of the Credit Agreement, with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article XIV.

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Notice Address for Guarantors:

c/o Woodward, Inc.

1081 Woodward Way

Ft. Collins, CO 80524

Attn:    Donald J. Guzzardo

            Vice President, Investor Relations and

Phone: (970) 498-3580

Section 10.    No Waivers. No failure or delay by the Administrative Agent or  any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Hedging Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.    Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 11 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Hedging Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

Section 12.    Changes in Writing. Other than in connection with the addition of additional Significant Domestic Incorporated Subsidiaries, which shall become parties hereto by executing a Supplement hereto in the form attached as Annex I, or the release of a Guarantor from its duties and obligations under this Guaranty as described in Section 4 upon such Guarantor’s failure to constitute a Significant Domestic Incorporated Subsidiary, which release need be signed only by such Guarantor and the Administrative Agent, this Guaranty and any provision hereof may be changed, waived, discharged or terminated only in a writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement (or all of the Lenders if required pursuant to the terms of Section 9.3 of the Credit Agreement).

Section 13.    GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG SUCH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE

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RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 14.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

(A)    EXCLUSIVE JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN  RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY, NEW YORK.

(B)    SERVICE OF PROCESS. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(C)    WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE LENDERS, IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH GUARANTOR AND THE

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ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE LENDERS, AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(D)    ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 14, WITH ITS COUNSEL.

Section 15.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 16.    Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, after the occurrence of a Default under the Credit Agreement, the Lenders shall have the right at any time to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantors agree to reimburse the Administrative Agent and the Lenders for any costs and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent and the Lenders), paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty. The Administrative Agent agrees to distribute payments received from any of the Guarantors hereunder to the Lenders on a pro rata basis for application in accordance with the terms of the Credit Agreement.

Section 17.    Setoff.  At any time after all or any part of the Guaranteed Obligations  have become due and payable (by acceleration or otherwise), each Lender and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Lender or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender or the Administrative Agent or any of their respective affiliates.

Section 18.    Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower, the other Guarantors and  any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Lenders or the Administrative Agent shall have any duty to advise such

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Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, (iii) to make any other or future disclosures of such information or any other information to such Guarantor or (iv) to provide any such information to any other Guarantor.

Section 19.    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 20.    Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Lender or the Administrative Agent.

Section 21.    Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

Section 22.    Amendment and Restatement. Each Initial Guarantor affirms its duties and obligations under the terms and conditions of the Existing Guaranty, and agrees that its guaranty of the repayment of the Company’s obligations outstanding under the Existing Credit Agreement, as amended and restated as of the date hereof by the Credit Agreement, remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Initial Guarantor acknowledges and agrees with the Administrative Agent that the Existing Guaranty is amended, restated, and superseded in its entirety pursuant to the terms hereof. This Guaranty is not intended to and shall not constitute a novation of the Existing Guaranty.

Section 23. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Hedging Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until the termination of this Guaranty with respect to such Guarantor in accordance with Section 4. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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For purposes of this Section 23, “Qualified ECP Guarantor” means, in respect of any Hedging Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes or would become effective with respect to such Hedging Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

The remainder of this page is intentionally blank.

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IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

WOODWARD FST, INC.,
as an Initial Guarantor

By:

Name:
Title:

MPC PRODUCTS CORPORATION, operating
under the assumed corporate name of
WOODWARD MPC, INC., as an Initial
Guarantor

By:

Name:
Title:

WOODWARD HRT, INC.,
as an Initial Guarantor

By:

Name:
Title:

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Acknowledged this ___ day of ________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:
Title:

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ANNEX I TO GUARANTY

Reference is hereby made to the Amended and Restated Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of June 19, 2019, made by Woodward FST, Inc., MPC Products Corporation and Woodward HRT, Inc. (the “Initial Guarantors”, and together with any additional Significant Domestic Incorporated Subsidiaries which become parties to the Guaranty by executing a Supplement thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Lenders under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty. By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this _____ day of _________________, _______.

[NAME OF NEW GUARANTOR]

By:
Title:

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EXHIBIT I-2

TO

CREDIT AGREEMENT

Form of Foreign Subsidiary Guaranty

Attached

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FOREIGN SUBSIDIARY GUARANTY

THIS FOREIGN SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of [ ], 20[ ] by [ ], a [ ] (the “Initial Guarantor”, and together with any additional Significant Foreign Subsidiaries of [ ], a [  ] (the “Foreign Parent  Borrower”), which become parties to this  Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the benefit of the Lenders under the below-described Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

WITNESSETH:

WHEREAS, Woodward, Inc., a Delaware corporation (the “Company”), has entered into that certain Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of June 19, 2019, by and among the Company and the Foreign Subsidiary Borrowers parties thereto (together, the “Borrowers” and each individually, a “Borrower”), the financial institutions from time to time parties thereto (the “Lenders”) and the Administrative Agent, which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Lenders to the Borrowers;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Significant Foreign Subsidiaries of the Foreign Parent Borrower required to execute this Guaranty pursuant to Section 7.2(K) of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all of the Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Foreign Parent Borrower under the Credit Agreement or the other Loan Documents; and

WHEREAS, in consideration of the direct and indirect financial and other support that the Foreign Parent Borrower has provided, and such direct and indirect financial and other support as the Foreign Parent Borrower may in the future provide to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the applicable Obligations;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Representations, Warranties and Covenants. In order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Loans and the other financial accommodations to the Foreign Parent Borrower and to issue the Letters of Credit described in the Credit Agreement, each of the Guarantors represents and warrants to

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each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.2 of the Credit Agreement that:

(a)    It (i) is a corporation, limited liability company, or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and, if applicable, is in good standing under the laws of each jurisdiction in which it does business, except for any such jurisdiction where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

(b)    It has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by it of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, and this Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)    Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) conflict with the charter or other organizational documents of such Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule, regulation, order, writ, judgment, injunction, decree or award (including, without limitation, any environmental property transfer laws or regulations) applicable to such Guarantor or any provisions of any indenture, instrument or material agreement to which such Guarantor is party or is subject, or require termination of any such indenture, instrument or material agreement, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Guarantor or (iv) require any approval of such Guarantor’s board of directors, shareholders, partners or unitholders except such as have been obtained. The execution, delivery and performance by the Guarantors of each of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority, including under any environmental property transfer laws or regulations, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(d)    It has no Indebtedness other than Indebtedness permitted under Section 7.3(A) of the Credit Agreement.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Revolving Loan Commitment or Letter of Credit outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Obligations of the

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Foreign Parent Borrower shall remain unpaid, it will, and, if necessary, will enable the Foreign Parent Borrower to, fully comply with those covenants and agreements of the Foreign Parent Borrower applicable to such Guarantor set forth in the Credit Agreement.

Section 2.    The Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with the other Guarantors of the Obligations of the Foreign Parent Borrower, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Foreign Parent Borrower’s Obligations, including, without limitation, (i) the principal of and interest on each Advance made to the Foreign Parent Borrower pursuant to the Credit Agreement, (ii) any Reimbursement Obligations of the Foreign Parent Borrower or the performance by the Foreign Parent Borrower of such Reimbursement Obligations, (iii) all other amounts payable by the Foreign Parent Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, all Hedging Obligations (subject to the proviso in the second sentence of the definition of “Obligations”), and (iv) the punctual and faithful performance, keeping, observance, and fulfillment by the Foreign Parent Borrower of all of the agreements, conditions, covenants, and obligations of the Foreign Parent Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Foreign Parent Borrower to pay punctually any such amount or perform such obligation, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Section 3.    Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)    any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii)    any modification or amendment of or supplement to the Credit Agreement, any Hedging Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)    any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Foreign Parent Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Foreign Parent Borrower or any

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other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Foreign Parent Borrower or any other guarantor of any of the Guaranteed Obligations;

(iv)    the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Foreign Parent Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)    the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Foreign Parent Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Hedging Agreement, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Foreign Parent Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

(vi)    the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(vii)    the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(viii)    any borrowing or grant of a security interest by the Foreign Parent Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(ix)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Lenders or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(x)    the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof;

(xi)    any other act or omission to act or delay of any kind by the Foreign Parent Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder; or

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(xii)    any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations.

Section 4.    Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect  until all of the Guaranteed Obligations shall have been paid in full in cash and the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired. Notwithstanding the foregoing, if a Guarantor no longer constitutes a Significant Foreign Subsidiary, upon the Company’s written certification thereof to the Agent, the Agent shall release such Person from the duties and requirements of a Guarantor under this Guaranty; provided,  however, that such Person shall remain liable for all Guaranteed Obligations which arose during the period such Person constituted a Guarantor; provided,  further, that if such Person subsequently constitutes a Significant Foreign Subsidiary, such Person shall be required to execute and deliver a Supplement hereto. If at any time any payment of the principal of or interest on any Advance or Reimbursement Obligation or any other amount payable by the Foreign Parent Borrower or any other party under the Credit Agreement, any Hedging Agreement or any other Loan Document (including a payment exercised through a right of setoff) is rescinded or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Foreign Parent Borrower or otherwise (including pursuant to any settlement entered into by the Administrative Agent or any Lender, in each case in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 5.    General Waivers; Additional Waivers.

(A)    General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Foreign Parent Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(B)    Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i)    any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)    (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Lenders to ascertain the amount of the Guaranteed

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Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Foreign Parent Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Unmatured Default or Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)    its right, if any, to require the Administrative Agent and the Lenders to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Lenders have or may have against, the other Guarantors or any third party, or against any collateral provided by the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)    (a) any rights to assert against the Administrative Agent and the Lenders any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the Lenders; (b) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the Lenders’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the Lenders of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the Lenders by operation of law as a result of the Administrative Agent’s and the Lenders’ intervention or omission; or the acceptance by the Administrative Agent and the Lenders of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and

(v)    any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the Lenders; or (b) any election by the Administrative Agent and the Lenders under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.

Section 6.    Subrogation; Subordination of Intercompany Indebtedness.

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(a)    Subrogation. The Guarantors, until the payment in full of the Guaranteed Obligations and the termination or expiration of the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement, (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Administrative Agent now have or may hereafter have against the Foreign Parent Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Lenders and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Foreign Parent Borrower to the Lenders. Should any Guarantor have  the right, notwithstanding the foregoing, to exercise its subrogation rights prior to the payment in full of the Guaranteed Obligations and the termination or expiration of the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are paid in full in cash (other than contingent indemnity obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

(b)    Subordination of Intercompany Indebtedness. Each Guarantor agrees that  any  and all claims of such Guarantor against the Foreign Parent Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), with respect to any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided  that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing any Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the Foreign Parent Borrower or any other Guarantor to the extent permitted by the terms of this Guaranty and the other Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to any rights of the Lenders and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all Revolving Loan Commitments and Letters of Credit issued under the Credit Agreement have terminated or expired. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation,

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bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (excluding, for the avoidance of doubt, any mandatory statutory claims of any Guarantor organized under German law for compensation of annual losses under a control or profit and loss pooling agreement (Beherrschungs- oder Gewinnabführungsvertrag)) (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnity obligations) and the termination or expiration of all Revolving Loan Commitments and Letters of Credit issued pursuant to the Credit Agreement, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all Revolving Loan Commitments and Letters of Credit issued under the Credit Agreement have terminated or expired, no Guarantor will assign or transfer to any Person (other than the Administrative Agent or another Obligor) any claim any such Guarantor has or may have against any Obligor.

Section 7.    Contribution with Respect to Guaranteed Obligations.

(a)    To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Guarantor Payment and the Guaranteed Obligations, and the termination or expiration of all Revolving Loan Commitments and Letters of Credit issued under the Credit Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. Notwithstanding any other provision of this Guaranty, the amount

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guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

(b)    As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)    This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)    The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination or expiry of the Revolving Loan Commitments and all Letters of Credit issued under the Credit Agreement.

Section 8.    Stay of Acceleration. If acceleration of the time  for  payment  of  any amount payable by the Foreign Parent Borrower under the Credit Agreement, any Hedging Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Foreign Parent Borrower, the Company or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Hedging Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

Section 9.    Limitation on Enforcement.1

[__________]

_____________________________

1  Additional provisions relating to certain jurisdictions to be determined

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Section 10.    , requests and other communications to any party hereunder shall be given in the manner prescribed in Article XIV of the Credit Agreement, with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article XIV.

Notice Address for Guarantors:

c/o Woodward, Inc.

1081 Woodward Way

Ft. Collins, CO 80524

Attn:    Donald J. Guzzardo

             Vice President, Investor Relations and

Phone: (970) 498-3580

Section 11.    No Waivers. No failure or delay by the Administrative Agent or  any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Hedging Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.    Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Hedging Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

Section 13.    Changes in Writing. Other than in connection with the addition of additional Significant Foreign Subsidiaries, which shall become parties hereto by executing a Supplement hereto in the form attached as Annex I, or the release of a Guarantor from its duties and obligations under this Guaranty as described in Section 4 upon such Guarantor’s failure to constitute a Significant Foreign Subsidiary, which release need be signed only by such Guarantor and the Administrative Agent, this Guaranty and any provision hereof may be changed, waived, discharged or terminated only in a writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement (or all of the Lenders if required pursuant to the terms of Section 9.3 of the Credit Agreement).

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Section 14.    GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG SUCH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 15.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

(A)    EXCLUSIVE JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN  RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY, NEW YORK.

(B)    SERVICE OF PROCESS. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(C)    WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE LENDERS,

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IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE LENDERS, AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(D)    ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 15, WITH ITS COUNSEL.

Section 16.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 17.    Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, after the occurrence of a Default under the Credit Agreement, the Lenders shall have the right at any time to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantors agree to reimburse the Administrative Agent and the Lenders for any costs and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent and the Lenders), paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty. The Administrative Agent agrees to distribute payments received from any of the Guarantors hereunder to the Lenders on a pro rata basis for application in accordance with the terms of the Credit Agreement.

Section 18.    Setoff.  At any time after all or any part of the Guaranteed Obligations  have become due and payable (by acceleration or otherwise), each Lender and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Lender or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender or the Administrative Agent or any of their respective affiliates.

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Section 19.    Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Foreign Parent Borrower, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Lenders or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, (iii) to make any other or future disclosures of such information or any other information to such Guarantor or (iv) to provide any such information to any other Guarantor.

Section 20.    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 21.    Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Lender or the Administrative Agent.

Section 22.    Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

Section 23.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Hedging Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until the termination of this Guaranty with respect to such Guarantor in accordance with Section 4. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

For purposes of this Section 23, “Qualified ECP Guarantor” means, in respect of any Hedging Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the

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relevant guaranty or grant of the relevant security interest becomes or would become effective with respect to such Hedging Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

The remainder of this page is intentionally blank.

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IN WITNESS WHEREOF, the Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[ ],
as the Initial Guarantor

By:

Name:
Title:

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Acknowledged this ____ day of _____________, 20__

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

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ANNEX I TO GUARANTY

Reference is hereby made to the Foreign Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of [ ], 20[ ], made by [ ], a [ ] (the “Initial Guarantor”,  and  together  with  any additional Significant Foreign Subsidiaries which become parties to the Guaranty by executing a Supplement thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Lenders under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty. By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this ____ day of ________________, _____.

[NAME OF NEW GUARANTOR]

By:
Title:

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EXHIBIT J

TO

CREDIT AGREEMENT

Form of Revolving Loan Note

[______], 20__

[APPLICABLE BORROWER], a [____________________] (the "Borrower"), promises to pay to __________________ (the "Lender") the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Article II of the below-described Credit Agreement.  Such payments shall be made in immediately available funds on the dates and at the offices of the Administrative Agent (as defined below) specified in the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Credit Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Termination Date and as otherwise set forth in the Credit Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Note is one of the promissory notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of June 19, 2019, by and among Woodward, Inc., the Foreign Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and Wells Fargo Bank, National Association, as “Administrative Agent” (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.  The Credit Agreement, among other things, provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Loan Commitment.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, but giving effect to applicable federal laws.

[APPLICABLE BORROWER]

By:
Name:
Title:

Revolving Loan and Principal Payment Schedule

to

Revolving Loan Note

Date	Principal Amount of Revolving Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT K

TO

CREDIT AGREEMENT

Intercreditor Agreement

Attached

SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of July 10, 2013 (as amended, modified, supplemented and/or restated from time to time, this “Agreement”), is entered into by and among Wells Fargo Bank, National Association, as administrative agent (the “Revolving Agent”) for the “Lenders” under the Revolving Credit Agreement (as defined below) listed on Annex I attached hereto and their successors and assigns (the “Revolving Banks”), the holders of the 2008 Notes (as defined below) listed on Annex II attached hereto and their successors and assigns (the “2008 Noteholders”), the holders of the 2009 Notes (as defined below) listed on Annex III attached hereto and their successors and assigns (the “2009 Noteholders”), and each other New Creditor (as defined in Section 16 hereof) that from time to time becomes a party hereto (such New Creditors, together with the Revolving Agent, the Revolving Banks, the 2008 Noteholders and the 2009 Noteholders, the “Lenders”, and each individually a “Lender”).

RECITALS:

WHEREAS, Woodward, Inc., a Delaware corporation (as successor to Woodward Governor Company; herein called the “Company”), the Revolving Banks and the Revolving Agent have entered into a Credit Agreement, dated as of July 10, 2013 (as amended, modified, supplemented and/or restated from time to time, the “Revolving Credit Agreement”), pursuant to which, among other things, the Revolving Banks agree to make certain advances to the Company (the “Revolving Loans”) and to issue letters of credit for the account of the Company;

WHEREAS, the 2008 Noteholders are the holders of the Company’s Series B Senior Notes, due 2013, Series C Senior Notes due 2015 and Series D Senior Notes due 2018 (as amended, modified, supplemented and/or restated from time to time, the “2008 Notes”), issued in initial aggregate principal amounts of $100,000,000, $50,000,000 and $100,000,000, respectively, pursuant to a Note Purchase Agreement, dated as of October 1, 2008 (as amended, modified, supplemented and/or restated from time to time, the “2008 Note Agreement”), between the Company and the 2008 Noteholders;

WHEREAS, the 2009 Noteholders are the holders of the Company’s Series E Senior Notes, due 2016 and Series F Senior Notes due 2019 (as amended, modified, supplemented and/or restated from time to time, the “2009 Notes”), issued in initial aggregate principal amounts of $57,000,000 and $43,000,000, respectively, pursuant to a Note Purchase Agreement, dated April 3, 2009 (as amended, modified, supplemented and/or restated from time to time, the “2009 Note Agreement”), between the Company and the 2009 Noteholders;

WHEREAS, the subsidiaries of the Company listed on Annex V attached hereto (such subsidiaries, together with such other subsidiaries of the Company that from time to time may become parties to the below-defined Guarantees, the “Guarantors”) have guaranteed, pursuant to various guaranty agreements and documents (each as amended, restated, supplemented or otherwise modified from time to time a “Guaranty”, and collectively the “Guarantees”), the repayment of obligations owing under or in connection with the Revolving Credit Agreement, the 2008 Note Agreement and the 2009 Note Agreement respectively (the Revolving Credit Agreement, the 2008 Note Agreement and the 2009 Note Agreement, together with any other New Creditor Agreement (as defined in Section 16 hereof), the “Financing Agreements”);

WHEREAS, the Company, the 2008 Noteholders and the 2009 Noteholders are party to that certain Amended and Restated Intercreditor Agreement, dated as of October 1, 2008 (as amended or modified prior to the date hereof, the “Existing Agreement”);

WHEREAS, the parties hereto wish to amend and restate the Existing Agreement to, among other things, acknowledge that certain prior parties thereto are no longer party to the Existing Agreement, and the other Lenders party hereto wish to become subject to the requirements hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Revolving Agent, on behalf of the Revolving Banks, the 2008 Noteholders, the 2009 Noteholders and the New Creditors that from time to time become parties hereto hereby agree as follows:

1.    Sharing of Receipts. (a) If any “Sharing Event” (as defined below) has occurred, any amounts received, directly or indirectly, by any Lender from any Guarantor with respect to any “Obligations” (as defined below), including, without limitation, from any setoff of any deposits of any Guarantor or other indebtedness of such Lender held by or owing to any Guarantor and any amounts received by any Lender under or in connection with any Guaranty (in each case, less all reasonable costs incurred in connection with the collection of such amounts) shall be distributed as provided in subsection (b) of this Section 1.

“Sharing Event” shall mean (i) for the Revolving Loans to become or be declared immediately due and payable pursuant to Section 9.1 of the Revolving Credit Agreement, (ii) for the 2008 Notes to become or be declared immediately due and payable pursuant to Section 12.1 of the 2008 Note Agreement, (iii) for the 2009 Notes to become or be declared immediately due and payable pursuant to Section 12.1 of the 2009 Note Agreement, (iv) for the entire outstanding principal, interest and other obligations to become or be declared immediately due and payable and the commitments to extend credit thereunder, if any, terminated upon or as a result of any default, event of default or other similar event pursuant to the terms of any New Creditor Agreement, (vi) for the Company to default in the payment of the principal of, interest on or premium with respect to the Revolving Loans, “Reimbursement Obligations” (as defined in the Revolving Credit Agreement) with respect to letters of credit issued thereunder, the 2008 Notes, the 2009 Notes or any loan, letter of credit obligation or other obligation under any New Creditor Agreement when such payment is due, which payment default continues for at least 15 days, in which event the “Sharing Event” shall be deemed to have occurred on the date such payment default first occurred, (vii) for any Lender to setoff any deposits of any Guarantor or other indebtedness of such Lender or any other Lender held by or owing to any Guarantor or exercise or seek enforcement of any right or remedy for payment under any Guaranty made in its favor, or (viii) the commencement by, against or with respect to the Company or any Guarantor of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for the Company or any Guarantor or any of its assets;

provided that the voluntary liquidation of any Guarantor into the Company or another Subsidiary of the Company shall not be a “Sharing Event.”

(b)    The amounts referred to in subsection (a) of this Section 1 (the “Shared Amounts”) shall be distributed to the Lenders pro rata in proportion to the respective amounts owed by the Company to such Lenders under their respective Financing Agreements and Guarantees (the “Obligations”) at the time of such distribution, including, without limitation, (1) the outstanding principal amount of, accrued and unpaid interest on, and any unpaid “Make- Whole Amount” (as defined in the 2008 Note Agreement and the 2009 Note Agreement, respectively) or other make-whole payment, breakage or prepayment indemnification due with respect to the Revolving Loans, 2008 Notes, 2009 Notes, and obligations owing to New Creditors, (2) any unpaid reimbursement obligations with respect to any letters of credit issued under any Financing Agreement, (3) any undrawn amounts of any outstanding letters of credit issued under any Financing Agreement, and (4) any other unpaid amounts (including amounts in respect of fees, expenses, indemnification and reimbursement) due from the Company under any Financing Agreement (and, for this purpose, the undrawn amounts of any outstanding letters of credit issued under the Financing Agreements shall be considered to have been reduced to the extent of any amount then on deposit with the applicable Lender as provided in subsection (c) of this Section 1). Any distribution pursuant to this subsection (b) shall be made as soon as reasonably practicable after receipt by the applicable Lender of amounts subject to this Section 1.

(c)    Any distribution pursuant to subsection (b) above with respect to the undrawn amount of any outstanding letter of credit shall be paid to the applicable Lender that issued such letter of credit (or its designee) to be held as collateral in respect of obligations owing thereunder and disposed of as provided in this subsection (c). With respect to the Revolving Credit Agreement, such payments shall be made to the Revolving Agent. On each date on which a payment is made to a beneficiary pursuant to a draw on a letter of credit, the applicable Lender that issued such letter of credit (or its designee) shall distribute to the other Lenders subject to the Financing Agreement under which such letter of credit was issued from the amounts held pursuant to this subsection (c) for application to the payment of the reimbursement obligation due to such Lenders with respect to such draw an amount equal to the product of (1) the total amount then held pursuant to this subsection (c), and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the aggregate undrawn amount of all outstanding letters of credit issued under the applicable Financing Agreement immediately prior to such draw. On each date on which a reduction in the undrawn amount of any outstanding  letter of credit occurs under a Financing Agreement other than on account of a payment made to a beneficiary pursuant to a draw on such letter of credit, the applicable Lender shall distribute from the amounts held pursuant to this subsection (c) an amount equal to the product of (1) the total amount then held pursuant to this subsection (c) in respect of letters of credit issued under such Financing Agreement and (2) a fraction the numerator of which is the amount of such reduction and the denominator of which is the aggregate undrawn amount of all outstanding letters of credit issued under such Financing Agreement immediately prior to such reduction, which amount shall be distributed as provided in subsection (b) above. At such time as no letters of credit are outstanding under any Financing Agreements, any remaining amount held pursuant to this subsection (c), after the distribution therefrom as provided above, shall be distributed as provided in subsection (b) above.

(d)    The distribution provisions of this Section 1 are for the purpose of determining the relative amounts of any Shared Amounts to be distributed to the Lenders and not for the purpose of creating an agreement among the parties as to the manner in which any Shared Amounts are actually to be applied to pay the Obligations which are owed to each Lender. As among the Lenders, each Lender shall be free, each in its own discretion, to apply any amounts distributed to it pursuant to subsection (b) hereof to the Obligations owed to it in such order as it may determine. Notwithstanding the foregoing, (1) for all purposes of this Agreement, the Obligations shall be deemed paid to the same extent that payments are distributed with respect thereto pursuant to subsection (b) hereof notwithstanding the actual application thereof, and (2) as between the Company and the Guarantors, on one hand, and the Lenders, on the other hand, no portion of any Shared Amount received by any Lender and distributed to any other Lender pursuant to subsection (b) hereof shall discharge the Obligations of such other Lender to which such Shared Amount was distributed.

(e)    Any Lender distributing any Shared Amount to the other Lenders pursuant to subsection (b) of this Section 1 shall be subrogated to the rights of such other Lenders with respect to the Obligations with respect to which such Shared Amount was distributed, including, without limitation, the rights with respect to the applicable Guaranty relating to such Obligations.

2.    Notices of Certain Events. Each Lender agrees to use its best efforts to give to each other Lender (a) copies of any notice of the occurrence or existence of any default, event of default, or event of termination sent to the Company or any Guarantor, simultaneously with the sending of such notice to the Company or any Guarantor, (b) notice of any acceleration of the obligations owing to such Lender under its Financing Agreement promptly upon such acceleration or notice of any termination by such Lender of any commitment to extend credit to the Company or a Guarantor under its Financing Agreement, and (c) notice of any receipt of amounts from any setoff or receipt of amounts remitted under any Guaranty, promptly upon such receipt, but the failure to give any of the foregoing notices shall not affect the validity of such notice of default or such acceleration or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party, but any amounts received from a Guarantor referred to in subsection (b) hereof shall be subject to the terms of this Agreement. It is acknowledged and agreed that any notice delivered to the Revolving Agent shall be deemed delivered to all Revolving Banks.

3.    Relation of Lenders; Independent Action. This Agreement is entered into solely for the purposes set forth herein, and no party hereto assumes any responsibility to any other party hereto to disclose to such other party any information known to such party regarding the financial condition of the Company or any Guarantor or any other circumstances bearing upon the risk of nonpayment of the Obligations. Nothing contained in this Agreement (a) shall obligate any Lender to resort to any setoff, application of deposit balance or other means of payment under any Guaranty or avail itself of any recourse by resort to any property of the Company or any Guarantor, the taking of any such action to remain within the absolute discretion of such Lender under its Financing Agreements; (b) shall prohibit any Lender from accelerating the maturity of, or demanding payment from a Guarantor on, any Obligation of the Company to such party or from instituting legal action against the Company or any Guarantor to obtain a judgment or other legal process in respect of such Obligations, but any amounts received from a Guarantor in connection with any such action shall be subject to the terms of this Agreement; or (c) shall limit or modify in any way any of the Obligations of the Company or any Guarantor to any Lender or any of the rights of the Company or any Guarantor under the applicable Financing Agreement.

4.    Accounting; Invalidated Payments. (a) Each Lender severally agrees to render an accounting to any other party to this Agreement of the outstanding amounts of the Obligations, receipts of payments from the Company and the Guarantors and of other items relevant to the provisions of this Agreement upon the reasonable request from such other party as soon as reasonably practicable after such request.

(b)    To the extent any Shared Amount received by any Lender which was distributed to the other Lenders pursuant to Section 1(b) hereof is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each such other Lender shall repay to the distributing Lender, at such time as the distributing Lender is required to return or repay such Shared Amount, the portion of the Shared Amount so distributed to it. To the extent any Shared Amount is so returned or repaid, the Obligations with respect to which such Shared Amount was distributed or applied shall thereupon be reinstated for all purposes of this Agreement.

5.    Continuing Agreement. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until all Obligations shall have been satisfied in full and all obligations of all Lenders to the other Lenders hereunder shall have been satisfied in full. Without limiting the generality of the foregoing, this Agreement shall survive the commencement of any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding involving the Company or any Guarantor. Each Lender agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations of the Company or any Guarantor is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor or otherwise, as though such payment had not been made.

6.    Representations and Warranties. Each of the Revolving Agent, the 2008 Noteholders, the 2009 Noteholders and each New Creditor which from time to time becomes a party hereto, severally represents and warrants to each other party hereto that it has full power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity. Each of the Revolving Agent and each New Creditor which from time to time becomes a party hereto as an agent on behalf of other New Creditors, severally represents and warrants to each other party hereto that it has been duly authorized to enter into this Agreement by each lender or New Creditor on whose behalf it acts as agent.

7.    Binding Effect. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Lenders and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, if any Lender assigns or otherwise transfers (in whole or in part) to any other person or entity the Obligations to such Lender under the applicable Financing Agreement, such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Lender under this Agreement.

8.    No Reliance by Company. Except as set forth in Section 16, neither the Company nor any of its Subsidiaries shall have any rights or obligations under this Agreement or be entitled, in any manner whatsoever, to rely upon or enforce, or to raise as a defense, the provisions of this Agreement or the failure of any Lender to comply with such provisions.

9.    Other Proceedings. Nothing contained herein shall limit or restrict the independent right of any Lender to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or to be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any questions concerning the post-petition usage of collateral and post-petition financing arrangement; provided that no Lender shall contest the validity or enforceability of, or seek to avoid, have declared fraudulent or have set aside, any of the Obligations.

10.    Amendments and Waivers. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Lender herefrom, shall in any event be effective unless the same shall be in writing and signed by the Revolving Agent, on behalf of the Revolving Banks, the “Required Holders” as defined in the 2008 Note Agreement, the “Required Holders” as defined in the 2009 Note Agreement, and the requisite number of New Creditors required to approve such an amendment under each New Creditor Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as set forth in Section 16, no consent of the Company or any Guarantor shall be required for any such amendment, waiver or departure unless it relates to a provision of this Agreement expressly binding upon the Company or any Guarantor. Upon the termination of any Lender’s commitment to extend credit to the Company, if any, and the payment in full, in cash, of all obligations and liabilities of the Company to such Lender, the rights and obligations of such Lender under this agreement (including any right to consent to an amendment hereto as described in this Section 10) shall terminate in full.

11.    Notices. All notices and other communications provided to any party under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth (a) in the case of the Revolving Agent and each of the Revolving Banks, on Annex I hereto, (b) in the case of each 2008 Noteholder, on Annex II hereto, (c) in the case of each 2009 Noteholder, on Annex III hereto, (d) in the case of each New Creditor, in the Joinder Agreement delivered by such New Creditor pursuant to Section 16 hereof, or (e) in any case, at such other address or facsimile number as may be designated by such party in a notice to the other parties hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; and notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden of proving receipt shall be on the transmitting party.

12.    No Waiver. No failure or delay on the part of any Lender in exercising  any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.    Severability. Whenever possible each provision of this Agreement shall  be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

15.    GOVERNING LAW. THIS AGREEMENT (INCLUDING ANY JOINDER AGREEMENT ENTERED INTO PURSUANT TO SECTION 16 HEREOF) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

16.    Joinder of New Creditors. Any entity (each, a “New Creditor”) that extends credit to the Company or any Subsidiary pursuant to a senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement providing for the incurrence of indebtedness in a principal amount equal to or greater than $25,000,000 (the agreements, documents and instruments evidencing such facility or note purchase agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “New Creditor Agreements”, and each a “New Creditor Agreement”) may become a Lender under this Agreement by executing and delivering to the Company, the Revolving Agent, each 2008 Noteholder, each 2009 Noteholder and the requisite party or parties under any other applicable Financing Agreements, a Joinder Agreement in the form of Exhibit A attached hereto, appropriately completed, which Joinder Agreement shall become effective when such Joinder Agreement is executed by the Company; provided,  however, that if any default, event of default or event of termination has occurred and is continuing under any of the Revolving Credit Agreement, the 2008 Note Agreement, the 2009 Note Agreement or any other applicable Financing Agreement, then the consent of the Revolving Agent on behalf of the Revolving Banks, the “Required Holders” under the 2008 Note Agreement, the “Required Holders” under the 2009 Note Agreement and the requisite number of New Creditors required to approve the addition of any other New Creditor under the applicable Financing Agreements shall also be required. Any assignee or transferee of a Lender’s interests under its Financing Agreement shall not be required to execute and deliver a Joinder Agreement so long as (x) the Lender assigning such interests was bound by this Agreement from the date of this Agreement or the date such holder became subject to this Agreement pursuant to a Joinder Agreement through the date of the applicable assignment, and (y) the document evidencing the assignment of such interests includes an agreement by such assignee or transferee to be bound by the terms and conditions of this Agreement. The amendment procedures set forth in this Section 16 may not be amended without the prior written consent of the Company.

17.    Counterparts. This Agreement may be separately executed and delivered in counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute one and the same Agreement. Facsimile transmission of the signature of any party hereto shall be effective as an original signature.

18.    Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

19.    Amendment and Restatement. This Agreement amends and restates the Existing Agreement in its entirety, the terms and provisions of the Existing Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement , and all obligations currently outstanding under the Existing Agreement shall continue as obligations under this Agreement.

The remainder of this page is intentionally blank.

EXHIBIT L
TO
CREDIT AGREEMENT

FORM OF DESIGNATION AGREEMENT

Dated ____________, 20__

Reference is made to the Amended and Restated Credit Agreement, dated as of June 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Woodward, Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as Lenders (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Terms defined in the Credit Agreement are used herein as therein defined.

_________ (the “Designating Lender”), ____________ (the “Designated Lender”), the Company and the Foreign Subsidiary Borrowers agree as follows:

1.    The Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, as its Designated Lender under the Credit Agreement.

2.    The Designating Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Foreign Subsidiary Borrower or the performance or observance by the Company or any Foreign Subsidiary Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.    The Designated Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Articles VI and VII thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designating Lender as its administrative agent and attorney-in-fact and grants the Designating Lender an irrevocable power of attorney to receive payments made for the benefit of the Designated Lender under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designated Lender is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Section 13.4 thereof); and (vi) acknowledges that the Designating Lender retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designated Lender shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designating Lender pursuant to or in connection with the Credit Agreement.

4.    Following the execution of this Designation Agreement by the Designating Lender, the Designated Lender, the Company and the Foreign Subsidiary Borrowers, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.  The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the “Effective Date”).

5.    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (a) the Designated Lender shall have the right to make Loans as a Lender pursuant to Article II of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Loans by the Designated Lender shall satisfy the obligations of the Designating Lender under the Credit Agreement to the same extent, and as if, such Loans were made by the Designating Lender.

6.    Each party to this Designation Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender.  This Section 6 of the Designation Agreement shall survive the termination of this Designation Agreement and termination of the Credit Agreement.

7.    This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date15

[NAME OF DESIGNATING LENDER]

By:
Name:
Title:

[NAME OF DESIGNATED LENDER]

By:
Name:
Title:

WOODWARD, INC.

By:
Name:
Title:

[FOREIGN SUBSIDIARY BORROWER]

By:
Name:
Title:

[FOREIGN SUBSIDIARY BORROWER]

By:
Name:
Title:

______________________

15 This date should be no earlier than the date of acceptance by the Administrative Agent.

Accepted and Approved this
____ day of ________, ____

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:  ______________________________
Title:  ____________________________

EXHIBIT M-1
TO
CREDIT AGREEMENT

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Credit Agreement, dated as of June 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Woodward, Inc., (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Revolving Loan Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by (x) requesting one or more Lenders to increase the amount of its Revolving Loan Commitment and/or to participate in such a tranche or (y) asking one or more new banks, financial institutions or other entities to extend Revolving Loan Commitments or participate in Incremental Term Loans;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the Aggregate Revolving Loan Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.22; and

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Loan Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Loan Commitment increased by $[__________], thereby making the aggregate amount of its total Revolving Loan Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].

2.  The Company hereby represents and warrants that as of the date hereof (a) all representations and warranties of the Company and each other Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case such representation and warranty was true and correct as of such date) and (b) no Default or Unmatured Default has occurred and is continuing.

M-1-1

3.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

M-1-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:____________________________________
Name:
Title:

Accepted and agreed to as of the date first written above:

WOODWARD, INC.

By:______________________________________
Name:
Title:

Acknowledged as of the date first written above:

Wells Fargo Bank, National Association,
as Administrative Agent

By:______________________________________
Name:
Title:

M-1-3

EXHIBIT M-2
TO
CREDIT AGREEMENT

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Credit Agreement, dated as of June 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Woodward, Inc., (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.22 thereof that, in connection with any increase to the Aggregate Revolving Loan Commitment and/or tranche of Incremental Term Loans requested by the Company, any bank, financial institution or other entity may [extend Revolving Loan Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company, the Administrative Agent, the Issuing Bank and the Swingline Lender by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Loan Commitment of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].

2.  The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Credit Agreement, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished

M-2-1

pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) agrees to be bound by the terms and conditions of the Intercreditor Agreement.

3.  The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

    [___________]

4.  The Company hereby represents and warrants that as of the date hereof (a) all representations and warranties of the Company and each other Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case such representation and warranty was true and correct as of such date) and (b) no Default or Unmatured Default has occurred and is continuing.

5.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

M-2-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:  __________________________
Name:
Title:

Accepted and agreed to as of the date first written above:

WOODWARD, INC.

By:_____________________________________
Name:
Title:

Acknowledged as of the date first written above:

Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

By:_____________________________________
Name:
Title:

jpmorgan chase bank, n.a.,
as Issuing Bank

By:_____________________________________
Name:
Title:

M-2-3

EXHIBIT N-1

TO CREDIT AGREEMENT

FORM OF BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [_____], among Woodward, Inc., a Delaware corporation (the “Company”), [Name of [Foreign] Subsidiary Borrower], a [__________] (the “New Borrowing Subsidiary”), and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 19, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association as Administrative Agent.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers and Foreign Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a [Foreign] Subsidiary Borrower.  In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.  [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [______________].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects or, with respect to any representation that is qualified by materiality or Material Adverse Effect, all respects, on and as of the date hereof (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects or all respects, as applicable, as of such date).  [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with the provisions of section 151 of the Companies Act 1985 of England and Wales (as amended).]16 [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS]  The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary.  Upon execution of this Agreement by each of the Company, the New

_____________________________

16 To be included only if a New Borrowing Subsidiary will be a Borrower organized under the laws of England and Wales.

N-1-1

Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “[Foreign] Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

N-1-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

Name: Title:
WOODWARD, INC. By: _________________________________ Name: Title:

[NAME OF NEW BORROWING SUBSIDIARY] By: _________________________________ Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: _________________________________ Name: Title:

N-1-3

EXHIBIT N-2
TO CREDIT AGREEMENT

FORM OF BORROWING SUBSIDIARY TERMINATION

Wells Fargo Bank, National Association
as Administrative Agent
for the Lenders referred to below
1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention: Keisha Dockery

Phone: (704) 590-2770

Email: Keisha.dockery@wellsfargo.com

            Agencyservices.requests@wellsfargo.com

[Date]

Ladies and Gentlemen:

The undersigned, Woodward, Inc. (the “Company”), refers to the Amended and Restated Credit Agreement dated as of June 19, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a [Foreign] Subsidiary Borrower under the Credit Agreement.  [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.] Upon such termination, any [Foreign] Subsidiary Guarantors of such [Foreign] Subsidiary Borrower shall be released from the [Foreign] Subsidiary Guaranty to which they are party in accordance with the terms of such [Foreign] Subsidiary Guaranty.

[Signature Page Follows]

N-2-1

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

WOODWARD, INC.

By:
Name:
Title:

N-2-2

Schedule 1.1.1

Permitted Existing Indebtedness

Miscellaneous amounts outstanding as of March 31, 2019:
1.	Capitalized leases	$344,894.73
Indebtedness outstanding as of March 31, 2019:
2.	Debtor:	Owed to:	Amount Outstanding:	Guaranty:
3.	Woodward India Private Ltd.	Bank of India	$74,282	Woodward, Inc.

-  1  -

Schedule 1.1.2

Permitted Existing Investments

A.

Equity Contributions In:	Ownership Percentage	Value as of 5/31/19
Convergence Fuel Systems, LLC (Joint Venture)	50%	USD 0.00
Fluid Mechanics, LLC	100%	USD 24,352,711.20
Superturbo Technologies, Inc.	20%	USD 0.00
Techni-Core, Inc	100%	USD 0.00
MPC Export Corporation	100%	USD 0.00
MPC Products Corporation dba Woodward MPC, Inc.	100%	USD 385,069,193.60
Woodward FST, Inc.	100%	USD 39,915,822.92
Woodward Controls, LLC	100%	USD 23,083,975.63
Woodward International, Inc	100%	USD 590,785,828.00
Woodward Aken GmbH	100%	EUR 602,556,479.86
Woodward Swiss Holding GmbH	100%	EUR 38,520,941.66
WGC LLC	100%	USD 82,415,364.31
Woodward Germany Verwaltungs GmbH	100%	EUR 27,000.00
Woodward Germany GmbH & Co. KG	100%	EUR 58,502,500.00
Woodward India Private Limited	100%	INR 20,324,974.00
Woodward International Holding B.V.	100%	EUR 66,435,452.59
Woodward Nederland B.V.	100%	EUR 20,877,660.40
Woodward Nederland Holding B.V.	100%	EUR 25,350,785.86
Woodward (Japan) Ltd.	100%	JPY 250,000,000.00
Woodward Poland Sp. z o.o.	100%	PLN 59,000,000.00
Woodward Regulateur (Quebec), Inc.	100%	CAD 4,000.00
Woodward Comercio de Sistemas de Controle e Protecao Electrica Ltda.	100%	BRL 7,905,746.28
Woodward GmbH	100%	EUR 602,556,479.86
Woodward Hong Kong Limited	100%	USD 3,635,584.25
Woodward (Tianjin) Controls Company Limited	100%	CNY 17,402,543.73
Woodward Controls (Suzhou) Co., Ltd.	100%	CNY 11,383,629.18
Woodward Kempen GmbH	100%	EUR 602,556,479.86
Woodward Power Solutions GmbH	100%	EUR 602,556,479.86
Woodward HRT, Inc.	100%	USD 369,797,131.98
Woodward Energy Controls Singapore Pte. Ltd.	100%	USD 7,000,000.00
N1870G Leasing LLC	100%	USD 11,261,474.67
Woodward Mototron Systems LLC (Joint Venture)	50%	USD 0.00
Woodward IDS Switzerland GmbH	100%	CHF 13,764,479.66
Woodward Bulgaria EOOD	100%	BGN 3,100,000.00

-  2  -

Woodward Fuel Systems Holdings, LLC	100%	USD 0.00
Woodward (Barbados) Financing, SRL	100%	USD 567,421,000.00
Woodward Financing, LLC	100%	USD 655,833,052.88
Woodward France S.A.S.	100%	EUR 1,000.00
Woodward German Holding GmbH & Co KG	100%	EUR 2,016,220.00
Woodward German Holding Management GmbH	100%	EUR 25,000.00
Woodward L’Orange Fuel Injection (Ningbo) Co., LTD	100%	CNY 6,599,565.27
Woodward L’Orange Fuel Injection Trading (Suzhou) Co., LTD	100%	CNY 19,608,272.93
Woodward L’Orange GmbH	100%	EUR 648,124,332.63
Woodward L’Orange Unterstutzungskasse GmbH	100%	EUR 34,437.46
Woodward Technology Ventures, LLC	100%	USD 0.00
Woodward Inc. [Al-Khobar, SA]	100%	SAR 2,250,000.00

B.    Loans to Woodward Japan Ltd. in an aggregate principal amount equal to $1,435,725.

C.    The guarantees listed on Schedule 1.1.4 are incorporated herein by reference.

-  3  -

Schedule 1.1.3

Permitted Existing Liens

Woodward, Inc. (formerly known as Woodward Governor Company)

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Delaware Secretary of State	01/27/2004	20040215436	General Electric Capital Corporation – Trade Payables Services Division	Accounts receivable from Honeywell, Inc. from 1/7/04
Delaware Secretary of State	06/21/2004	20041709429	Citibank, N.A.	Account receivable from United Technologies Corp., purchased by Citibank, N.A. per the terms of the Supplier Agreement
Delaware Secretary of State	01/16/2009	20090180502	Bank of Montreal	Present and future accounts (including A/R) from Pratt & Whitney Canada Corp.
Delaware Secretary of State	04/06/2009	20091081402	Air Liquide Industrial U.S. LP	Equipment
Delaware Secretary of State	12/16/2010	20104451013	JPMorgan Chase Bank, National Association	Caterpillar Accounts Receivables
Delaware Secretary of State	08/05/2014	20143124633	Makino Inc.	Equipment
Delaware Secretary of State	04/20/2015	20141670024	Makino Inc.	Equipment
Delaware Secretary of State	04/27/2015	20151782993	Makino Inc.	Equipment
Delaware Secretary of State	10/05/2015	20154494687	Konica Minolta Premier Finance	Equipment

-  4  -

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Delaware Secretary of State	03/25/2016	20161797842	Makino Inc.	Equipment
Delaware Secretary of State	03/25/2016	20161797958	Makino Inc.	Equipment
Delaware Secretary of State	04/15/2016	20162245742	Makino Inc.	Equipment
Delaware Secretary of State	04/21/2016	20162371886	Makino Inc.	Equipment
Delaware Secretary of State	06/21/2016	20163712492	Makino Inc.	Equipment
Delaware Secretary of State	06/21/2016	20163716782	Makino Inc.	Equipment
Delaware Secretary of State	08/02/2016	20164670608	U.S. Bank, National Association	Consigned goods
Delaware Secretary of State	08/04/2016	20164734016	Makino Inc.	Equipment
Delaware Secretary of State	08/05/2016	20164760649	Makino Inc.	Equipment
Delaware Secretary of State	08/05/2016	20164760789	Makino Inc.	Equipment
Delaware Secretary of State	02/27/2017	20171315164	Makino Inc.	Equipment
Delaware Secretary of State	02/27/2017	20171315313	Makino Inc.	Equipment
Delaware Secretary of State	02/27/2017	20171315412	Makino Inc.	Equipment

-  5  -

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Delaware Secretary of State	03/14/2017	20171677308	Makino Inc.	Equipment
Delaware Secretary of State	07/08/2017	20174490089	Makino Inc.	Equipment
Delaware Secretary of State	09/26/2017	20176418518	Makino Inc.	Equipment
Delaware Secretary of State	09/26/2017	20176418641	Makino Inc.	Equipment
Delaware Secretary of State	10/10/2017	20176745605	Makino Inc.	Equipment
Delaware Secretary of State	11/29/2017	20177891007	Makino Inc.	Equipment
Delaware Secretary of State	01/19/2018	20180436580	Makino Inc.	Equipment
Delaware Secretary of State	03/12/2018	20181707609	Makino Inc.	Equipment
Delaware Secretary of State	03/18/2018	20181860051	Makino Inc.	Equipment
Delaware Secretary of State	03/26/2018	20182034581	Makino Inc.	Equipment
Delaware Secretary of State	03/26/2018	20182034987	Makino Inc.	Equipment
Delaware Secretary of State	03/26/2018	20182035331	Makino Inc.	Equipment
Delaware Secretary of State	03/26/2018	20182036024	Makino Inc.	Equipment

-  6  -

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Delaware Secretary of State	08/08/2018	20185472754	Makino Inc.	Equipment
Delaware Secretary of State	12/11/2018	20188581726	Makino Inc.	Equipment
Delaware Secretary of State	01/16/2019	20190374988	Makino Inc.	Equipment
Delaware Secretary of State	01/17/2019	20190407556	Makino Inc.	Equipment
Delaware Secretary of State	01/17/2019	20190407796	Makino Inc.	Equipment
Delaware Secretary of State	02/05/2019	20190847488	Makino Inc.	Equipment
Delaware Secretary of State	04/10/2019	20192480825	Wisconsin Lift Truck Corp.	Equipment
Delaware Secretary of State	04/24/2019	20192850787	Financial Pacific Leasing, Inc.	Equipment

Woodward FST, Inc.

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Delaware Secretary of State	06/07/2004	4156855 1	Citibank, N.A.	Accounts receivable from United Technologies Corp.

Woodward HRT, Inc.

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Delaware Secretary of State	03/29/2016	20161849791	Makino, Inc.	Equipment

-  7  -

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Delaware Secretary of State	04/14/2016	20162204541	Makino, Inc.	Equipment
Delaware Secretary of State	05/01/2019	20193026908	Methods Machine Tools, Incorporated	Equipment

MPC Products Corporation (d/b/a Woodward MPC, Inc.)

Jurisdiction	File Date	File Number	Secured Party	Description of Collateral
Illinois Secretary of State	09/17/2016	21711675	Steiner Electric Company	Equipment

Foreign Subsidiaries

Cash on deposit with Bank Mendes Gans nv by a Subsidiary from time to time and used to secure borrowing from Bank Mendes Gans nv by another Subsidiary
Real estate registrations for property owned by Woodward Kempen GmbH:

Seq. number 1 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 153,387.56 with 12% interest p.a., in favor of Industriekreditbank Aktiengesellschaft in Düsseldorf, immediately enforceable pursuant to Section 800 of the German Civil Procedures Act (ZPO)

Seq. number 2 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 460,162.69 with 12% interest p.a., in favor of Industriekreditbank Aktiengesellschaft in Düsseldorf.

Seq. number 4 (with respect to land parcels under seq. numbers 7, 8 and 9): land charge (Grundschuld) in an amount of EUR 332,339.72 Aktiengesellschaft in Düsseldorf and Berlin.

Seq. number 5 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 204,516.75 with 12% interest p.a., in favor of Industriekreditbank Aktiengesellschaft – Deutsche Industriebank in Düsseldorf and Berlin.

Seq. number 6 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 383,468.91 with 15% interest p.a., in favor of Industriekreditbank Aktiengesellschaft – Deutsche Industriebank in Düsseldorf and Berlin.

-  8  -

Seq. number 7 (with respect to land parcels under seq. numbers 7, 8 and 9): land charge (Grundschuld) in an amount of EUR 153,387.56 with 16% interest p.a., in favor of Industriekreditbank Aktiengesellschaft – Deutsche Industriebank in Düsseldorf and Berlin.

Seq. number 8 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 1,124,842.14 with 16% interest p.a., in favor Industriekreditbank Aktiengesellschaft – Deutsche Industriebank in Düsseldorf and Berlin.

Seq. number 9 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 511,291.88 with 16% interest p.a., in favor of IKB Deutsche Industriebank Aktiengesellschaft in Düsseldorf and Berlin, immediately enforceable pursuant to Section 800 ZPO.

Seq. number 10 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 1,124,842.14 with 16% interest p.a., in favor of IKB Deutsche Industriebank Aktiengesellschaft in Düsseldorf and Berlin.

Seq. number 11 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 562,421.07 with 16% interest p.a., in favor of IKB Deutsche Industriebank Aktiengesellschaft in Düsseldorf and Berlin, immediately enforceable pursuant to Section 800 ZPO.

Seq. number 12 (with respect to land parcels under seq. numbers 7, 8 and 9):  land charge (Grundschuld) in an amount of EUR 2,100,000.00 with 16% interest p.a., in favor of IKB Deutsche Industriebank Aktiengesellschaft in Düsseldorf and Berlin, immediately enforceable pursuant to Section 800 ZPO.

-  9  -

Schedule 1.1.4

Permitted Existing Contingent Obligations

Company Guarantees:

A.	To: HSBC – Tianjin For: Woodward (Tianjin) Controls Company Limited, Tianjin	USD 5,000,000 For USD 4,550,000 line of credit Includes bank guarantees
B.	To: The Bank of Tokyo-Mitsubishi UFJ. Ltd. – Funabashi For: Woodward (Japan) Ltd.	USD 15,000,000 For USD 15,700,000 line of credit Includes bank guarantees

-  10  -

schedule 1.1.5

agreed jurisdictions

1.    The Federal Republic of Germany

2.    The Kingdom of the Netherlands

3.    The Swiss Confederation

4.    The Grand Duchy of Luxembourg

-  11  -

schedule 3.2

TRANSITIONAL LETTERS OF CREDIT

JPMChase Reference	Beneficiary Name	Beneficiary State/Country	Date LC Open	Expiry Date	Currency	Outstanding	Outstanding USD Equivalent (as of June 28, 2013)
1. woodward AKEN gmbh
CPCS - 157732	Man Diesel And Turbo Se	germany	11/15/2017	10/28/2019	eur	41,253.02	46,939.75
CPCS - 157733	Man Diesel And Turbo Se	germany	11/15/2017	10/29/2019	eur	31,783.23	36,164.55
CPCS - 157734	Man Diesel And Turbo Se	germany	11/15/2017	10/29/2019	eur	31,783.23	36,164.55
CPCS - 157735	Man Diesel And Turbo Se	germany	11/15/2017	10/29/2019	eur	46,552.44	52,969.69
CPCS -156136	Man Diesel And Turbo Se	germany	6/26/2017	4/27/2020	eur	13,090.00	14,894.46
CPCS-156133	Man Diesel And Turbo Se	germany	10/20/2016	12/30/2019	eur	11,269.30	12,822.77
CPCS-156137	Man Diesel And Turbo Se	germany	8/23/2017	4/27/2020	eur	41,370.35	47,073.26
CPCS-156138	Man Diesel And Turbo Se	germany	8/23/2017	4/27/2020	eur	55,092.84	62,687.39

-  12  -

JPMChase Reference	Beneficiary Name	Beneficiary State/Country	Date LC Open	Expiry Date	Currency	Outstanding	Outstanding USD Equivalent (as of June 28, 2013)
CPCS-157730	Man Diesel And Turbo Se	germany	8/23/2017	4/27/2020	eur	34,329.12	39,061.39
CPCS-157736	Man Diesel And Turbo Se	germany	11/16/2017	11/26/2019	eur	33,845.03	38,510.56
CPCS-434900	Man Diesel and Turbo France Sas	germany	7/14/2016	7/2/2019	eur	14,130.00	16,077.82
NUSCGS001503	jpmorgan chase bank, n.a.	germany	4/9/2018	3/13/2020	eur	133,831.57	152,280.25
NUSCGS001504	Man Diesel And Turbo Se	germany	4/6/2018	3/13/2020	eur	114,860.94	130,694.52
NUSCGS001505	Man Diesel And Turbo Se	germany	4/9/2018	4/8/2020	eur	126,157.49	143,548.30
NUSCGS001506	jpmorgan chase bank, n.a.	germany	4/9/2018	3/16/2020	eur	28,006.65	31,867.37
NUSCGS001509	Man Energy Solutions Se	germany	1/23/2019	3/3/2020	eur	70,125.51	79,676.60
NUSCGS018695	Man Energy Solutions Se	germany	1/23/2019	4/28/2020	eur	28,049.49	31,869.83
NUSCGS018696	Man Energy Solutions Se	germany	2/26/2019	2/21/2020	eur	27,995.94	31,855.19

			USD TOTAL ALL:				29,205,158.25

-  13  -

JPMChase Reference	Beneficiary Name	Beneficiary State/Country	Date LC Open	Expiry Date	Currency	Outstanding	Outstanding USD Equivalent (as of June 28, 2013)
2. woodward, inc.
CPCS-539575	Zurich American Insurance Company	united states	7/10/2013	12/01/2019	USD	8,175,000.00	8,175,000.00
CPCS-537185	Mrlp 7300 Linder Llc		7/10/2013	12/01/2019	USD	50,000.00	50,000.00
CPCS-156921	Sentry Insurance A Mutual Company	united states	2/1/2017	02/01/2020	USD	130,000.00	130,000.00
CPCS-156920	Hm Revenue And Customs	United Kingdom	2/9/2017	10/2/2019	GBP	975,172.00	1,293,809.45

			USD TOTAL ALL:				9,648,809.45

-  14  -

SCHEDULE 6.3

conflicts; governmental consents

None.

-  15  -

schedule 6.8

subsidiaries

Significant Domestic Incorporated Subsidiaries and Significant Foreign Subsidiaries:

Domestic

Woodward FST, Inc.

MPC Products Corporation

Woodward HRT, Inc.

Foreign (3%)

Woodward Aken Gmbh

Woodward Kempen GmbH

Woodward L’Orange GmbH

Woodward (Tianjin) Controls Company Limited

Foreign (10%)

None

Subsidiaries of the Company and Ownership of Subsidiary Stock

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)
Techni-Core, Inc.	Delaware, USA	8,000 Shares Common Stock	Woodward, Inc. – 100% of Common Stock
MPC Export Corporation	United States Virgin Islands	1,000 Common Shares	MPC Products Corporation – 100%
MPC Products Corporation (operating under the assumed corporate name of Woodward MPC, Inc.)	Illinois, USA	106,100 Shares Voting Preferred Stock 2,000 Shares Non-Voting Common Stock	Techni-Core, Inc. – 100% of Preferred Stock Woodward, Inc. – 84% of Common Stock Techni-Core, Inc. – 16% of Common Stock
Woodward FST, Inc.	Delaware, USA	1 Share Capital Stock	Woodward, Inc. – 100%

-  16  -

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)
Woodward Controls, Inc.	Delaware, USA	2,000 Shares Common Stock	Woodward, Inc. – 100%
Woodward International, Inc.	Delaware, USA	1,000 Shares Capital Stock	Woodward, Inc. – 100%
Woodward HRT, Inc.	Delaware, USA	1,000 Shares Common Stock	Woodward, Inc. – 100%
N1870G Leasing, LLC	Delaware, USA	$11,261,1474.67 Contributed Capital	Woodward, Inc. – 100%
Woodward Aken GmbH	Aken, Germany	2 Shares	Woodward, Inc. – 10.1% Woodward German Holding GmbH & Co. KG – 89.9%
Woodward Swiss Holding GmbH	Lucerne, Switzerland	Stock contribution of CHF 1,000,000, of which CHF 900,000 are paid in capital	Woodward International Holding B.V. – 100%
WGC LLC	Delaware, USA	$50,000 Contributed Capital	Woodward Swiss Holding GmbH – 100%
Woodward Germany Verwaltungs GmbH	Frankfurt am Main, Germany	2 Shares	WGC LLC – 100%
Woodward Germany GmbH & Co. KG	Frankfurt am Main, Germany	1 Limited Partner Interest	WGC LLC – 100% of the Limited Partner Interest
Woodward India Private Ltd.	New Delhi, India	1,156,960 Total Shares Common Stock	Woodward, Inc. – 74% Woodward Energy Controls Singapore PTE LTD – 26%
Woodward Nederland B.V.	Hoofddorp, The Netherlands	2,500 Shares Common Stock	Woodward Nederland Holding B.V. – 12.2% Woodward Swiss Holding GmbH – 87.8%
Woodward Japan Ltd.	Chiba, Japan	1,500,000 Shares Common Stock	Woodward, Inc. – 100%

-  17  -

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)
Woodward Poland Sp.Zo.o	Krakow, Poland	200,000 Shares Common Stock	Woodward, Inc. – 100%
Woodward Regulateur (Quebec), Inc.	Quebec, Canada	100 Shares Common Stock	Woodward, Inc. – 100%
Woodward Comercio de Sistemas de Controle e Protecao Eletrica Ltda.	Sao Paulo, Brazil	8,199,275 Total Shares Common Stock	Woodward International Holding B.V. – 77.66% Woodward Kempen GmbH – 22.34%
Woodward GmbH	Stuttgart, Germany	1 Share	Woodward Aken GmbH – 100%
Woodward Hong Kong Limited	Hong Kong, China	1 Share Class A Ordinary Stock; 1 Share Class B Non-Voting Stock, 1 Class C Non-Voting Share	Woodward, Inc. – 68.28% Woodward Controls, Inc. – 31.72%
Woodward (Tianjin) Controls Company Limited	Tianjin, China	2,100,000 Shares Common Stock	Woodward Hong Kong Ltd. – 100%
Woodward Controls (Suzhou) Co., Ltd.	Suzhou, China	1,050,000 Shares Common Stock	Woodward Hong Kong Ltd. – 100%
Woodward Kempen GmbH	Kempen, Germany	1 Share	Woodward Aken GmbH – 100%
Woodward IDS Switzerland GmbH	Zug, Switzerland	100 Registered Shares	Woodward Nederland Holding B.V. – 100%
Woodward Bulgaria EOOD	Sofia, Bulgaria	50 Registered Shares	Woodward IDS Switzerland GmbH – 100%
Woodward Power Solutions GmbH	Kempen, Germany	3 Shares	Woodward Kempen GmbH – 100%
Woodward CIS Limited Liability Company	St. Petersburg, Russia	RUR 2,745,000 Contributed Capital	Woodward, Inc. – 100%
Woodward Energy Controls Singapore PTE LTD	Singapore	9,621,500 Ordinary Shares	Woodward, Inc. – 100%

-  18  -

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)
Woodward International Holding, B.V.	Hoofddorp, The Netherlands	100 Shares Common Stock	Woodward Financing, LLC – 100%
Woodward Nederland Holding B.V.	Hoofddorp, The Netherlands	100 Shares Common Stock	Woodward International Holding, B.V. – 100%
Woodward Fuel Systems Holdings, LLC	Delaware, USA	100% Ownership Interest	Woodward, Inc. – 100%
Woodward Hoofddorp Holding B.V.	Hoofddorp, The Netherlands	100 Shares Common Stock	Woodward German Holding GmbH & Co. KG – 100%
Woodward France S.A.S.	Toulouse, France	100 Shares	Woodward International Holding B.V. – 100%
SuperTurbo Technologies, Inc.	Delaware, USA	14,448,000 Common Stock 5,440,000 Preferred Stock	Woodward Inc. – 20%
Woodward MotoTron Systems, LLC	Delaware, USA	$20,000 Contributed Capital	Woodward Inc. – 50%
Convergence Fuel Systems, LLC	Delaware, USA	$252,362,786 & $63,090,696 Contributed Capital, Respectively	Woodward Inc. – 40%, Woodward Fuel Systems Holding – 10%
Woodward Financing, LLC	Delaware, USA	100% Ownership	Woodward, Inc. - 95% Common Woodward International, Inc. – 5% Common & 100% Preferred
Woodward (Barbados) Financing ISRL	Barbados	1,000 Common Quotas	Woodward Financing, LLC
Woodward German Holding Management GmbH	Stuttgart, Germany	25,000 Shares	Woodward International Holding B.V. – 100%

-  19  -

Subsidiary	Jurisdiction of Organization	Outstanding Capital Stock or Similar Equity	Stockholder(s)
Woodward German Holding GmbH & Co. KG	Stuttgart, Germany	EUR 1,000 Contributed Capital	Woodward Swiss Holding GmbH – 100% Limited Partner Woodward German Holding Management GmbH – General Partner
Woodward L’Orange GmbH	Stuttgart, Germany	1 Share	Woodward Aken GmbH – 100%
L’Orange Fuel Injection Trading (Suzhou) Co., Ltd.	Suzhou, China	1 Share	Woodward L’Orange GmbH – 100%
L’Orange Fuel Injection Trading (Ningbo) Co., Ltd.	Ningbo, China	1 Share	Woodward L’Orange GmbH – 100%
Woodward L’Orange Unterstützungskasse Gesellschaft mit beschränkter Haftung	Stuttgart, Germany	1 Share	Woodward L’Orange GmbH – 100%
Fluid Mechanics LLC	Delaware, USA	100% Ownership Interest	Woodward, Inc. – 100%

-  20  -

See also Schedule 1.1.2

Option Plans, Stock Repurchase Programs and Redemptions Rights:

1.    Options issued and outstanding from time to time to officers, directors, executives, and/or other members of management of the Company and its subsidiaries and affiliates pursuant to and in accordance with any of the following, which may also provide for the cashless exercise of such options and the undertaking of corresponding tax payment liabilities:

a.    Woodward 2006 Omnibus Incentive Plan effective as of January 26, 2011.

b.    Woodward, Inc. 2002 Stock Option Plan effective as of January 1, 2002.

c.    Woodward Long Term Incentive Plan effective as of October 1, 2005.

2.    Resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on September 26, 2007 approving stock repurchase program; or any subsequent authorization or extension of such programs, including pursuant to separate resolutions of the Board of Directors; provided, that such programs when enacted shall not, in the aggregate, permit the repurchase of more than $200,000,000 of Capital Stock.

3.    Any employment agreements entered into from time to time in the ordinary course of business which contain redemption or repurchase rights upon termination of employment.

-  21  -

schedule 6.9

erisa

None.

-  22  -

schedule 6.17

environmental matters

None.

-  23  -